      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 4, 2000

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                ATLAS AIR, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          4731                         84-1207329
(State or other jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)    Classification Code Number)       Identification Number)

                               538 COMMONS DRIVE
                             GOLDEN, COLORADO 80401
                                 (303) 526-5050
  (Address, including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)

                               RICHARD H. SHUYLER
          EXECUTIVE VICE PRESIDENT -- STRATEGIC PLANNING AND TREASURER
                                ATLAS AIR, INC.
                               538 COMMONS DRIVE
                             GOLDEN, COLORADO 80401
                                 (303) 526-5050
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                                with a copy to:
                            STEPHEN A. GREENE, ESQ.
                            CAHILL GORDON & REINDEL
                                 80 PINE STREET
                            NEW YORK, NEW YORK 10005
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE    AMOUNT TO BE      OFFERING PRICE PER      AGGREGATE OFFERING       AMOUNT OF
              REGISTERED                  REGISTERED(1)           SHARE(2)                PRICE(2)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Pass Through Certificates, Series
  2000-1A.........................         $124,639,000             100%                $124,639,000           $32,905
Pass Through Certificates, Series
  2000-1B.........................         $ 44,741,000             100%                $ 44,741,000           $11,812
Pass Through Certificates, Series
  2000-1C.........................         $ 47,937,000             100%                $ 47,937,000           $12,656
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Equals the aggregate principal amount of securities being registered.

(2) Pursuant to Rule 457(f)(2), the registration fee has been calculated using the book value of the securities being registered.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES ARE NOT TO BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION DATED MAY 4, 2000

PROSPECTUS

                                   ATLAS LOGO

          OFFER TO EXCHANGE PASS THROUGH CERTIFICATES, SERIES 2000-1, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
      FOR ANY AND ALL OUTSTANDING PASS THROUGH CERTIFICATES, SERIES 2000-1

TERMS OF THE EXCHANGE OFFER:

     - The New Certificates are being registered with the Securities and Exchange Commission (the "SEC") and are being offered in exchange for the Old Certificates that were previously issued pursuant to an offering exempt from the SEC's registration requirements. The terms and conditions of the Exchange Offer are summarized below and more fully described in this prospectus.

       Expiration Date.......................   5:00 p.m. (New York City time)             ,
                                                2000

       Withdrawal Rights.....................   Expire before 5:00 p.m. (New York City time)
                                                on the Expiration Date

       Integral Multiples....................   Old Certificates may only be tendered in
                                                integral multiples of $1,000

       Expenses..............................   Paid for by Atlas Air, Inc.

NEW CERTIFICATES

     - The New Certificates will represent the same fractional undivided interest in the trusts as the Old Certificates they are replacing. The New Certificates will have the same material financial terms as the Old Certificates, which are summarized below and described more fully in this prospectus. The New Certificates will not contain terms with respect to transfer restrictions or interest rate increases and will only be available in book-entry form.
                             ---------------------

     THE CERTIFICATES AND THE EXCHANGE OFFER INVOLVE RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 15.
                             ---------------------

PASS THROUGH                                     PRINCIPAL     INTEREST    FINAL EXPECTED
CERTIFICATES                                       AMOUNT        RATE     DISTRIBUTION DATE
------------                                    ------------   --------   -----------------
Class A.......................................  $124,639,000    8.707%     January 2, 2020
Class B.......................................    44,741,000    9.057      January 2, 2016
Class C.......................................    47,937,000    9.702      January 2, 2010

                             ---------------------

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

                The date of this prospectus is           , 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              -----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
  PROSPECTUS................................................  ii
WHERE YOU CAN FIND MORE INFORMATION.........................  ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............  ii
FORWARD-LOOKING STATEMENTS..................................  iii
PROSPECTUS SUMMARY..........................................  1
SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA...........  14
RISK FACTORS................................................  15
THE EXCHANGE OFFER..........................................  19
USE OF PROCEEDS.............................................  26
THE COMPANY.................................................  26
DESCRIPTION OF THE CERTIFICATES.............................  26
DESCRIPTION OF THE DEPOSIT AGREEMENTS.......................  44
DESCRIPTION OF THE ESCROW AGREEMENTS........................  45
DESCRIPTION OF THE LIQUIDITY FACILITIES.....................  45
DESCRIPTION OF THE INTERCREDITOR AGREEMENT..................  51
DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS..............  56
DESCRIPTION OF THE EQUIPMENT NOTES..........................  57
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES................  75
ERISA CONSIDERATIONS........................................  75
PLAN OF DISTRIBUTION........................................  78
LEGAL MATTERS...............................................  79
EXPERTS.....................................................  79
APPENDIX A -- INDEX OF TERMS................................  80
APPENDIX B -- APPRAISAL LETTERS.............................  89
PART II INFORMATION NOT REQUIRED IN PROSPECTUS..............  II-1
SIGNATURES..................................................  II-12

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

     You should rely only on the information provided in this prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on the cover.

     We include cross-references in this prospectus to captions within where you can find further related discussions. The Table of Contents provides the pages on which these captions are located. You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" in Appendix A of this prospectus.

     Market data and certain industry forecasts used throughout this prospectus were obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys, industry forecasts and market research, while believed to be reliable, have not been independently verified, and Atlas makes no representation as to the accuracy of such information.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a Registration Statement on Form S-4 (together will all amendments, exhibits and schedules, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Certificates offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, and to which reference is hereby made. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

     We are subject to the information requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file annual, quarterly and special reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60601. Copies of such material can be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC also maintains an Internet Web Site at http://www.sec.gov that contains reports and other information. Our Common Stock is traded on the New York Stock Exchange under the symbol "CGO" and reports, proxy statements and other information concerning the Company can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     We have incorporated important business and financial information about the Company that is not included in or delivered with this prospectus. The following document has been filed by the Company with the SEC under the Exchange Act, and is incorporated herein by reference:

     - The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this Exchange Offer are incorporated by reference and become a part of this prospectus from their date of filing. Any statement contained in this prospectus or in a document incorporated by reference is modified or superseded for purposes of this prospectus to the extent that a statement contained in any such document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     On request and without charge, we will provide anyone who receives a copy of this prospectus with a copy of any or all of the documents incorporated in this prospectus by reference. Written or telephone requests for such copies should be directed to our principal office: Atlas Air, Inc., 538 Commons Drive, Golden, Colorado 80401 Attention: Chief Financial Officer (telephone (303) 526-5050).

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes or incorporates forward-looking statements. Atlas has based these forward-looking statements on its current expectations and projections about future events. Many of these statements may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential," among others. These forward-looking statements are subject to risks, uncertainties and assumptions including, among other things, those discussed under "Risk Factors," and elsewhere in this prospectus.

     To the extent that any of the statements contained herein relating to Atlas' expectations, assumptions and other Company matters are forward-looking, they are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations that involve a number of uncertainties and risks that could cause actual results to differ materially from those projected in the forward-looking statements, including, but not limited to, risks associated with:

     - worldwide business and economic conditions;

     - product demand and the rate of growth in the air cargo industry;

     - the impact of competitors and competitive aircraft and aircraft financing availability;

     - the ability to attract and retain new and existing customers;

     - normalized aircraft operating costs and reliability;

     - management of growth and complying with FAA policies;

     - the continued productivity of our workforce;

     - dependence on key personnel; and

     - other regulatory requirements.

     As a result of the foregoing and other factors, no assurance can be given as to Atlas' future results and achievements. Neither Atlas nor any other person assumes responsibility for the accuracy and completeness of these statements.

                               PROSPECTUS SUMMARY

     This summary highlights selected information from this prospectus and may not contain all of the information that is important to you and is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing elsewhere or incorporated by reference in this prospectus. For more complete information about the Certificates and Atlas, you should read this entire prospectus, as well as the other documents to which it refers to fully understand the terms of the Certificates. Unless otherwise indicated, "we," "us," "our" and similar terms, as well as references to the "Company" and "Atlas," refer to Atlas Air, Inc. and its subsidiaries. The term "you" refers to Certificateholders.

                               THE EXCHANGE OFFER

The Certificates...........  On January 28, 2000, we established three Atlas Air
                             2000-1 Pass Through Trusts (the "Trusts"). The three Trusts are referred to as the "Class A Trust," the "Class B Trust" and the "Class C Trust." The Class A Trust issued "Class A Certificates," the Class B Trust issued "Class B Certificates" and the Class C Trust issued "Class C Certificates," which represent fractional undivided interests in the respective Trusts.

                             On January 28, 2000, we privately placed an aggregate of $124,639,000 Class A Certificates, $44,741,000 Class B Certificates and $47,937,000
                             Class C Certificates, pursuant to exemptions from the SEC registration requirements. The "Initial Purchasers" of the Certificates were Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and Salomon Smith Barney Inc.

                             We have used all of the proceeds of the
                             Certificates to purchase Equipment Notes relating to the acquisition of two new Boeing 747-400F Aircraft.

                             When we use the term "Old Certificates" in this prospectus, we mean the Class A, Class B and Class C Certificates, Series 2000-1 privately placed with the Initial Purchasers on January 28, 2000 and which were not registered with the SEC. When we use the term "New Certificates" in this prospectus, we mean the Class A, Class B and Class C Certificates registered with the SEC and offered hereby in exchange for the Old Certificates.

                             When we use the term "Certificates" in this prospectus, the related discussion applies to the Old Certificates and the New Certificates.

Registration Agreement.....  On January 28, 2000, we entered into a Registration
                             Rights Agreement with the Initial Purchasers and Trustee providing, among other things, for the Exchange Offer.

The Exchange Offer.........  We are offering New Certificates in exchange for an equal principal amount of Old Certificates. The New Certificates will be issued to satisfy our obligations under the Registration Rights Agreement. The New Certificates will be entitled to the benefits of and will be governed by the same Pass Through Trust Agreements that govern the Old Certificates. The form and terms of the New Certificates are the same in all material respects as the form and terms of the Old Certificates, except that we registered the New Certificates under the Securities Act so their transfer is not restricted like the Old

                             Certificates and the New Certificates are not entitled to liquidated damages under the Registration Rights Agreement.

                             As of the date of this prospectus, the aggregate principal amount of Old Certificates outstanding is $217,317,000.

Conditions to the Exchange
  Offer....................  The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by us. See "The Exchange
                             Offer -- Conditions."

Procedures for Tendering
  Old Certificates.........  If you wish to accept the Exchange Offer you must deliver your Old Certificates to the Exchange Agent for exchange no later than 5:00 p.m., New York
                             time, on             , 2000 (the "Expiration
                             Date"). The Expiration Date may be extended under certain circumstances.

                             You must also deliver a completed and signed letter of transmittal with tender of the Old Certificates (the "Letter of Transmittal"). A Letter of Transmittal has been sent to Certificateholders and a form can be found as an exhibit to the Registration Statement. Please refer to "The Exchange Offer -- Procedures for Tendering."

                             You must deliver the Old Certificates and the Letter of Transmittal to Wilmington Trust Company (the "Exchange Agent") as follows:

                             By Hand:

                             Wilmington Trust Company
                             1105 North Market Street, 1st Floor
                             Wilmington, Delaware 19890
                             Attn: Corporate Trust Operations -- Atlas
                             Air -- 2000 EETC Exchange Offer

                             Telephone: (302) 651-8474     Fax: (302) 651-1079

                             Mail or Overnight Delivery:

                             Wilmington Trust Company
                             1100 North Market Street, 1st Floor
                             Wilmington, Delaware 19890-0001
                             Attn: Corporate Trust Operations -- Atlas
                             Air -- 2000 EETC Exchange Offer

                             See "The Exchange Offer -- Procedures for
                             Tendering" and "-- Exchange Agent."

Guaranteed Delivery
  Procedures...............  If you wish to tender Old Certificates and your Old
                             Certificates are not immediately available or you cannot deliver your Old Certificates and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, you may tender your Old Certificates according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Denominations..............  You may only tender Old Certificates in integral multiples of $1,000. Similarly, the New
                             Certificates will only be issued in integral multiples of $1,000.

Resale of New
  Certificates.............  We believe that you can offer for resale, resell and otherwise transfer the New Certificates without complying with the registration and prospectus delivery requirements of the Securities Act if:

                             - you acquire the New Certificates in the ordinary
                               course of your business;

                             - you are not participating, do not intend to
                               participate, and have no arrangement or
                               understanding with any person to participate, in the distribution of the New Certificates; and

                             - you are not an "affiliate" of ours, as defined in
                               Rule 405 of the Securities Act.

                             If any of these conditions is not satisfied and you transfer any New Certificate without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume or indemnify you against such liability.

                             Each broker-dealer that is issued New Certificates in the Exchange Offer for its own account in exchange for Old Certificates which were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Certificates issued in the Exchange Offer. A broker-dealer may use this prospectus for an offer to resell, resale or other transfer of the New Certificates issued to it in the Exchange Offer.

                             For more information on the resale of New
                             Certificates see "The Exchange Offer -- Terms of the Exchange Offer."

Withdrawal Rights..........  You may withdraw a tender of Old Certificates at any time before 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Certificates, the Exchange Agent must receive a written or facsimile transmission notice requesting such withdrawal at its address set forth under "The Exchange Offer -- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer -- Withdrawal of Tenders."

Registration, Clearance and
  Settlement...............  The New Certificates will be represented by one or more permanent global certificates, which will be registered in the name of the nominee of The Depository Trust Company ("DTC"). The global certificates (the "Global Certificates") will be deposited with the Trustee as custodian for DTC.

                             See "Description of the New Certificates -- Book Entry; Delivery and Form."

Delivery of New
  Certificates.............  The Exchange Agent will deliver New Certificates in exchange for all properly tendered Old Certificates promptly following the expiration of the Exchange Offer.

Certain United States
  Federal Income Tax
  Consequences.............  The exchange of New Certificates for Old
                             Certificates will not be considered a taxable event for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations."

Fees and Expenses..........  We will pay for all expenses of completing the
                             Exchange Offer and compliance with the Registration Rights Agreement, except that the Initial Purchasers will bear any additional expenses caused by a request by the Initial Purchasers to delay effectiveness of the Registration Statement and keeping the Registration Statement effective with the SEC for more than 180 days after expiration of the Exchange Offer. See "The Exchange Offer -- Fees and Expenses."

Failure to Exchange Old
  Certificates.............  Once the Exchange Offer has been completed, if you do not exchange your Old Certificates for New Certificates in the Exchange Offer, you will no longer be entitled to registration rights and will not be able to offer or sell your Old Certificates, unless (i) such Old Certificates are subsequently registered under the Securities Act (which, subject to certain exceptions set forth in the Registration Rights Agreement, we will have no obligation to do) or (ii) your transaction is exempt from or otherwise not subject to, the Securities Act and applicable state securities laws. See "Risk
                             Factors -- Risk Factors Relating to the New
                             Certificates and the Exchange Offer -- Consequences of Failure to Exchange" and "The Exchange Offer."

Use of Proceeds............  We will not receive any cash proceeds from the exchange of the New Certificates for the Old
                             Certificates.

                        SUMMARY OF TERMS OF CERTIFICATES

                                         CLASS A CERTIFICATES   CLASS B CERTIFICATES   CLASS C CERTIFICATES
                                         --------------------   --------------------   --------------------
Aggregate Face Amount..................     $124,639,000           $44,741,000            $47,937,000
Ratings:
  Moody's..............................          A2                    Baa2                   Ba2
  Standard & Poor's....................         AA-                     A-                    BBB-
  Duff & Phelps........................         AA-                     A-                    BBB-
Initial Loan to Aircraft Value
  (cumulative)(1)(2)...................        36.9%                  48.4%                  60.8%
Expected Principal Distribution Window
  (in years)...........................       0.9-19.9               0.9-15.9               0.9-9.9
Initial Average Life from Issuance Date
  (in years)...........................         13.5                   9.0                    4.0
Regular Distribution Dates.............  January 2 and July 2   January 2 and July 2   January 2 and July 2
Final Expected Regular Distribution
  Date.................................   January 2, 2020        January 2, 2016        January 2, 2010
Final Maturity Date....................     July 2, 2021           July 2, 2017           July 2, 2011
Minimum Denomination...................       $100,000               $100,000               $100,000
Section 1110 Protection................         Yes                    Yes                    Yes
Liquidity Facility Coverage............     3 semiannual           3 semiannual           3 semiannual
                                         interest payments      interest payments      interest payments

---------------

(1) These percentages are calculated as of January 2, 2001, the first Regular Distribution Date after all the Aircraft are scheduled to have been delivered. In making such calculations, we have assumed that all Aircraft are delivered prior to such date, the maximum amount of Equipment Notes is issued, the aggregate appraised base value for the Aircraft is $310,002,300 as of such date and that all principal payments through such date have been made on the Equipment Notes. The appraised base value is only an estimate and reflects certain assumptions, which may not reflect current market conditions. See "Description of the Aircraft and the Appraisals -- The Appraisals."

(2) See "Summary -- Loan to Aircraft Value Ratios."

EQUIPMENT NOTES AND THE AIRCRAFT

     Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and the Aircraft expected to secure such Equipment
Notes:

                                                                                   MAXIMUM
                                              EXPECTED         SCHEDULED       PRINCIPAL AMOUNT
                           MANUFACTURER'S   REGISTRATION   AIRCRAFT DELIVERY     OF EQUIPMENT     APPRAISED BASE
AIRCRAFT TYPE              SERIAL NUMBER       NUMBER          MONTH(1)            NOTES(2)          VALUE(3)
-------------              --------------   ------------   -----------------   ----------------   --------------
B747-400F................      30558           N409MC        July 2000           $108,550,667      $159,633,333
B747-400F................      30559           N412MC       August 2000          $108,770,533      $159,956,667

---------------

(1) The actual delivery month for each Aircraft was April 2000.

(2) The actual principal amount may be less depending on the circumstances of the financing of such Aircraft. The aggregate principal amount of all of the Equipment Notes will not exceed the aggregate face amount of the Certificates.

(3) The appraised base value of each Aircraft set forth above is the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms, projected as of the scheduled delivery month of each Aircraft. Such appraisals are based upon varying assumptions (which may not reflect current market conditions) and upon varying methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk
    Factors -- Risk Factors Relating to the New Certificates and the Exchange Offer -- Appraisals and Realizable Value of the Aircraft."

LOAN TO AIRCRAFT VALUE RATIOS

     The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of January 2, 2001 (the first Regular Distribution Date that occurs after all Aircraft are scheduled to be delivered) and each January 2 Regular Distribution Date thereafter. The LTVs for any Class of Certificates as of dates prior to January 2, 2001, are not meaningful, since during such period all of the Equipment Notes expected to be acquired by the Trusts and the related Aircraft will not be included in the calculation. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. See "Risk Factors -- Risk Factors Relating to the New Certificates and the Exchange Offer -- Appraisals and Realizable Value of the Aircraft."

                         ASSUMED                OUTSTANDING BALANCE(2)                               LTV(3)
                        AGGREGATE     ------------------------------------------   ------------------------------------------
                         AIRCRAFT       CLASS A        CLASS B        CLASS C        CLASS A        CLASS B        CLASS C
DATE                     VALUE(1)     CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
----                   ------------   ------------   ------------   ------------   ------------   ------------   ------------
January 2, 2001......  $310,002,300   $114,254,674   $35,792,800    $38,349,600        36.9%          48.4%          60.8%
January 2, 2002......   300,414,600    114,254,674    35,792,800     32,562,086        38.0           49.9           60.8
January 2, 2003......   290,826,900    113,422,491    35,792,800     24,863,957        39.0           51.3           59.9
January 2, 2004......   281,239,200    109,683,288    35,792,800     19,226,946        39.0           51.7           58.6
January 2, 2005......   271,651,500    105,944,085    35,792,800     12,672,977        39.0           52.2           56.8
January 2, 2006......   262,063,800    102,204,882    35,413,251      5,489,388        39.0           52.5           54.6
January 2, 2007......   252,476,100     98,465,679    28,381,193      5,489,388        39.0           50.2           52.4
January 2, 2008......   242,888,400     94,726,476    23,387,244      5,489,388        39.0           48.6           50.9
January 2, 2009......   233,300,700     90,987,273    22,750,965      3,129,380        39.0           48.8           50.1
January 2, 2010......   223,713,000     87,248,070    22,750,965              0        39.0           49.2             NA
January 2, 2011......   214,125,300     83,508,867    19,200,472              0        39.0           48.0             NA
January 2, 2012......   204,537,600     79,769,664    14,888,946              0        39.0           46.3             NA
January 2, 2013......   194,949,900     76,030,461    10,408,767              0        39.0           44.3             NA
January 2, 2014......   185,362,200     72,291,258     4,913,484              0        39.0           41.7             NA
January 2, 2015......   175,774,500     68,552,055       100,000              0        39.0           39.1             NA
January 2, 2016......   166,186,800     64,812,852             0              0        39.0             NA             NA
January 2, 2017......   156,599,100     61,073,649             0              0        39.0             NA             NA
January 2, 2018......   147,011,400     39,895,667             0              0        27.1             NA             NA
January 2, 2019......   137,423,700        100,000             0              0         0.1             NA             NA
January 2, 2020......             0              0             0              0          NA             NA             NA

---------------

(1) We have assumed that the initial appraised value of each Aircraft, determined as described under "-- Equipment Notes and the Aircraft," declines by 3% per year for the first 20 years after the year of delivery of such Aircraft and by 4% per year thereafter. Different depreciation assumptions would result in material differences in the LTVs.

(2) In calculating the outstanding balances, we have assumed that the Trusts will acquire the maximum principal amount of Equipment Notes for all Aircraft.

(3) The LTVs for each Class of Certificates were obtained for each Regular Distribution Date by dividing (i) the expected outstanding balance of such Class together with the expected outstanding balance of all other Classes equal or senior in right of payment to such Class after giving effect to the distributions expected to be made on such date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above. The outstanding balances and LTVs may change if, among other things, the aggregate principal amount of the Equipment Notes acquired by the Trusts is less than the maximum permitted under the terms of the offering or the amortization of the Equipment Notes differs from the assumed amortization schedule calculated for purposes of this prospectus.

     The above table was compiled on an aggregate basis. However, the Equipment Notes for an Aircraft will not have a security interest in any other Aircraft. This means that any excess proceeds realized from the sale of an Aircraft or other exercise of remedies will not be available to cover any shortfalls on the

Equipment Notes relating to any other Aircraft. See "Description of the Equipment Notes -- Loan to Value Ratios of Equipment Notes" for an example of LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown above.

CASH FLOW STRUCTURE

     Set forth below is a diagram illustrating the structure for the offering of the Old Certificates and certain cash flows:

                          [Atlas Air, Inc. Flow Chart]

---------------

(1) Each Aircraft leased to us will be subject to a separate Lease and a related Indenture. Each Aircraft owned by us will be subject to a separate Indenture. We will have the ability to enter into a sale/leaseback transaction with respect to any Aircraft that we initially own.

(2) The proceeds of the offering of each Class of Old Certificates initially are held in escrow and were deposited with the Depositary. The Depositary holds such funds as an interest-bearing Deposit. Each Trust will withdraw funds from the Deposit relating to such Trust to purchase Equipment Notes from time to time as each Aircraft is financed. The scheduled payments of interest on the Equipment Notes and on the Deposit relating to a Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates of such Trust. The Liquidity Facilities will not cover interest on the Deposits. On April 5, 2000, $108,548,000 was withdrawn from escrow to purchase the first Boeing Aircraft and on April 25, 2000, $108,769,000 was withdrawn from escrow to purchase the second Boeing Aircraft.

                                THE CERTIFICATES

Certificates Offered for
Exchange...................  - Class A Certificates

                             - Class B Certificates

                             - Class C Certificates

                             Each Class of Certificates represents a fractional undivided interest in a related Trust. The Certificates represent interests in the Trusts only and do not represent interests in or obligations of Atlas or any of our affiliates.

Use of Proceeds............  We have used the proceeds from the sale of the
                             Class A Certificates, Class B Certificates and Class C Certificates to purchase Equipment Notes issued to finance the acquisition by Atlas of two new Boeing 747-400F aircraft (the "Aircraft").

Subordination Agent,
Trustee, Paying Agent and
  Loan Trustee.............  Wilmington Trust Company

Escrow Agent...............  First Security Bank, National Association

Depositary.................  Westdeutsche Landesbank Girozentrale ("WestLB"),
                             acting through its New York Branch, is the Depositary under each Deposit Agreement.

Liquidity Providers........  WestLB, acting through its New York Branch, is providing a liquidity facility for the benefit of the Class A Trust. Morgan Stanley Capital Services Inc. ("MSCS") is providing a separate liquidity facility for the benefit of each of the Class B Trust and the Class C Trust. The obligations of MSCS under its liquidity facilities are fully and unconditionally guaranteed by its parent company, Morgan Stanley Dean Witter & Co. ("MSDW"), which is also the parent company of Morgan Stanley & Co. Incorporated.

Trust Property.............  The property of each Trust includes:

                             - Equipment Notes acquired by such Trust.

                             - All monies receivable under the liquidity
                               facility for such Trust.

                             - Funds from time to time deposited with the Trust
                               in accounts relating to such Trust.

Regular Distribution
Dates......................  January 2 and July 2, commencing on July 2, 2000.

Record Dates...............  The fifteenth day preceding the related
                             Distribution Date.

Distributions..............  The Trustee will distribute all payments of principal, premium (if any) and interest received on the Equipment Notes held in each Trust to the holders of the Certificates of such Trust, subject to the subordination provisions applicable to the Certificates.

                             Scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates.

                             Payments of principal, premium (if any) and interest made on the Equipment Notes resulting from any early redemption or purchase of such Equipment Notes will be distributed on a Special Distribution

                             Date after not less than 15 days' notice to Certificateholders. Under certain circumstances, such special distribution date may be postponed up to 10 business days. See "Description of the Equipment Notes -- The Leases and Certain Provisions of the Owned Aircraft Indentures -- Lease Termination."

Possible Issuance of Series
D Equipment Notes..........  Series D Equipment Notes may be issued in connection with the financing of Owned Aircraft. Series D Equipment Notes will not be purchased by any of the Trusts and will be funded from sources other than the original placement of Old Certificates.

Subordination..............  Distributions on the Certificates will be made in the following order:

                             - First, to holders of the Class A Certificates.

                             - Second, to the holders of the Class B
                               Certificates.

                             - Third, to the holders of the Class C
                               Certificates.

                             If we are in bankruptcy or certain other specified events have occurred but we are continuing to meet certain of our obligations, the subordination provisions applicable to the Certificates permit distributions to be made to junior Certificates prior to making distributions in full on the senior Certificates.

Control of Loan Trustee....  The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Event of Default is continuing thereunder. If an Indenture Event of Default is continuing, subject to certain conditions, the "Controlling Party" will direct the Loan Trustee (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

                             The Controlling Party will be:

                             - The Class A Trustee.

                             - Upon payment of final distributions to the
                               holders of Class A Certificates, the Class B
                               Trustee.

                             - Upon payment of final distributions to the
                               holders of Class B Certificates, the Class C
                               Trustee.

                             - Under certain circumstances, the Liquidity
                               Provider with the greatest amount of obligations owed to it.

                             In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or
                             (b) the bankruptcy of Atlas, the Controlling Party may not sell such Equipment Notes or the Aircraft subject to the lien of such Indenture for less than certain specified minimums or modify lease rental payments for such Aircraft below a specified threshold.

Right to Buy Other Classes
of Certificates............  If we are in bankruptcy or certain other specified events have occurred, the Certificateholders may have the right to buy certain other Classes of Certificates on the following basis:

                             - The Class B Certificateholders will have the
                               right to purchase all of the Class A
                               Certificates.

                             - The Class C Certificateholders will have the
                               right to purchase all of the Class A and Class B Certificates.

                             The purchase price in each case described above will be the outstanding balance of the applicable Class or Classes of Certificates plus accrued and unpaid interest.

Liquidity Facilities.......  Under the Liquidity Facility for each Trust, the
                             Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the applicable Certificates on up to three successive semiannual Regular Distribution Dates at the applicable interest rate for such Certificates. The Liquidity Facilities cannot be used to pay any other amount in respect of the Certificates and will not cover interest payable on amounts held in escrow as Deposits with the Depositaries.

                             Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates issued by each Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

                             Upon each drawing under any Liquidity Facility to pay interest on the Certificates, the Subordination Agent will reimburse the applicable Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the applicable Liquidity Provider will rank senior to the Certificates in right of payment.

Escrowed Funds.............  Funds paid to the Escrow Agent by the
                             Certificateholders were deposited with the
                             Depositary and were held as Deposits pursuant to separate Deposit Agreements for each Trust. Funds were withdrawn by the Trustees in April, 2000 to purchase Equipment Notes to finance the acquisition of the two Aircraft. On each Regular Distribution Date, the Depositary will pay interest accrued on the Deposit relating to such Trust at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates. The Deposits cannot be used to pay any other amount in respect of the Certificates.

Obligation to Purchase
  Equipment Notes..........  Pursuant to the Note Purchase Agreement, the Class
                             A, Class B and Class C Trustees, respectively, are obligated to purchase any Series A, Series B and Series C Equipment Notes issued with respect to each Aircraft. We may enter into a leveraged lease financing or a secured debt financing with respect to any of the Aircraft. Each financing will be made pursuant to forms of financing agreements attached to the Note Purchase Agreement. We may elect to convert an Owned

                             Aircraft to a Leased Aircraft at any time by entering into a sale/ leaseback transaction. In the case of a Leased Aircraft, the terms of the financing agreements entered into may differ from the forms of such agreements described in this prospectus because a third party -- the Owner Participant -- will provide a portion of the financing of the Aircraft and may request changes. However, under the Note Purchase Agreement, the terms of such financing agreements must (a) contain the Mandatory Document Terms set forth in the Note Purchase Agreement and (b) not vary the Mandatory Economic Terms set forth in the Note Purchase Agreement. In addition, we must (a) certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders and (b) obtain written confirmation from Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Rating Services ("Standard & Poor's") (together, the "Rating Agencies") that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. The Trustees are not obligated to purchase Equipment Notes if, at the time of issuance, we are in bankruptcy or certain other specified events have occurred. See "Description of the Certificates -- Obligation to Purchase Equipment Notes."

PTC Events of Default......  PTC Events of Default under each Pass Through Trust
                             Agreement are the failure to pay within 10 business days after it is due:

                             - the outstanding balance of any Class of
                               Certificates on the Final Maturity Date therefor; or

                             - interest due on any Class of Certificates

Equipment Notes
  (a) Issuer...............  LEASED AIRCRAFT. If we lease an Aircraft, the related Equipment Notes will be issued by First Security Bank, National Association, or another financial institution acting as Owner Trustee. The Owner Trustee will not be individually liable for such Equipment Notes. However, our scheduled rental obligations under the related Lease will be in amounts sufficient to pay scheduled payments on such Equipment Notes.

                             OWNED AIRCRAFT. If we purchase an Aircraft, the related Equipment Notes will be issued by us.

(b) Interest...............  The Equipment Notes held in each Trust will accrue interest at the rate per annum for the Certificates issued by such Trust set forth on the cover page of this prospectus, subject to certain adjustments described in "-- The Exchange Offer." Interest will be payable on January 2 and July 2 of each year, commencing on July 2, 2000. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal..............  Principal payments on the Series A, Series B and
                             Series C Equipment Notes are scheduled to be payable on January 2 and July 2 in certain years, commencing on January 2, 2001.

(d) Redemption and
    Purchase...............  AIRCRAFT EVENT OF LOSS. If an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such

                             Aircraft will be redeemed, unless such Aircraft is replaced by us under the related financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium.

                             OPTIONAL REDEMPTION. The issuer of the Equipment Notes with respect to an Aircraft may elect to redeem them prior to maturity. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest plus a Make-Whole Premium. See "Description of the Equipment Notes -- Redemption."

                             PURCHASE BY OWNER. In the case of a Leased
                             Aircraft, if a Lease Event of Default is continuing, the applicable Owner Trustee or Owner Participant may elect to purchase all of the Equipment Notes with respect to such Aircraft, subject to the terms of the applicable Leased Aircraft Indenture. The purchase price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium (provided that a Make-Whole Premium will be payable under certain circumstances specified in the Leased Aircraft Indenture). In the case of an Owned Aircraft, we will have no comparable right to purchase the Equipment Notes under such circumstances.

(e) Security...............  The Equipment Notes issued with respect to each
                             Aircraft will be secured by a security interest in such Aircraft and, in the case of each Leased Aircraft, in the related Owner Trustee's rights under the Lease with respect to such Aircraft (with certain exceptions).

                             The Equipment Notes will not be
                             cross-collateralized (except in certain cases, if any, where the related Owner Participant and Atlas shall agree otherwise). This means that the Equipment Notes issued in respect of an Aircraft will not be secured by any other Aircraft or Leases and that any excess proceeds from the sale of an Aircraft or other exercise of remedies with respect to such Aircraft will not be available to cover any shortfall with respect to any other Aircraft.

                             By virtue of the Intercreditor Agreement, the Equipment Notes are cross-subordinated. This means that payments received on a junior class of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the Intercreditor Agreement to make payments in respect of a more senior Class of Certificates.

                             There are no cross-default provisions in the Indentures or in the Leases. This means that if the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable with respect to the remaining Aircraft.

Section 1110 Protection....  As a condition of the acquisition of Aircraft with the proceeds of Equipment Notes, our outside counsel will provide its opinion to the Trustees that the benefits of Section 1110 of the U.S. Bankruptcy Code are available with respect to the remedies of the Loan Trustees against such Aircraft.

Certain Federal Income Tax
  Consequences.............  The exchange of the Old Certificates for the New
                             Certificates will not be a taxable event for U.S. federal income tax purposes. See "Certain United States Federal Income Tax Consequences."

Certain ERISA
Considerations.............  Each person who acquires a New Certificate will be deemed to have represented that either (a) no employee benefit plan assets have been used to purchase such New Certificate or (b) the purchase and holding of such New Certificate are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986 pursuant to one or more prohibited transaction statutory or administrative exemptions. See "ERISA Considerations."

Ratings of the
Certificates...............  The Class A, Class B and Class C Certificates are
                             rated by Moody's, Standard & Poor's and Duff & Phelps Credit Rating Co. ("Duff & Phelps"), as set forth below:

                                                                         STANDARD &   DUFF &
                                     CERTIFICATES                          POOR'S     PHELPS   MOODY'S
                                     ------------                        ----------   ------   -------
                                     Class A...........................    AA-         AA-      A2
                                     Class B...........................    A-          A-      Baa2
                                     Class C...........................   BBB-        BBB-      Ba2

                             A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a rating agency. See "Risk Factors -- Risk Factors Relating to the New Certificates and the Exchange Offer -- Ratings of the Certificates" and "Description of the Equipment Notes -- Remedies."

                                                                                            STANDARD
                                                                                 MOODY'S    & POOR'S
                                                                                 --------   --------
                                     Ratings of the Depositary....  Short Term     P-1      A-1+
                                     Threshold Ratings for the
                                       Liquidity Providers........  Short Term
                                                                    Class A        P-1       A-1+
                                                                    Class B        P-1       A-1
                                                                    Class C        P-1       A-1

Liquidity Providers Ratings
(as guaranteed)............  WestLB, acting through its New York Branch, the
                             Liquidity Provider for the Class A Trust, and MSDW, the guarantor of MSCS's obligations as the Liquidity Provider for the Class B and Class C Trusts, each meet the applicable threshold rating requirements for the relevant Classes of Certificates.

     Our principal executive offices are located at 538 Commons Drive, Golden, Colorado 80401 (telephone (303) 526-5050).

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

     A discussion of the consolidated financial and operating data relating to Atlas is included in our Form 10-K for the year ended December 31, 1999 which is incorporated herein by reference.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                YEAR ENDED DECEMBER 31,
                                                         -------------------------------------
                                                         1995    1996    1997    1998    1999
                                                         -----   -----   -----   -----   -----
Ratio of earnings to fixed charges(1)..................  1.86x   2.11x   1.30x   1.34x   1.57x

---------------

(1) In calculating the ratio of earnings to fixed charges, earnings consists of income (loss) prior to income tax benefit (expense), as adjusted to exclude the "Write-off of capital investment and other" in the second quarter of 1997, and fixed charges (excluding capitalized interest for the period). Fixed charges consist of interest expense (including amounts capitalized), amortization of debt issuance costs and one-third of rental payments on operating leases (such one-third portion having been deemed by us to represent the interest portion of such payments).

                                  RISK FACTORS

     You should carefully read the following risk factors before tendering your Old Certificates in the Exchange Offer. The risk factors set forth below (other than "Consequences of Failure to Exchange") are generally applicable to Old Certificates as well as New Certificates.

RISK FACTORS RELATING TO ATLAS

     A discussion of risk factors relating to Atlas is included in our Form 10-K for the year ended December 31, 1999 which is incorporated herein by reference.

RISK FACTORS RELATING TO THE NEW CERTIFICATES AND THE EXCHANGE OFFER

CONSEQUENCES OF FAILURE TO EXCHANGE -- Holders of Old Certificates who chose not to participate in the Exchange Offer will be subject to continued restrictions on the transfer of such Certificates.

     Holders of Old Certificates who do not exchange their Old Certificates for New Certificates pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Certificates as set forth in the legend thereon. In general, the Old Certificates may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the Old Certificates under the Securities Act. To the extent that Old Certificates are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Certificates could be adversely affected.

APPRAISALS AND REALIZABLE VALUE OF THE AIRCRAFT -- If the realized value of an Aircraft is not equal to its appraised value, the remedies provided to Certificateholders under an Indenture would be insufficient to cover the payments on the Certificates.

     Three independent appraisal and consulting firms prepared appraisals of the Aircraft in connection with the sale of the Old Certificates in January, 2000. Letters summarizing such appraisals are annexed to this prospectus as Appendix
B. Such appraisals, which are based on the base value of the Aircraft, rely on certain varying assumptions and methodologies and may not reflect current market conditions that could affect the fair market value of the Aircraft or the actual purchase price to be paid by us. Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the appraisals. See "Description of the Aircraft and the Appraisals -- The Appraisals."

     An appraisal is only an estimate of value. The proceeds realized upon a sale of any Aircraft may be less than the appraised value. The value of an Aircraft if the remedies are exercised under the applicable Indenture will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Certificates.

REPOSSESSION -- The Loan Trustee may encounter difficulty repossessing an Aircraft due to circumstances beyond its control. As a result, the benefits of the security interest created in the Equipment Notes could be limited.

     There are no general geographic restrictions on our ability to operate the Aircraft. Although we do not currently intend to do so, we are permitted to register the Aircraft in foreign jurisdictions, subject to certain conditions. In addition, we are permitted to lease any Owned Aircraft and sublease any Leased Aircraft, subject to certain conditions. It may be difficult, time-consuming and expensive for the Loan Trustee to exercise its repossession rights if the Aircraft is located outside the United States, is registered in a foreign location or is subleased to a foreign operator. Additional difficulties may exist when a permitted sublessee, in the case of a Leased Aircraft, or lessee, in the case of an Owned Aircraft is the subject of a bankruptcy, insolvency or similar event. In addition, certain jurisdictions may allow for certain other liens or other third party rights to have priority over the security interest in the Aircraft.

PRIORITY OF DISTRIBUTIONS; SUBORDINATION -- If there is a payment default under any Equipment Note or a Triggering Event occurs, the holders of one or more junior Classes of Certificates may not receive the full amount of interest due them.

     Certain Classes of Certificates are subordinated to other Classes in rights to distributions. See "Description of the Certificates -- Subordination." Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution to more senior Classes of Certificates of payments received from payment on one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would be less than the interest accruing on the remaining Certificates. This is because the remaining Certificates of the junior Classes accrue interest at a higher rate than the remaining Equipment Notes, which include series applicable to the senior Classes bearing interest at a lower rate. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due to them after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

CONTROL OVER COLLATERAL; SALE OF COLLATERAL -- The ability of a Controlling Party to direct the Loan Trustee in an Indenture Event of Default may result in Certificateholders receiving a smaller amount of principal than anticipated.

     If an Indenture Event of Default is continuing, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the "Controlling Party" in exercising remedies under the Indenture including accelerating the applicable Equipment Notes, or foreclosing the lien on the Aircraft securing such Equipment Notes. See "Description of the Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default."

     The Controlling Party will be:

     - the Trustee of the Class A Trust (the "Class A Trustee");

     - upon payment of final distributions to the holders of Class A Certificates, the Trustee of the Class B Trust ("Class B Trustee");

     - upon payment of final distributions to the holders of Class B Certificates, the Trustee of the Class C Certificates ("Class C Trustee"); and

     - under certain circumstances, the Liquidity Provider with the greatest amount of obligations owed to it.

     During the continuation of any Indenture Event of Default, the Controlling Party may accelerate and sell the Equipment Notes issued under such Indenture, subject to certain limitations. See "Description of the Intercreditor
Agreement -- Intercreditor Rights -- Sale of Equipment Notes or Aircraft." The market for Equipment Notes during any Indenture Event of Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party sells any Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, any Owner Trustee, any Owner Participant or any Trustee.

OWNER PARTICIPANT; REVISIONS TO AGREEMENTS -- Agreements described in the prospectus may differ from the descriptions of such agreements contained in the prospectus.

     Atlas may seek commitments of one or more companies to act as the Owner Participant with respect to leveraged leases for one or more of the Aircraft. Such Owner Participants may request revisions to the forms of the Participation Agreement, the Lease and the Leased Aircraft Indenture attached to the Note Purchase Agreement. As a result, the actual Participation Agreement, Lease and Leased Aircraft

Indenture may differ from the description of such agreements contained in this prospectus. The degree to which such agreements may change is limited because:

     - such agreements are required to contain the Mandatory Document Terms and the Mandatory Economic Terms;

     - we are obligated to certify that any changes to the form agreements do not materially and adversely affect the Certificateholders; and

     - we are obligated to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates.

RATINGS OF THE CERTIFICATES -- Ratings on the Certificates may not remain and the lowering or withdrawal of a rating by a Rating Agency may negatively impact the value of the Certificates.

     It was a condition to the issuance of the Old Certificates that

     - the Class A Certificates be rated not lower than A2 by Moody's, AA- by Duff & Phelps and AA- by Standard & Poor's;

     - the Class B Certificates be rated not lower than Baa2 by Moody's, A- by Duff & Phelps and A- by Standard & Poor's; and

     - the Class C Certificates be rated not lower than Ba2 by Moody's, BBB- by Duff & Phelps and BBB- by Standard & Poor's.

     A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future (including the downgrading of Atlas, the Depositary or the applicable Liquidity Provider) so warrant. See "Description of the Equipment Notes -- Remedies."

     The rating of the Certificates is based primarily on the default risk of the Equipment Notes and the Depositary, the availability of the Liquidity Facility for the benefit of holders of the Certificates, the collateral value provided by the Aircraft relating to the Equipment Notes and the subordination provisions applicable to the Certificates. Standard & Poor's has indicated that its rating applies to a unit consisting of Certificates representing the Trust Property and Escrow Receipts initially representing undivided interests in certain rights to $217,317,000 of the Deposits. Amounts deposited under the Escrow Agreements are not the property of Atlas and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the Certificates nor the Escrow Receipts may be separately assigned or transferred.

ABSENCE OF AN ESTABLISHED MARKET FOR THE CERTIFICATES -- If an active public market does not develop or continue, you may have trouble reselling Certificates.

     Prior to the Exchange Offer, there was no public market for the Certificates and neither Atlas nor any Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. The Initial Purchasers may assist in resales of the Certificates, but they are not required to do so. An active public market for the Certificates may not develop. If an active public market does develop, it might not continue or it might not be sufficiently liquid to allow the resale of any particular Certificates.

PROCEDURES FOR TENDER OF OLD CERTIFICATES -- If you fail to deliver the proper documentation to the Exchange Agent in a timely fashion, your tender of Old Certificates will be rejected.

     The New Certificates will be issued in exchange for the Old Certificates only after timely receipt by the Exchange Agent of the Old Certificates, a properly completed and executed Letter of Transmittal and all other required documentation. Holders of Old Certificates who wish to tender their Old Certificates in exchange for New Certificates should allow sufficient time to ensure timely delivery. None of the

Exchange Agent, the Trustee or the Company is under any duty to give holders of Old Certificates notification of defects or irregularities with respect to tenders of Old Certificates for exchange. Old Certificates that are not tendered or are tendered but not accepted will, following the Exchange Offer, continue to be subject to the existing transfer restrictions. In addition, holders of Old Certificates who tender Old Certificates in the Exchange Offer to participate in a distribution of the New Certificates will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

                               THE EXCHANGE OFFER

     This summary describes certain provisions of the registration rights agreement dated as of January 28, 2000 (the "Registration Rights Agreement") among Atlas, the Initial Purchasers and the Trustee but is not complete. We encourage you to review the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available as set forth under the heading "Where You Can Find More Information."

TERMS OF THE EXCHANGE OFFER

  General

     In connection with the issuance of the Old Certificates pursuant to a placement agreement dated as of January 20, 2000, between Atlas and the Initial Purchasers (the "Placement Agreement"), the Initial Purchasers and their respective assignees became entitled to the benefits of the Registration Rights Agreement.

     Under the Registration Rights Agreement, we are obligated to use our best efforts:

     - to file the Registration Statement, of which this prospectus is a part, with the SEC for a registered exchange offer (the "Exchange Offer") with respect to an issue of New Certificates identical in all material respects to the Old Certificates (except that the New Certificates would not contain terms with respect to transfer restrictions or interest rate increases) within 120 calendar days after January 28, 2000, the date the Old Certificates were issued (the "Issuance Date");

     - to cause the Registration Statement to become effective within 60 days after filing of the Registration Statement with the SEC;

     - to have the Registration Statement remain effective until the closing of the Exchange Offer; and

     - to have the Exchange Offer consummated not later than 60 days after the effective date of the Registration Statement.

We will keep the Exchange Offer open for a period of not less than 30 calendar days after the date notice of the Exchange Offer is mailed to the holders of the Certificates. If the Exchange Offer is commenced and consummated within the time periods described in this paragraph, we will satisfy these requirements of the Registration Rights Agreement.

     Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal (which together constitute the Exchange Offer), all Old Certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Certificates of the same class will be issued in exchange for an equal principal amount of outstanding Old Certificates accepted in the Exchange Offer. Old Certificates may be tendered only in integral multiples of $1,000. This prospectus, together with the Letter of Transmittal, is being sent to all
registered holders as of             , 2000. The Exchange Offer is not
conditioned upon any minimum principal amount of Old Certificates being tendered for exchange. However, the obligation to accept Old Certificates for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "-- Conditions."

     Old Certificates shall be deemed to have been accepted as validly tendered when, as and if the Trustee has given oral or written notice thereof to the Exchange Agent (as defined herein). The Exchange Agent will act as agent for the tendering holders of Old Certificates for the purposes of receiving the New Certificates and delivering New Certificates to such holders.

     Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the New Certificates issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such New Certificates directly from the Trustee for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Company as defined under Rule 405 of the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such New Certificates and have no arrangement with any person to participate in a distribution of such New Certificates. By tendering the Old Certificates in exchange for New Certificates, each holder, other than a broker-dealer, will represent to the Company that:

     - it is not an affiliate of the Company (as defined under Rule 405 of the Securities Act) nor a broker-dealer tendering Old Certificates acquired directly from the Company for its own account;

     - any New Certificates to be received by it will be acquired in the ordinary course of its business; and

     - it is not engaged in, and does not intend to engage in, a distribution of such New Certificates and has no arrangement or understanding to participate in a distribution of the New Certificates.

If a holder of Old Certificates is engaged in or intends to engage in a distribution of the New Certificates or has any arrangement or understanding with respect to the distribution of the New Certificates to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Participating Broker-Dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities.

     In the event that any changes in law or the applicable interpretations of the staff of the SEC do not permit Atlas to effect the Exchange Offer, if the Registration Statement is not declared effective within 60 calendar days after the filing thereof with the SEC under certain circumstances or the Exchange Offer is not consummated within 30 days after the effectiveness of the Registration Statement under certain other circumstances, at the request of a holder not eligible to participate in the Exchange Offer or under certain other circumstances described in the Registration Rights Agreement, Atlas will, in lieu of effecting the registration of the New Certificates pursuant to the Registration Statement and at no cost to the holders of Old Certificates:

     - as promptly as practicable, file with the SEC a shelf registration statement (the "Shelf Registration Statement") covering resales of the Old Certificates;

     - use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 180th calendar day after the Issuance Date; and

     - use its best efforts to keep effective the Shelf Registration Statement for a period of two years after its effective date (or for such shorter period as shall end when all of the Old Certificates covered by the Shelf Registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities Act).

     In the event that neither the consummation of the Exchange Offer nor the declaration by the SEC of the Shelf Registration Statement to be effective (each, a "Registration Event") occurs on or prior to the 210th calendar day following the Issuance Date, the interest rate per annum borne by the Equipment Notes and passed through to holders of Old Certificates shall be increased by 0.50% effective from and including August 25, 2000, to but excluding the date on which a Registration Event occurs. In the event that the Shelf Registration Statement ceases to be effective at any time, during the period we are required to keep such Shelf Registration Statement effective, for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Equipment Notes shall be increased by 0.50% from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective.

     Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Certificates who do not exchange their Old Certificates for New Certificates in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Certificates, unless such Old Certificates are subsequently registered under the Securities Act which, subject to limited exceptions, we will have no obligation to do, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors -- Risk Factors Relating to the New Certificates and the Exchange Offer -- Consequences of Failure to Exchange."

  Expiration Date; Extensions; Amendments; Termination

     The term "Expiration Date" shall mean           , 2000 (30 calendar days
following the commencement of the Exchange Offer), unless we, in our sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by August 25, 2000, the interest rate borne by the Equipment Notes and passed through to the Certificateholders is subject to increase. See "-- General."

     In order to extend the Expiration Date, we will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Certificates an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that we are extending the Exchange Offer for a specified period of time.

     We reserve the right:

     - to delay acceptance of any Old Certificates, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Certificates not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by us, by giving oral or written notice of such delay, extension or termination to the Exchange Agent; or

     - to amend the terms of the Exchange Offer in any manner deemed by us to be advantageous to the holders of the Old Certificates.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Certificates of such amendment.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW CERTIFICATES

     The New Certificates will accrue interest at the applicable per annum rate for such Trust set forth on the cover page of this prospectus, from the last date on which interest was paid on the Old Certificates surrendered in exchange therefor. Interest on the New Certificates is payable on January 2 and July 2 of each year commencing upon the consummation of the Exchange Offer, subject to the terms of the Intercreditor Agreement.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either:

     - certificates for such Old Certificates must be received by the Exchange Agent along with the Letter of Transmittal;

     - a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Certificates, if such procedure is available, into the Exchange Agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date; or

     - the holder must comply with the guaranteed delivery procedures described below.

The method of delivery of Old Certificates, Letters of Transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Letters of Transmittal or Old Certificates should be sent to Atlas. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Old Certificates will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal.

     Only a holder of Old Certificates may tender such Old Certificates in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Certificates are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

     Any beneficial owner whose Old Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each, an "Eligible Institution") unless the Old Certificates tendered pursuant thereto are tendered (a) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (b) for the account of an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Certificates listed therein, such Old Certificates must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Certificates on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Certificates.

     If the Letter of Transmittal or any Old Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived, evidence satisfactory to us of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Certificates will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Old Certificates not properly tendered or any Old Certificates which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Old Certificates. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Certificates must be cured within such time as we shall determine. Neither we, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Certificates, nor shall any of us incur any liability for failure to give such notification. Tenders of Old Certificates will not be deemed to have been made until such irregularities have been cured or waived. Any Old Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Certificates, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, we reserve the right in our sole discretion, subject to the provisions of the Indenture, to (a) purchase or make offers for any Old Certificates that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (b) to the extent permitted by applicable law, purchase Old Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

ACCEPTANCE OF OLD CERTIFICATES FOR EXCHANGE; DELIVERY OF NEW CERTIFICATES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Certificates properly tendered will be accepted, promptly after the Expiration Date, and the New Certificates will be issued promptly after acceptance of the Old Certificates. See "-- Conditions" below. For purposes of the Exchange Offer, Old Certificates shall be deemed to have been accepted validly tendered for exchange when, as and if we have given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of New Certificates for Old Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Certificates or a timely Book-Entry Confirmation of such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Certificates are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Certificates are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Certificates will be returned without expense to the tendering holder thereof (or, in the case of Old Certificates tendered by book-entry transfer procedures described below, such nonexchanged Old Certificates will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Certificates at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Certificates by causing the Book-Entry Transfer Facility to transfer such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Certificates may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Certificates desires to tender such Old Certificates, and the Old Certificates are not immediately available, or time will not permit such holder's Old Certificates or other required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected pursuant to the following:

     - the tender is made through an Eligible Institution;

     - prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Certificates and the amount of Old Certificates tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

     - the certificates for all physically tendered Old Certificates, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

     Tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at one of the addresses set forth below under "-- Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Certificates to be withdrawn, identify the Old Certificates to be withdrawn, including the principal amount of such Old Certificates, and (where certificates for Old Certificates have been transmitted) specify the name in which such Old Certificates are registered, if different from that of the withdrawing holder. If certificates for Old Certificates have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Certificates have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Certificates and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices. Our determination shall be final and binding on all parties. Any Old Certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Certificates which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old

Certificates tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Certificates will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Certificates) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Certificates may be retendered by following one of the procedures described under "-- Procedures for Tendering" and "-- Book-Entry Transfer" above at any time on or prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, Old Certificates will not be required to be accepted for exchange, nor will New Certificates be issued in exchange for any Old Certificates and we may terminate or amend the Exchange Offer before the acceptance of such Old Certificates, if because of any change in law, or applicable interpretations thereof by the SEC, we determine that we are not permitted to effect the Exchange Offer. In addition, we have no obligation to, and will not knowingly, permit acceptance of tenders of Old Certificates from our affiliates (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the SEC, or if the New Certificates to be received by such holder or holders of Old Certificates in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

EXCHANGE AGENT

     Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

       By Mail, Overnight Delivery:                         By Hand:
         Wilmington Trust Company                   Wilmington Trust Company
   1100 North Market Street, 1st Floor        1105 North Market Street, 1st Floor
      Wilmington, Delaware 19890-000               Wilmington, Delaware 19890
 Attention: Corporate Trust Operations --   Attention: Corporate Trust Operations --
  Atlas Air -- 2000 EETC Exchange Offer      Atlas Air -- 2000 EETC Exchange Offer

                            Facsimile Transmission:
                                 (302) 651-1079

                             Confirm by Telephone:
                                 (302) 651-8474
                           Corporate Trust Operations

FEES AND EXPENSES

     We will pay the expenses of soliciting tenders pursuant to the Exchange Offer. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by our officers and regular employees.

     We will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection with its services. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the Old Certificates, and in handling or forwarding tenders for exchange.

     We will pay the expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

     We will pay all transfer taxes, if any, applicable to the exchange of Old Certificates pursuant to the Exchange Offer. If, however, certificates representing New Certificates or Old Certificates for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Certificates tendered, or if tendered Old Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Certificates pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                                USE OF PROCEEDS

     There will be no cash proceeds payable to Atlas as a result of the issuance of New Certificates pursuant to the Exchange Offer. All of the proceeds from the sale of the Old Certificates were used to purchase Equipment Notes to finance all or a portion of Atlas' purchase price of the Owned Aircraft, including reimbursement of amounts paid by Atlas. Prior to utilization of such proceeds to purchase Equipment Notes, such proceeds from the sale of the Old Certificates of each Trust were deposited with the Depositary on behalf of the Escrow Agent for the benefit of the Certificateholders of such Trust.

                                  THE COMPANY

OVERVIEW

     We are the world's largest air cargo outsourcer, with an all Stage 3 Federal Aviation Administration ("FAA") noise regulation compliant fleet of Boeing 747 freighter aircraft. We provide reliable airport-to-airport cargo transportation services throughout the world to major international air carriers generally under three- to five-year fixed-rate U.S. dollar denominated contracts which typically require that we supply aircraft, crew, maintenance and insurance ("ACMI Contracts"). Our customers currently include some of the world's leading air carriers, including Alitalia, China Airlines Ltd., China Southern Airlines, Korean Airlines and Malaysian Airlines. We provide efficient, cost effective service to our customers primarily as a result of our productive work force, the outsourcing of a significant part of our regular maintenance work on a long-term, fixed-cost contractual basis and the advantageous cost economies realized in the operation of our fleet, comprised solely of Boeing 747 aircraft which are configured for service in long-haul cargo operations.

     Our fleet currently includes 22 Boeing 747-200 and 12 Boeing 747-400 freighter aircraft in service. We acquired the 747-400 aircraft in 1998, 1999 and 2000 pursuant to an agreement with The Boeing Company ("Boeing") to purchase 10 new 747-400 freighter aircraft powered by engines acquired from General Electric Company, with options to purchase up to 10 additional 747-400 aircraft (the "Boeing Purchase Agreement"). In February 1999, we exercised options for two additional aircraft pursuant to the Boeing Purchase Agreement. We placed five 747-400 aircraft into service in 1998, four 747-400 aircraft into service in 1999 and three 747-400 aircraft into service in the first half of 2000.

                        DESCRIPTION OF THE CERTIFICATES

     The following summary describes material terms of the Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement and to all of the provisions of the Certificates, the Trust Supplements, the Deposit Agreements, the Escrow Agreements, the Liquidity Facilities and the Intercreditor Agreement, forms of which were filed as exhibits to the Registration Statement and copies of which are available as set forth under the heading "Where You Can Find More Information."

     Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "-- Subordination" below and except that the principal amount and scheduled principal repayments of the Equipment Notes held by each Trust and the interest rate and maturity date of the Equipment Notes held by each Trust will differ. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

GENERAL

     On January 28, 2000, Pass Through Certificates were issued representing a fractional undivided interest in one of the three classes (each, a "Class") of Atlas Air, Inc. 2000-1 Pass Through Trusts (the "Class A Trust," the "Class B Trust," and the "Class C Trust," and, collectively, the "Trusts"). The Trusts were formed pursuant to a pass through trust agreement between Atlas and Wilmington Trust Company, as trustee (the "Trustee"), dated as of January 28, 2000 (the "Basic Agreement"), and three separate supplements thereto (each, a "Trust Supplement" and, together with the Basic Agreement, collectively, the "Pass Through Trust Agreements"). The Certificates were issued by the Class A Trust, the Class B Trust, and the Class C Trust and are referred to herein as the "Class A Certificates," the "Class B Certificates" and the "Class C Certificates." As of the date of this prospectus, $124,639,000 Class A Certificates, $44,741,000 Class B Certificates and $47,937,000 Class C Certificates remain outstanding.

     The New Certificates will be issued pursuant to the Pass Through Trust Agreements. The forms and terms of the New Certificates are the same in all material respects as the form and terms of the Old Certificates, except that:

     - we registered the New Certificates under the Securities Act so their transfer is not restricted like the Old Certificates; and

     - the New Certificates are not entitled to liquidated damages under the Registration Rights Agreement.

     Each Certificate represents a fractional undivided interest in the Trust created by the Pass Through Trust Agreement pursuant to which such Certificate is issued. (Section 2.01) The Trust Property of each Trust (the "Trust Property") consists of:

     - subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement and issued at Atlas' election in connection with the delivery of each Aircraft during the Delivery Period either (a) on a nonrecourse basis by an Owner Trustee in each separate leveraged lease transaction with respect to each Leased Aircraft to finance a portion of the purchase price of such Leased Aircraft by the Owner Trustee, in which case the applicable Leased Aircraft will be leased to Atlas or (b) on a recourse basis by Atlas in connection with each separate secured loan transaction with respect to each Owned Aircraft to finance a portion of the purchase price of such Owned Aircraft by Atlas;

     - the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights);

     - all monies receivable under the Liquidity Facility for such Trust; and

     - funds from time to time deposited with the Trustee in accounts relating to such Trust.

     The Certificates of each Trust have been issued in fully registered form only and are subject to the provisions described below under "-- Book Entry; Delivery and Form." New Certificates will be issued in denominations of $1,000 or integral multiples thereof. (Trust Supplement, Section 8.01(a))

     The Certificates represent interests in the respective Trusts, and all payments and distributions thereon will be made only from the Trust Property of the related Trust. (Section 3.09) The Certificates do not and will not represent an interest in or obligation of Atlas, the Trustees, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any thereof.

     Pursuant to the Escrow Agreement applicable to each Trust, the holders of Certificates of such Trust (each, a "Certificateholder") as holders of the Escrow Receipts affixed to each Certificate are entitled to certain rights with respect to the Deposit relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposit, and rights with respect to the Deposit may not be separately transferred by Certificateholders. Rights with respect to the Deposit and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust. Payments to the Certificateholders in respect of the Deposit and the Escrow Receipts relating to a Trust will constitute payments to such Certificateholders solely in their capacity as holders of Escrow Receipts.

SUBORDINATION

     The subordination terms of the Certificates vary depending upon whether a "Triggering Event" has occurred. "Triggering Event" means (x) the occurrence of an Indenture Event of Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding,
(y) the acceleration of all of the outstanding Equipment Notes (provided that during the Delivery Period the aggregate principal amount thereof exceeds $100 million) or (z) certain bankruptcy or insolvency events involving Atlas.

  Before a Triggering Event

     On each Regular Distribution Date or Special Distribution Date (each, a "Distribution Date"), so long as no Triggering Event shall have occurred (whether or not continuing), all payments received by the Subordination Agent in respect of Equipment Notes and certain other payments under the related Indenture will be distributed under the Intercreditor Agreement in the order specified under "Description of the Intercreditor Agreement -- Priority of Distributions -- Before a Triggering Event."

  After a Triggering Event

     Upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the order specified under "Description of the Intercreditor
Agreement -- Priority of Distributions -- After a Triggering Event."

     Payments in respect of the Deposit relating to a Trust will not be subject to the subordination provisions of the Intercreditor Agreement.

PAYMENTS AND DISTRIBUTIONS

     Payments of interest on the Deposit with respect to each Trust and payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of the Deposit) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

     The Deposit held with respect to each Trust and the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates to be issued by such Trust set forth on the cover page of this prospectus, payable on January 2 and July 2 of each year, commencing on July 2, 2000 (or, in the case of Equipment Notes issued after such date, commencing with the first such date to occur after initial issuance thereof). Such interest payments will be distributed to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, subject in the case of payments on the Equipment Notes to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Payments of interest applicable to the Certificates are supported by a separate Liquidity Facility provided by the applicable Liquidity Provider for the benefit of the holders of such Certificates in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates), except that the Liquidity Facility with respect to such Trust does not cover interest payable by the Depositary on the Deposit relating to such Trust. The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class, any interest on the Certificates of such Class in excess of the Stated Interest Rate, or, notwithstanding the subordination provisions of the Intercreditor Agreement, principal of or interest or premium on the Certificates of any other Class. Therefore, only the holders of the Certificates issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities."

     Payments of principal of the Series A, Series B and Series C Equipment Notes are scheduled to be received by the Trustee on January 2 and July 2 in certain years depending upon the terms of the Equipment Notes held in such Trust commencing on January 2, 2001 (or, in the case of Equipment Notes issued after such date, commencing with the first such date to occur after initial issuance thereof).

     Scheduled payments of interest on the Deposits and of interest or principal on the Equipment Notes are herein referred to as "Scheduled Payments," and January 2 and July 2 of each year are herein referred to as "Regular Distribution Dates." See "Description of the Equipment Notes -- Principal and Interest Payments." The "Final Maturity Date" for the Class A Certificates is July 2, 2021, for the Class B Certificates is July 2, 2017 and for the Class C Certificates is July 2, 2011.

     The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposit, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments received in respect of Equipment Notes held on behalf of such Trust, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive its proportionate share, based upon its fractional interest in such Trust, of any distribution in respect of Scheduled Payments of interest on the Deposit relating to such Trust and, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes held on behalf of such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Certificateholders of record of the relevant Trust on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreement, Section 2.03) If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Any payment in respect of, or any proceeds of, any Equipment Note or the Trust Indenture Estate under (and as defined in) each Leased Aircraft Indenture or Collateral under (and as defined in) any Owned Aircraft Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each, a "Special

Distribution Date"). Any such distribution will be subject to the Intercreditor Agreement. Any unused Deposits to be distributed, together with accrued and unpaid interest thereon and any premium payable by Atlas (each, also a "Special Payment"), will be distributed on a date 15 days after the Paying Agent has received notice of the event requiring such distribution (also a "Special Distribution Date"). However, if such date is within 10 days before a Regular Distribution Date, the Special Payment shall be made on such Regular Distribution Date.

     Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Escrow Agreement,
Section 2.03) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or the Trustee, as applicable, to the Certificateholders of record of such Trust on the record date applicable to such Special Payment. (Section 4.02(b); Escrow Agreement, Section 2.03) See "-- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment
Notes -- Redemption."

     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments received by such Trustee. Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments received by such Trustee, which shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the "Paying Agent Account"), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on the Deposit relating to such Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

     The final distribution for each Trust will be made only upon presentation and surrender of the Certificates for such Trust at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See
"-- Termination of the Trusts" below. Distributions in respect of Certificates issued in global form will be made as described in "-- Book-Entry; Delivery and Form" below.

     If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Wilmington, Delaware, Denver, Colorado, or Salt Lake City, Utah (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

POOL FACTORS

     The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of the Deposit relating to such Trust other than payments made in respect of interest or premium or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to the unused Deposit, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplement, Section 2.01)

     The "Pool Factor" for each Trust as of any Distribution Date will be the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates issued by any Trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to the unused Deposit, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplement, Section 2.01) The Pool Factor for each Trust was 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust declines as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date. (Trust Supplement, Section 3.02)

     The following table sets forth an illustrative aggregate principal amortization schedule for the Equipment Notes held in each Trust (the "Assumed Amortization Schedule") and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to the Class A, Class B or Class C Trust and the resulting Pool Factors with respect to each such Trust may differ from those set forth below, since the amortization schedule for the Series A, Series B or Series C Equipment Notes issued with respect to an Aircraft may vary from such illustrative amortization schedule so long as it complies with the Mandatory Economic Terms. Moreover, the scheduled distribution of principal payments for any Trust would be affected if any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on such Equipment Notes occurred. In addition, the table set forth below assumes that each Aircraft is delivered in the month scheduled for its delivery (see "Description of the Aircraft and the Appraisals -- The Appraisals" for the delivery schedule) and that Equipment Notes in the maximum principal amount in respect of all of the Aircraft are purchased by the Trusts. Actual circumstances may vary from these assumptions, which would result in differences in the aggregate principal amortization schedule applicable to a Trust and in the resulting Pool Factors.

                                CLASS A                    CLASS B                    CLASS C
                       -------------------------   ------------------------   ------------------------
                        SCHEDULED                  SCHEDULED                  SCHEDULED
                        PRINCIPAL     EXPECTED     PRINCIPAL     EXPECTED     PRINCIPAL     EXPECTED
DATE                    PAYMENTS     POOL FACTOR    PAYMENTS    POOL FACTOR    PAYMENTS    POOL FACTOR
----                   -----------   -----------   ----------   -----------   ----------   -----------
January 2, 2001......  $10,384,326    0.9166848    $8,948,200    0.8000000    $9,587,400    0.8000000
January 2, 2002......            0    0.9166848             0    0.8000000     5,787,514    0.6792683
January 2, 2003......      832,183    0.9100080             0    0.8000000     7,698,129    0.5186799
January 2, 2004......    3,739,203    0.8800078             0    0.8000000     5,637,012    0.4010878
January 2, 2005......    3,739,203    0.8500075             0    0.8000000     6,553,968    0.2643673
January 2, 2006......    3,739,203    0.8200072       379,549    0.7915168     7,183,589    0.1145126
January 2, 2007......    3,739,203    0.7900070     7,032,058    0.6343442             0    0.1145126
January 2, 2008......    3,739,203    0.7600067     4,993,949    0.5227251             0    0.1145126
January 2, 2009......    3,739,203    0.7300064       636,279    0.5085037     2,360,008    0.0652811
January 2, 2010......    3,739,203    0.7000062             0    0.5085037     3,129,380    0.0000000

                                CLASS A                    CLASS B                    CLASS C
                       -------------------------   ------------------------   ------------------------
                        SCHEDULED                  SCHEDULED                  SCHEDULED
                        PRINCIPAL     EXPECTED     PRINCIPAL     EXPECTED     PRINCIPAL     EXPECTED
DATE                    PAYMENTS     POOL FACTOR    PAYMENTS    POOL FACTOR    PAYMENTS    POOL FACTOR
----                   -----------   -----------   ----------   -----------   ----------   -----------
January 2, 2011......    3,739,203    0.6700059     3,550,493    0.4291471             0    0.0000000
January 2, 2012......    3,739,203    0.6400056     4,311,527    0.3327808             0    0.0000000
January 2, 2013......    3,739,203    0.6100054     4,480,179    0.2326449             0    0.0000000
January 2, 2014......    3,739,203    0.5800051     5,495,282    0.1098206             0    0.0000000
January 2, 2015......    3,739,203    0.5500049     4,813,484    0.0022351             0    0.0000000
January 2, 2016......    3,739,203    0.5200046       100,000    0.0000000             0    0.0000000
January 2, 2017......    3,739,203    0.4900043             0    0.0000000             0    0.0000000
January 2, 2018......   21,177,982    0.3200898             0    0.0000000             0    0.0000000
July 2, 2018.........   20,473,746    0.1558254             0    0.0000000             0    0.0000000
January 2, 2019......   19,321,921    0.0008023             0    0.0000000             0    0.0000000
January 2, 2020......      100,000    0.0000000             0    0.0000000             0    0.0000000

     The final schedule of principal payments and the resulting schedule of Pool Balances and Pool Factors may change from that set forth above as a result of any reoptimization. Such reoptimization may occur at any time prior to July 2, 2001. In addition, the Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the Equipment Notes held in a Trust, as described in "-- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption," or a special distribution attributable to unused Deposits, as described in "Description of the Deposit Agreements." If (i) any such change in the scheduled repayments or (ii) any such redemption, purchase, default or special distribution occurs, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after any such change in scheduled repayments or after the occurrence of any event described in clause (ii), as the case may be.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the applicable Paying Agent and Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders of the related Trust a statement, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (2), (3), (4) and (5) below):

          (1) the aggregate amount of such funds distributed on such Distribution Date under the Pass Through Trust Agreement and the Escrow Agreement, indicating the amount allocable to each source;

          (2) the amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to premium (including any premium paid by Atlas with respect to unused Deposits), if any;

          (3) the amount of such distribution under the Pass Through Trust Agreement allocable to interest;

          (4) the amount of such distribution under the Escrow Agreement allocable to interest;

          (5) the amount of such distribution under the Escrow Agreement allocable to unused Deposits (if any); and

          (6) the Pool Balance and the Pool Factor for such Trust. (Trust Supplement, Section 3.02(a))

     So long as the Certificates are registered in the name of DTC or its nominee, on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Paying Agent and Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of interests in the Certificates. (Trust Supplement, Section 3.02(a))

     In addition, after the end of each calendar year, the applicable Trustee and Paying Agent will furnish to each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3), (4) and (5) above with respect to the Trust for such calendar year or, if such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Trust Supplement, Section 3.02(b)) Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and will be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to holders of interests in the Certificates in the manner described above. (Trust Supplement, Section 3.02(b)) At such time, if any, as the Certificates are issued in the form of definitive certificates, the applicable Paying Agent and Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name and period of ownership of such Certificateholder appear on the records of the registrar of the Certificates.

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

     An event of default under an Indenture (an "Indenture Event of Default") will, with respect to the Leased Aircraft Indentures, include an event of default under the related Lease (a "Lease Event of Default"). See "Description of the Equipment Notes -- Indenture Event of Defaults, Notice and Waiver." Since the Equipment Notes issued under an Indenture will be held in more than one Trust, a continuing Indenture Event of Default under such Indenture would affect the Equipment Notes held by each Trust. There are no cross-default provisions in the Indentures or in the Leases (unless otherwise agreed between an Owner Participant and Atlas). Consequently, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease. If an Indenture Event of Default occurs in fewer than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Event of Default has occurred, payments of principal and interest on the Equipment Notes will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor
Agreement -- Priority of Distributions."

     With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant, under the related Leased Aircraft Indenture, will have the right under certain circumstances to cure Indenture defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture default will be deemed to have been cured.

     In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Event of Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Wilmington Trust Company will be the initial Trustee under each Trust.

     Upon the occurrence and continuation of an Indenture Event of Default, the Controlling Party will direct the Indenture Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. See "Description of the Intercreditor
Agreement -- Intercreditor

Rights -- Sale of Equipment Notes or Aircraft." The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to any Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of the applicable Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of an Indenture Event of Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Atlas, any Liquidity Provider, any Owner Trustee, any Owner Participant or any Trustee.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of any Equipment Note or Trust Indenture Estate under (and as defined in) any Leased Aircraft Indenture or Collateral under (and as defined in) any Owned Aircraft Indenture held in such Trust following an Indenture Event of Default will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) In addition, if, following an Indenture Event of Default under any Leased Aircraft Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Leased Aircraft Indenture, the price paid by such Owner Participant or Owner Trustee for the Equipment Notes issued under such Leased Aircraft Indenture and distributed to such Trust by the Subordination Agent will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02)

     Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested and reinvested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) Such permitted investments will be defined as obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Section 1.01)

     Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of any default known to the Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of such uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02) The term "default" as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Event of Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Event of Default has occurred, any grace period or notice in connection therewith will be disregarded.

     Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03(e))

     Subject to certain qualifications set forth in each Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or the Intercreditor Agreement, including any right of such Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

     In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past Indenture Event of Default and its consequences under any Indenture pursuant to which Equipment Notes held by such Trust were issued or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Event of Default thereunder. Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement only the Controlling Party will be entitled to waive any such past default or Indenture Event of Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     Upon the occurrence and during the continuation of a Triggering Event, with 10 days' written notice to the Trustee and each Certificateholder of the same
Class:

     - the Class B Certificateholders will have the right to purchase all, but not less than all, of the Class A Certificates;

     - the Class C Certificateholders will have the right to purchase all, but not less than all, of the Class A and Class B Certificates; and

     - if the Class D Certificates are issued, the Class D Certificateholders shall have the right to purchase all, but not less than all, of the Class A, Class B and Class C Certificates.

     In each case the purchase price will be equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts due to the Certificateholders of such Class or Classes. (Trust Supplement, Section 4.01) In each case, if prior to the end of the 10-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder.

PTC EVENT OF DEFAULT

     A Pass Through Certificate Event of Default (a "PTC Event of Default") is defined under the Pass Through Trust Agreements as the failure to pay:

     - the outstanding Pool Balance of the applicable Class of Certificates within 10 Business Days of the Final Maturity Date for such Class; or

     - interest due on such Class of Certificates within 10 Business Days of any Distribution Date (unless the Subordination Agent shall have made Interest Drawings, or withdrawals from the Cash Collateral Accounts for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

     Any failure to make expected principal distributions with respect to any Class of Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Event of Default under all Indentures will constitute a Triggering Event. See "Description of the Intercreditor Agreement -- Priority of Distributions" for a discussion of the consequences of the occurrence of a Triggering Event.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     Atlas is prohibited from consolidating with or merging into any other corporation or transferring substantially all of its assets as an entirety to any other corporation unless:

     - the surviving successor or transferee corporation is validly existing under the laws of the United States or any state thereof;

     - the surviving successor or transferee corporation is a "citizen of the United States" (as defined in Title 49 of the United States Code relating to aviation (the "Transportation Code")) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the Bankruptcy Code;

     - the surviving successor or transferee corporation expressly assumes all of the obligations of Atlas contained in any Pass Through Trust Agreement, the Note Purchase Agreement, the Owned Aircraft Indentures, the Participation Agreements and the Leases, and any other operative documents; and

     - Atlas delivers a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

     In addition, after giving effect to such transaction, no Lease Event of Default, in the case of a Leased Aircraft, or Indenture Default, in the case of an Owned Aircraft, shall have occurred and be continuing. (Section 5.02; Leases, Section 13.02; Owned Aircraft Indentures, Section 4.07)

     The Pass Through Trust Agreements, the Note Purchase Agreement, the Indentures, the Participation Agreements and the Leases do not contain any covenants or provisions which may afford the applicable Trustee or Certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Atlas.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

     Each Pass Through Trust Agreement contains provisions permitting, at our request, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, without the consent of the holders of any of the Certificates of such
Trust:

     - to provide for the formation of a Trust to issue additional classes of certificates and to enter into Trust Supplements setting forth the terms of any such class of certificates;

     - to evidence the succession of another corporation to Atlas and the assumption by such corporation of Atlas' obligations under such Pass Through Trust Agreement, Deposit Agreement, Escrow Agreement, Note Purchase Agreement or Liquidity Facility;

     - to add to the covenants of Atlas for the benefit of holders of such Certificates or to surrender any right or power conferred upon Atlas in such Pass Through Trust Agreement, Deposit Agreement, Escrow Agreement, Intercreditor Agreement, Note Purchase Agreement or Liquidity Facility;

     - to correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreement, Escrow Agreement, Intercreditor Agreement, Note Purchase Agreement or Liquidity Facility which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, Deposit Agreement, Escrow Agreement, Intercreditor Agreement, Note Purchase Agreement or Liquidity Facility, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, Deposit Agreement, Escrow Agreement, Intercreditor Agreement, Note Purchase Agreement or Liquidity Facility, provided that such action shall not materially adversely affect the interests of the holders of such Certificates;

     - to correct any mistake in such Pass Through Trust Agreement, Deposit Agreement, Escrow Agreement, Intercreditor Agreement, Note Purchase Agreement or Liquidity Facility; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility;

     - to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body;

     - to modify, eliminate or add to the provisions of such Pass Through Trust Agreement, Deposit Agreement, Escrow Agreement, Intercreditor Agreement, Note Purchase Agreement or Liquidity Facility to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, Deposit Agreement, Escrow Agreement, Intercreditor Agreement, Note Purchase Agreement or Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act; and

     - to evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, Deposit Agreement, Escrow Agreement, Intercreditor Agreement, Note Purchase Agreement or Liquidity Facility by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, Deposit Agreement, Escrow Agreement, Intercreditor Agreement, Note Purchase Agreement or Liquidity Facility as shall be necessary to provide for or facilitate the administration of the Trusts by more than one Trustee.

     In each case, such modification or supplement may not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), for U.S. federal income tax purposes. (Section 9.01)

     Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, and with the consent of the applicable Owner Trustee, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility. However, no such amendment or supplement may, without the consent of the holder of each Certificate adversely affected thereby:

     - reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposit, the Receiptholders) of payments with respect to the Deposit, the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due;

     - permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes;

     - alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders;

     - reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement; or

     - modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of events of default or receipt of payment. (Section 9.02; Trust Supplement, Section 6.02)

     In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Lease, any Equipment Note or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice. The Trustee shall request from the Certificateholders a direction as to:

     - whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to take;

     - whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party; and

     - how to vote (or direct the Subordination Agent to vote) any Equipment
       Note if a vote has been called for with respect thereto.

     Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

     - other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding certificates of the relevant Trust; and

     - as the Controlling Party, the Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

     For purposes of the immediately preceding sentence, a Certificate shall have been "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to one Business Day before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture,

Participation Agreement or Lease, any relevant Equipment Note or any other related document, if an Indenture Event of Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)

OBLIGATION TO PURCHASE EQUIPMENT NOTES

     The Class A, Class B and Class C Trustees, respectively, are obligated to purchase the Series A, Series B and Series C Equipment Notes issued with respect to each Aircraft, subject in each case to the terms and conditions of a note purchase agreement (the "Note Purchase Agreement"). Under the Note Purchase Agreement, Atlas agrees to finance each Aircraft in the manner provided therein and in connection therewith will have the option of entering into a leveraged lease financing or a secured debt financing with respect to each Aircraft. In addition, Atlas may elect to convert an Owned Aircraft to a Leased Aircraft at any time by entering into a sale/leaseback transaction.

     - If Atlas chooses to enter into a leveraged lease financing with respect to an Aircraft (such Aircraft, a "Leased Aircraft"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a "Participation Agreement"), a Lease and an indenture (each, a "Leased Aircraft Indenture") relating to the financing of such Leased Aircraft.

     - If Atlas chooses to enter into a secured debt financing with respect to an Aircraft (such Aircraft, an "Owned Aircraft"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a "Participation Agreement") and an indenture (each an "Owned Aircraft Indenture" and together with the other Owned Aircraft Indentures and the Leased Aircraft Indentures, the "Indentures") relating to the financing of such Owned Aircraft.

     The description of such agreements in this prospectus is based on the forms of such agreements to be utilized pursuant to the Note Purchase Agreement. In the case of a Leased Aircraft, the terms of the agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus. See "Description of the Equipment Notes." However, under the Note Purchase Agreement, the terms of such agreements are required to (a) contain the Mandatory Document Terms and (b) not vary the Mandatory Economic Terms. In addition, Atlas is obligated (a) to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders and
(b) to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect (other than modifications affecting only the Owner Participant) will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred. The Trustees will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

MANDATORY ECONOMIC TERMS AND MANDATORY DOCUMENT TERMS

     The "Mandatory Economic Terms," as defined in the Note Purchase Agreement, require, among other things, that:

     - the aggregate principal amount of all the Equipment Notes issued with respect to an Aircraft not exceed the maximum principal amount of Equipment Notes indicated for each such Aircraft as set forth in "Summary -- Equipment Notes and the Aircraft" under the column "Maximum Principal Amount of Equipment Notes";

     - the initial LTV with respect to an Aircraft (with the value of any Aircraft for these purposes to equal the value (the "Assumed Appraised Value") for such Aircraft set forth in "Summary -- Equipment Notes and the Aircraft" under the column "Appraised Base Value"), not exceed 39.0% in the case of Series A Equipment Notes, 53.0% in the case of Series B Equipment Notes and 68.0% in the case of Series C Equipment Notes;

     - the LTV for each series of Equipment Notes issued in respect of each Aircraft (computed as of the date of issuance thereof on the basis of the Assumed Appraised Value of such Aircraft and the Depreciation Assumption) not exceed as of any Regular Distribution Date thereafter (assuming no default in the payment of the Equipment Notes) 39.0% in the case of the Series A Equipment Notes, 53.0% in the case of the Series B Equipment Notes and 68.0% in the case of the Series C Equipment Notes.

     - the initial average life of each series of Equipment Notes for any Aircraft from the Issuance Date shall be as follows:

       Series A Equipment Notes: not less than 11.0 years or more than 13.5 years
       Series B Equipment Notes: not less than 6.5 years or more than 9.5 years Series C Equipment Notes: not less than 2.5 years or more than 4.25 years

     - as of the Delivery Period Termination Date, the average life of each Class of Certificates shall be as follows, in each case from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits):

       Class A Certificates: not less than 11.5 years or more than 13.5 years Class B Certificates: not less than 7.5 years or more than 9.0 years Class C Certificates: not less than 3.0 years or more than 4.0 years

     - the final expected Distribution Date of each Class of Certificates shall be as set forth on the cover page of this prospectus;

     - the original aggregate principal amount of all of the Equipment Notes of each Series shall not exceed the original aggregate face amount of the Certificates issued by the corresponding Trust;

     - the interest rate applicable to each Series of Equipment Notes must be equal to the rate applicable to the Certificates issued by the corresponding Trust;

     - the payment dates for the Equipment Notes and basic rent under the Leases must be January 2 and July 2; provided however that rent under a Lease may also be paid at Atlas' election upon the commencement of such Lease and on any other date agreed between Atlas and the Owner Participant that occurs after the latest maturity date of the Equipment Notes issued in connection with the acquisition of the Aircraft to which the Lease relates;

     - rent, stipulated loss values and termination values under the Leases must be sufficient to pay amounts due with respect to the related Equipment Notes;

     - the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable stipulated loss value, or, in the case of Owned Aircraft, unpaid principal amount of the related Equipment Notes, subject to certain rights of self-insurance; and

     - (a) the past due rate in the Indentures and the Leases, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption and purchase of Equipment Notes in the Indentures, (d) the minimum liability insurance amount on Aircraft in the Leases subject to certain rights of self-insurance, (e) the interest rate payable, if any, with respect to stipulated loss value in the Leases, and
       (f) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Providers (including MSDW so long as MSCS is a Liquidity Provider), Trustees, Escrow Agents and registered holders of the Equipment Notes (in such capacity, the "Note Holders") with respect to certain taxes and expenses, in each case be provided as set forth in the form of Participation Agreements, Lease and Indentures (collectively, the "Aircraft Operative Agreements").

     The "Mandatory Document Terms" prohibit modifications in any material adverse respect to certain specified provisions of the Aircraft Operative Agreements annexed to the Note Purchase Agreement, as follows:

     - In the case of the Indentures, the following modifications are prohibited:

          (i) to the Granting Clause of the Indentures so as to deprive the Note Holders of a first priority security interest in the Aircraft, certain of Atlas' rights under its purchase agreement with the Aircraft manufacturer and, in the case of a Leased Aircraft, the Lease or to eliminate the obligations intended to be secured thereby;

          (ii) to certain provisions relating to the issuance, redemption, purchase, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances);

          (iii) to certain provisions regarding Indenture Defaults, remedies relating thereto and rights of the Owner Trustee and Owner Participant in such circumstances;

          (iv) to certain provisions relating to any replaced airframe or engines with respect to an Aircraft; and

          (v) to the provision that New York law will govern the Indentures.

     - In the case of the Lease, the following modifications are prohibited:

          (i) to certain provisions regarding the obligation of Atlas to pay basic rent, stipulated loss value and termination value to the Leased Aircraft Trustee;

          (ii) to certain provisions regarding the obligation of Atlas to record the Leased Aircraft Indenture with the Federal Aviation Administration and to maintain such Indenture as a first-priority perfected mortgage on the related Aircraft;

          (iii) to certain provisions relating to the obligation of Atlas to furnish certain opinions with respect to a replacement airframe;

          (iv) to certain provisions relating to the obligation of Atlas to consent to the assignment of the Lease by the Owner Trustee as collateral under the Leased Aircraft Indenture; and

          (v) modifications which would either alter the provision that New York law will govern the Lease or would deprive the Loan Trustee of rights expressly granted to it under the Leases.

     - In the case of the Participation Agreement, the following modifications are prohibited:

          (i) to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the Federal Aviation Administration;

          (ii) to the provisions restricting the Note Holder's ability to transfer such Equipment Notes;

          (iii) to certain provisions requiring the delivery of legal opinions; and

          (iv) to the provision that New York law will govern the Participation Agreement.

     - In the case of all of the Aircraft Operative Agreements, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Providers or the Loan Trustees in the definition of Make-Whole Premium.

     Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Providers, the Loan Trustees or the Certificateholders.

POSSIBLE ISSUANCE OF SERIES D EQUIPMENT NOTES

     Atlas may elect to issue Series D Equipment Notes in connection with the financing of Owned Aircraft, which will be funded from sources other than the original placement of the Old Certificates. Atlas may elect to fund the sale of the Series D Equipment Notes through the sale of Pass Through Certificates (the "Class D Certificates") issued by a Class D Atlas Air 2000-1 Pass Through Trust (the "Class D Trust"). Atlas will not issue any Series D Equipment Notes at any time prior to the consummation of the original placement of the Old Certificates. The Note Purchase Agreement provides that Atlas' ability to issue any Series D Equipment Notes is contingent upon its obtaining written confirmation from each Rating Agency that the issuance of such Series D Equipment Notes will not result in a withdrawal or downgrading of the rating of any Class of Certificates. If the Class D Certificates are issued, the Class D Trustee will become a party to the Intercreditor Agreement. See "Description of the Intercreditor Agreement."

TERMINATION OF THE TRUSTS

     The obligations of Atlas and the applicable Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. (Trust Supplement, Section 7.01) The applicable Trustee will send to each Certificateholder of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)

THE TRUSTEES

     Wilmington Trust Company is the Trustee for each Trust.

BOOK-ENTRY; DELIVERY AND FORM

     The New Certificates of each Trust will be represented by one or more permanent Global Certificates, in definitive, fully registered form without interest coupons, to be deposited with the Trustee as custodian for DTC and registered in the name of the nominee of DTC.

     DTC has advised Atlas as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Ownership of beneficial interests in the Global Certificates will be limited to persons who have accounts with DTC ("DTC Participants") or persons who hold interests through DTC Participants. Ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates.

     So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the New Certificates represented by such Global Certificates for all purposes under the related Pass Through Trust Agreements. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Pass Through Trust Agreements, and, if applicable, the Euroclear System or Cedel Bank Societe Anonyme.

     Payments of the principal of, premium, if any, and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither Atlas, the Trustee, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Atlas expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Certificates will credit DTC Participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such Global Certificates, as shown on the records of DTC or its nominee. Atlas also expects that payments by DTC Participants to owners of beneficial interests in such Global Certificates held through such DTC Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such DTC Participants.

     Neither Atlas nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DEFINITIVE CERTIFICATES

     Interests in Global Certificates of any class will be exchangeable or transferable, as the case may be, for certificates in definitive, fully registered form without interest coupons (the "Definitive Certificates") only if
(i) Atlas advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and Atlas is unable to locate a qualified successor within 90 days of receipt of such notice or, (ii) after the occurrence of certain events of default or other events specified in the Pass Through Trust Agreement, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, Atlas and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificateholders' best interests.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify through participants all Certificateholders having a beneficial interest in the Global Certificates of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Global Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificateholders.

     Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Pass Through Trust Agreement, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

                     DESCRIPTION OF THE DEPOSIT AGREEMENTS

     The following summary describes material terms of the deposit agreements ("Deposit Agreements"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated.

GENERAL

     Under the Escrow Agreements, the Escrow Agent with respect to each Trust has entered into a separate Deposit Agreement with the Depositary. The Depositary has established separate accounts into which the proceeds of the original placement of the Old Certificates attributable to the applicable Trust were deposited (each, a "Deposit") on the Issuance Date on behalf of such Escrow Agent. Both Aircraft were delivered in April 2000 and the applicable amounts were withdrawn from the Deposits to finance the two Aircraft. On each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the holders of Escrow Receipts, an amount equal to interest accrued on the Deposit relating to such Trust during the relevant interest period at the rate per annum applicable to the Certificates issued by such Trust.

     Upon each delivery of the Aircraft during the Delivery Period, the Trustee for each Trust requested the Escrow Agent relating to such Trust to withdraw from the Deposit relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on such Deposit (or portion thereof) withdrawn will be paid on the next Regular Distribution Date. The Deposit relating to each Trust and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any amount due in respect of the Certificates.

DEPOSITARY

     Westdeutsche Landesbank Girozentrale, New York Branch, is the depositary (the "Depositary"). WestLB, a German universal bank, provides commercial and investment banking services regionally, nationally and internationally to public, corporate and bank customers. WestLB is the largest of the German state banks. At December 31, 1998, WestLB had total assets of approximately DM 540.8 billion ($323.2 billion).

     WestLB operates its New York Branch (the "Branch") pursuant to a license granted by the Superintendent of Banks of the State of New York in 1975. It is also subject to review and supervision by the Federal Reserve Bank. The Branch offers a range of financial products and advisory services.

     WestLB has short-term unsecured debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.

     WestLB's registered head office is located at Herzogstrasse 15, 40217 Dusseldorf, Germany, and its telephone number is 011-49-21-826-01. The Branch is located at 1211 Avenue of the Americas, New York, N.Y. 10036, and its telephone number is 212-852-6000. A copy of WestLB's 1998 Annual Report may be obtained from the Branch by delivery of a written request to the attention of the Branch Management.

     The description of WestLB above has been provided by WestLB. WestLB, however, has not been involved in the preparation of, nor does it accept responsibility for, this prospectus.

     Atlas shall have the option to substitute another financial institution acceptable to the Rating Agencies as Depositary under certain circumstances.

                      DESCRIPTION OF THE ESCROW AGREEMENTS

     The following summary describes material terms of the escrow and paying agent agreements (the "Escrow Agreements"). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated.

     First Security Bank, National Association, as escrow agent in respect of each Trust (the "Escrow Agent"), Wilmington Trust Company, as paying agent on behalf of the Escrow Agent in respect of each Trust (the "Paying Agent"), each Trustee and the Initial Purchasers have entered into a separate Escrow Agreement for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a "Receiptholder"). The cash proceeds of the offering of Old Certificates of each Trust were deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as the Deposit relating to such Trust. Both Aircraft were delivered in April 2000 and the applicable amount of each Deposit was withdrawn from such Deposit to finance the Aircraft.

     The Escrow Agent shall direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders. Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which shall be non-interest bearing. The Paying Agent shall deposit interest on Deposits in the related Paying Agent Account. The Paying Agent shall distribute these amounts on a Regular Distribution Date or Special Distribution Date, as appropriate.

     The Escrow Agent has issued one or more escrow receipts (the "Escrow Receipts") which were affixed by the relevant Trustee to each Certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. In connection with the Exchange Offer, each Escrow Receipt attached to an Old Certificate (an "Old Escrow Receipt") will be exchanged for an Escrow Receipt attached to a New Certificate (a "New Escrow Receipt") that will be identical in all material respects to the Old Escrow Receipt. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following summary describes material terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated.

GENERAL

     The liquidity provider for each trust (the "Liquidity Provider") has entered into a separate revolving credit agreement (each, a "Liquidity Facility") with the Subordination Agent. Under each Liquidity Facility, the Liquidity Provider will, if necessary, make one or more advances ("Interest Drawings") to the Subordination Agent in an aggregate amount (the "Required Amount") sufficient to pay interest on the Certificates on up to three consecutive semiannual Regular Distribution Dates at the respective interest rates shown on the cover page of this prospectus for such Certificates of the related Class (the "Stated Interest Rate"). If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although WestLB, New York Branch, and MSCS are the initial Liquidity Providers, the Liquidity Provider for any Trust under certain circumstances may be replaced by one or more other entities. See "-- Replacement of Liquidity

Facilities." The obligations of MSCS to make advances under the Liquidity Facilities for the Class B Trust and the Class C Trust will be fully and unconditionally guaranteed by MSDW.

DRAWINGS

     The initial amount available under the Liquidity Facilities for each Trust on the Issuance Date was as follows:

TRUST                                                  AVAILABLE AMOUNT
-----                                                  ----------------
Class A.............................................     $16,278,477
Class B.............................................     $ 6,078,289
Class C.............................................     $ 6,976,272

     Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder on or promptly after any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest; provided, however, that the maximum amount available to be drawn under a Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility.

     The "Maximum Available Commitment" at any time under each Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

     The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6) In addition, the Liquidity Facility with respect to each Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

     Each payment by the Liquidity Provider reduces by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility in respect of interest on the Certificates of such Trust will be reinstated to an amount not to exceed the then Required Amount of such Liquidity Facility. However, such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes. With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The Required Amount of the Liquidity Facility for any Trust will be automatically reduced from time to time to an amount equal to the next three successive interest payments due on the Certificates of such Trust (without regard to expected future payment of principal of such Certificates) at the Stated Interest Rate for such Trust. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreement, Section 3.6(j))

     "Performing Equipment Note" means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding involving Atlas under the U.S. Bankruptcy Code, (a) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code) (the "Section 1110 Period") shall not be taken into consideration, unless during the
Section 1110 Period the trustee in such proceeding or Atlas refuses to assume or agree to perform its obligations under the Lease related to such Equipment Note (in the case of a Leased Aircraft) or under the Owned Aircraft Indenture related to such Equipment Note (in the case of an Owned Aircraft), and (b) any payment default occurring after the date of the order of relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the U.S. Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period.

REPLACEMENT OF LIQUIDITY FACILITIES

     If at any time (i) the short-term unsecured debt rating of any Liquidity Provider or, if applicable, of any guarantor of the obligations of a Liquidity Provider then issued by any of the Rating Agencies is lower than the Threshold Rating for the relevant Class or (ii) any guarantee of a Liquidity Provider's obligations under the relevant Liquidity Facilities becomes invalid or unenforceable, then the relevant Liquidity Facility may be replaced by a Replacement Facility. In the event that such Liquidity Facility is not replaced with a Replacement Facility, within 10 days after notice of the downgrading or such guarantee becoming invalid or unenforceable and as otherwise provided in the Intercreditor Agreement, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the "Downgrade Drawing") and the proceeds will be deposited into a cash collateral account (the "Cash Collateral Account") for such Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement,
Section 3.6(c))

     A "Replacement Facility" for any Liquidity Facility means an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the applicable Required Amount and issued by a person having unsecured short-term debt ratings issued by the Rating Agencies which are equal to or higher than the Threshold Rating for the relevant Class. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the initial Liquidity Provider.

     "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1+ by Standard & Poor's, in the case of the Class A Liquidity Provider, and the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's, in the case of the Class B and Class C Liquidity Provider.

     The Liquidity Facility for each Trust provides that the Liquidity Provider's obligations thereunder will expire on the earliest of:

     - January 26, 2001;

     - the date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full;

     - the date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

     - the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "-- Liquidity Events of Default"); or

     - the date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

     Each Liquidity Facility provides that the scheduled expiration date thereof may be extended for additional 364-day periods by mutual agreement of the relevant Liquidity Provider and the Subordination Agent. (Liquidity Facilities,
Section 2.10)

     The Intercreditor Agreement provides for the replacement of the Liquidity Facility for any Trust if such Liquidity Facility is scheduled to expire earlier than 15 days after the Final Maturity Date for the Certificates of such Trust and such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. (Intercreditor Agreement, Section 3.6(d)) If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the "Non-Extension Drawing"). The proceeds of the Non-Extension Drawing will be deposited in the Cash Collateral Account for the related Class of Certificates as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b))

     Subject to certain limitations, Atlas may, at its option, arrange for a Replacement Facility at any time to replace the liquidity facility for any Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if any liquidity provider shall determine not to extend any liquidity facility, then such liquidity provider may, at its option, arrange for a Replacement Facility to replace such liquidity facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such liquidity facility. If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such liquidity facility on deposit in the Cash Collateral Account for such Trust will be returned to the liquidity provider being replaced. (Intercreditor Agreement, Section 3.6(e))

     Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider, the Subordination Agent shall request a final drawing (a "Final Drawing") under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i))

REIMBURSEMENT OF DRAWINGS

     The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor.

  Interest Drawings and Final Drawings

     Amounts drawn under any Liquidity Facility by reason of an Interest Drawing or the Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of each such drawing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such drawing, interest will accrue at the Base Rate plus 2.25% per annum, in the case of the Class A Trust, and 2.00% per annum in the case of the Class B Trust or the Class C Trust. Thereafter, interest will accrue at LIBOR for the applicable Interest Period plus 2.25% per annum in the case of the Class A Trust and 2.00% per annum in the case of the Class B Trust or the Class C Trust. In the case of a Final Drawing, however, the Subordination Agent may convert the Final

Drawing into a drawing bearing interest at the Base Rate plus 2.25% per annum, in the case of the Class A Trust, and 2.00% per annum, in the case of the Class B Trust and the Class C Trust, on the last day of an Interest Period for such Drawing.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent ( 1/4 of 1%).

     "LIBOR" means, with respect to any interest period, (i) the rate per annum appearing on display page 3750 (British Bankers Association -- LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the LIBOR Advance to which such interest period is to apply and for a period comparable to such interest period.

  Downgrade Drawings and Non-Extension Drawings

     The amount drawn under any Liquidity Facility for any Trust by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

     - such amount will be released on any Distribution Date to the relevant Liquidity Provider to the extent that such amount exceeds the Required Amount;

     - any portion of such amount withdrawn from the Cash Collateral Account for such Certificate to pay interest on such Certificates will be treated in the same way as Interest Drawings; and

     - the balance of such amount will be invested in Eligible Investments.

     A Downgrade Drawing or a Non-Extension Drawing under the Liquidity Facility for the Class A Trust (other than any portion thereof applied to the payment of interest on the Class A Certificates) will bear interest equal to the earnings, if any, on funds on deposit in the Cash Collateral Account for the Class A Trust.

     A Downgrade Drawing or a Non-Extension Drawing under the Liquidity Facility for the Class B Trust or the Class C Trust (other than any portion thereof applied to the payment of interest on the Certificates of Class B or Class C, respectively) will bear interest at (x) the greater of (A) an amount equal to the earnings, if any, plus 0.50% per annum on the outstanding amount from time to time of such Downgrade Drawing or Non-Extension Drawing for the Class B Trust or the Class C Trust, as applicable, for the relevant interest period and (B) interest on the outstanding amount from time to time of such Downgrade Drawing or Non-Extension Drawing, (i) at the Base Rate plus 0.50% per annum with respect to the period from the date of such drawing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such drawing, (ii) thereafter subject to clause (y) below, at a rate equal to LIBOR for the applicable interest period plus 0.50% per annum, and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "-- Liquidity Events of Default," at a rate equal to LIBOR for the applicable Interest Period (or, as described in the fourth preceding paragraph, the Base Rate) plus 2.00% per annum. (Liquidity Facilities, Sections
2.06 and 3.07)

LIQUIDITY EVENTS OF DEFAULT

     Events of Default under each Liquidity Facility (each, a "Liquidity Event of Default") will consist of:

     - the acceleration of all the Equipment Notes; and

     - certain bankruptcy or similar events involving Atlas. (Liquidity Facilities, Section 1.01)

     If (i) any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of the related Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

     - the related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent;

     - the Subordination Agent will promptly request, and the Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder;

     - any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility; and

     - all amounts owing to the applicable Liquidity Provider will be automatically accelerated.

     Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement -- Priority of Distributions." (Liquidity Facilities, Section 6.01) Upon the circumstances described below under "Description of the Intercreditor
Agreement -- Intercreditor Rights," a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

INITIAL LIQUIDITY PROVIDERS

     The initial Liquidity Provider for the Class A Trust is WestLB, acting through its New York Branch.

     The initial Liquidity Provider for the Class B Trust and the Class C Trust is MSCS. MSCS, a subsidiary of MSDW, commenced operation in August 1985 and was established to conduct, primarily as principal, an interest rate, currency and equity derivatives products business. MSCS also engages in a variety of other related transactions.

     MSDW, the guarantor of MSCS's obligations under its Liquidity Facilities, is a global financial services firm. MSDW has long-term unsecured debt ratings of Aa3 from Moody's and A+ from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and A-1 from Standard & Poor's. MSDW files reports, proxy statements and other information with the Commission pursuant to the information requirements of the Exchange Act. Such information can be inspected and copied at the public reference facilities of the Commission, or electronically accessed through the Internet.

     The descriptions of MSCS and MSDW above have been provided by the respective parties. None of MSCS or MSDW, however, has been involved in the preparation of or accepts responsibility for this prospectus Morgan Stanley & Co. Incorporated, a subsidiary of MSDW and an affiliate of MSCS, acted as an Initial Purchaser of the Certificates.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes material provisions of the intercreditor agreement (the "Intercreditor Agreement") among the Trustees, the Liquidity Providers, Wilmington Trust Company, as subordination agent (the "Subordination Agent") and any holder of Class D Equipment Notes, if issued. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement.

INTERCREDITOR RIGHTS

  Controlling Party

     Each Loan Trustee is directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under the related Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Event of Default (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant) shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

     After the occurrence and during the continuance of an Indenture Event of Default under such Indenture (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant), each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under the related Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. See "Description of the Certificates -- Indenture Event of Defaults and Certain Rights Upon an Indenture Event of Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

     The "Controlling Party" will be:

     - the Class A Trustee;

     - upon payment of Final Distributions to the holders of Class A Certificates, the Class B Trustee; and

     - upon payment of Final Distributions to the holders of Class B Certificates, the Class C Trustee.

     At any time after 18 months from the earlier to occur of (x) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remain unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes shall have been accelerated, the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations shall have the right to become the Controlling Party with respect to any Indenture.

     For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes -- Remedies."

     "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable on the Deposit relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposit for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

  Sale of Equipment Notes or Aircraft

     Upon the occurrence and during the continuation of any Indenture Event of Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, direct the Subordination Agent to sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of Atlas, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. In addition, with respect to any Leased Aircraft, the amount and payment dates of rentals payable by Atlas under the related Lease for such Aircraft may not be adjusted during this nine-month period, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Atlas under such Lease before giving effect to such adjustment. The discounted present value of all rentals shall be determined using the weighted average interest rate of the Equipment Notes outstanding under such Indenture as the discount rate.

     "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (1) 75% of the Appraised Current Market Value of such Aircraft and (2) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

PRIORITY OF DISTRIBUTIONS

  Before a Triggering Event

     So long as no Triggering Event shall have occurred (whether or not continuing) all payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

     - to the Liquidity Providers to the extent required to pay the Liquidity Expenses;

     - to the Liquidity Providers to the extent required to pay interest accrued on the Liquidity Obligations;

     - to the Liquidity Providers to the extent required to pay or reimburse the Liquidity Providers for the Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and/or, if applicable, to replenish each Cash Collateral Account up to the applicable Required Amounts;

     - to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

     - to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates;

     - to the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates;

     - if Class D Certificates have been issued, to the trustee for the Class D Trust (the "Class D Trustee") to the extent required to pay "Expected Distributions" (to be defined in a manner equivalent to the definition below for other Classes of Certificates) on the Class D Certificates; and

     - to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

     "Liquidity Obligations" means the obligations to reimburse or to pay the Liquidity Providers all principal, interest, fees and other amounts owing to them under each Liquidity Facility or certain other agreements.

     "Liquidity Expenses" means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the difference between:

          (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust); and

          (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase or acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (ii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to the Deposit occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

     For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the Equipment Notes issued pursuant to an Indenture, clause (1) of the definition of Expected Distributions shall be deemed to read as follows: "(1) accrued, due and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) together with (without duplication) accrued and unpaid interest on a portion of such Certificates equal to the outstanding principal amount of the Equipment Notes being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment)."

  After a Triggering Event

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

     - to the Subordination Agent, any Trustee, any Certificateholder and the Liquidity Providers to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any Trustee or to reimburse any Certificateholder or the Liquidity Providers in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes, any Trust Indenture Estate under

       (and as defined in) any Leased Aircraft Indenture or Collateral under (and as defined in) any Owned Aircraft Indenture (collectively, the "Administration Expenses");

     - to the Liquidity Providers to the extent required to pay the Liquidity Expenses;

     - to the Liquidity Providers to the extent required to pay interest accrued on the Liquidity Obligations;

     - to the Liquidity Providers to the extent required to pay the outstanding amount of all Liquidity Obligations and/or, if applicable, with respect to any particular Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable);

     - to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

     - to the Class A Trustee to the extent required to pay Adjusted Expected Distributions on the Class A Certificates.

     - to the Class B Trustee to the extent required to pay Adjusted Expected Distributions on the Class B Certificates;

     - to the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates; and

     - if Class D Certificates have been issued, to the Class D Trustee to the extent required to pay "Adjusted Expected Distributions" (to be defined in a manner equivalent to the definition below for other Classes of Certificates) on the Class D Certificates.

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the greater of:

          (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the "Non-Performing Equipment Notes") held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and
     (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to the Deposit occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust), and

          (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the

     Deposit for such Class of Certificates) other than any portion of such Deposit thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement (the amount described in this clause (i), the "Current Pool Balance"), over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) shall not apply.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means the product of (i) the sum of the applicable LTV Collateral Amounts for each Aircraft, minus (ii) the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes.

     "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (i) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease, in the case of a Leased Aircraft, or relevant Indenture, in the case of an Owned Aircraft, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV Ratio" means for the Class A Certificates 39.0%, for the Class B Certificates 53.0% and for the Class C Certificates 68.0%.

     "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft.

     After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent shall obtain LTV Appraisals of the Aircraft securing such Equipment Note as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

     "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein.

ADDITION OF TRUSTEE FOR CLASS D CERTIFICATES

     If the Class D Certificates are issued, the Class D Trustee will become a party to the Intercreditor Agreement.

THE SUBORDINATION AGENT

     Wilmington Trust Company is the Subordination Agent under the Intercreditor Agreement. Atlas and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is Wilmington Trust Company, One Rodney Square, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

                 DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The Aircraft consist of two new Boeing 747-400F aircraft, both of which were delivered by the manufacturer to Atlas in April 2000. The Aircraft have been designed to be in compliance with Stage 3 noise level standards. The Boeing 747-400F aircraft is a long-range aircraft with payload capacity of approximately 150 tons. The engine type expected to be utilized on each Aircraft is the General Electric Model CF6-80C2B5FG04.

THE APPRAISALS

     The table below sets forth the appraised base values as determined by AvSolutions, Inc. ("AvS"), Morton Beyer and Agnew, Inc. ("MBA") and Simat Helliesen & Eichner, Inc. ("SH&E"), independent aircraft appraisal and consulting firms (the "Appraisers") and certain additional information regarding the Aircraft.

AIRCRAFT                                   SCHEDULED               APPRAISED BASE VALUE
REGISTRATION             MANUFACTURER'S    DELIVERY     ------------------------------------------
NUMBER                   SERIAL NUMBER     MONTH(1)         AVS            MBA            SH&E
------------             --------------   -----------   ------------   ------------   ------------
N409MC.................      30558        July 2000     $164,600,000   $161,100,000   $153,200,000
N412MC.................      30559        August 2000    164,600,000    161,770,000    153,500,000

---------------

(1) The actual delivery month for each Aircraft was April 2000.

     For purposes of the foregoing chart, each Appraiser was asked to provide its opinion as to the appraised base value of each Aircraft projected as of the scheduled delivery month of each such Aircraft. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this prospectus as Appendix B. For a definition of appraised base value and a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such letters.

     An appraisal is only an estimate of value. It is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised base value. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates.

DELIVERIES OF AIRCRAFT

     The Note Purchase Agreement provides that the delivery period (the "Delivery Period") will expire on December 31, 2000, subject to extension if a labor strike occurs at Boeing prior to December 31, 2000, by the number of days that such strike continues in effect (the "Delivery Period Termination Date").

                       DESCRIPTION OF THE EQUIPMENT NOTES

     The statements under this caption describe certain terms of the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the trust agreements under which the Owner Trustees act on behalf of the Owner Participants (the "Trust Agreements") and the Note Purchase Agreement and do not purport to be complete. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the Trust Agreements and the Note Purchase Agreement, forms of which were filed as exhibits to the Registration Statement and copies of which are available as set forth under the heading "Where You Can Find More Information." Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement and the Trust Agreement that may be applicable to each Aircraft.

     Under the Note Purchase Agreement, Atlas has the option of entering into a leveraged lease financing or a secured debt financing with respect to each of the Aircraft.

     - If Atlas chooses to enter into a leveraged lease financing with respect to an Aircraft, the Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement, a Lease and a Leased Aircraft Indenture (among other documents) relating to the financing of such Leased Aircraft.

     - If Atlas chooses to enter into a secured debt financing with respect to an Aircraft, the Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Owned Aircraft Indenture relating to the financing of such Owned Aircraft.

     The description of such agreements in this prospectus is based on the forms of such agreements annexed to the Note Purchase Agreement. In the case of Leased Aircraft, the terms of the agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus. This is because a third party -- the owner participant that will be the beneficial owner of the Leased Aircraft (the "Owner Participant") -- will provide a portion of the financing of such Aircraft and may request changes. However, under the Note Purchase Agreement, the terms of such agreements are required to (i) contain the Mandatory Documents Terms and (ii) not vary the Mandatory Economic Terms. In addition, Atlas will be obligated (i) to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders and
(ii) to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect would not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates. See "Description of the Certificates -- Obligation to Purchase Equipment Notes." Each Owner Participant will be required to satisfy certain requirements, including having a minimum combined capital and surplus or net worth.

GENERAL

     The Equipment Notes will be issued in up to three series with respect to each Aircraft (the "Series A Equipment Notes," the "Series B Equipment Notes," the "Series C Equipment Notes," and, collectively, the "Equipment Notes"). Atlas may elect to issue an additional series with respect to Owned Aircraft (the

"Series D Equipment Notes"), which will be funded from sources other than the original placement of the Old Certificates. See "Description of the Certificates -- Possible Issuance of Series D Equipment Notes." The Equipment Notes with respect to each Leased Aircraft will be issued under a separate Leased Aircraft Indenture between First Security Bank, National Association, as owner trustee of a trust for the benefit of the Owner Participant who will be the beneficial owner of such Aircraft (each, an "Owner Trustee"), and Wilmington Trust Company, as an indenture trustee thereunder (each, a "Leased Aircraft Trustee"). The Equipment Notes with respect to each Owned Aircraft will be issued under a separate Owned Aircraft Indenture between Atlas and Wilmington Trust Company, as indenture trustee thereunder (each, an "Owned Aircraft Trustee" and, together with the other Owned Aircraft Trustees and the Leased Aircraft Trustees, the "Loan Trustees"). The Indentures will not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States.

     The related Owner Trustee will lease each Leased Aircraft to Atlas pursuant to a separate Lease between such Owner Trustee and Atlas with respect to such Leased Aircraft. Under each Lease, Atlas will be obligated to make or cause to be made rental and other payments to the related Leased Aircraft Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Leased Aircraft. The Equipment Notes issued with respect to the Leased Aircraft are not, however, direct obligations of, or guaranteed by, Atlas. Atlas' rental obligations under each Lease and Atlas' obligations under the Equipment Notes issued with respect to each Owned Aircraft will be general obligations of Atlas.

SUBORDINATION

     The Indenture provides for the following subordination provisions applicable to the Equipment Notes:

     - Series A Equipment Notes issued in respect of an Aircraft will rank senior in right of payment to other Equipment Notes issued in respect of such Aircraft;

     - Series B Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series A Equipment Notes issued in respect of such Aircraft and will rank senior to the Series C and, if applicable, Series D Equipment Notes issued in respect of such Aircraft;

     - Series C Equipment Notes issued in respect of such Aircraft will rank junior in right of payment to the Series A and Series B Equipment Notes issued in respect of such Aircraft and, if Series D Equipment Notes are issued with respect to such Aircraft, senior to such Series D Equipment Notes; and

     - If Atlas elects to issue Series D Equipment Notes with respect to an Aircraft, they will be subordinated in right of payment to the Series A, Series B, and Series C Equipment Notes issued with respect to such Aircraft.

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this prospectus with respect to Certificates issued by such Trust until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

     Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on January 2 and July 2 of each year, commencing on July 2, 2000. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Scheduled principal payments on the Equipment Notes will be made on January 2 and July 2 in certain years, commencing on, January 2, 2001 (or, in the case of Equipment Notes issued after such date, commencing with the first such date to occur after initial issuance thereof). See "Description of the Certificates -- Pool Factors" for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.

     If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

REDEMPTION

     If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Atlas under the related Lease (in the case of a Leased Aircraft) or under the related Owned Aircraft Indenture (in the case of an Owned Aircraft), the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Leased Aircraft Indentures, Section 2.10(a)) (Owned Aircraft Indentures, Section 2.10)

     If Atlas exercises its right to terminate a Lease under Section 9 or
Section 17.3.1 of such Lease, the Equipment Notes relating to the applicable Leased Aircraft will be redeemed, in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium, if any. (Leased Aircraft Indentures, Section 2.10(b)) See "-- The Leases and Certain Provisions of the Owned Aircraft Indentures -- Lease Termination."

     All (but not less than all) of the Equipment Notes issued with respect to a Leased Aircraft may be redeemed prior to maturity at the option of the issuer with the prior written consent of Atlas and all of the Equipment Notes issued with respect to an Owned Aircraft may be redeemed prior to maturity at the option of Atlas, in each case at a price equal to the aggregate unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium, if any. (Indentures, Section 2.11)

     Notice of redemption shall be given to each Note Holder by the Loan Trustee not less than 15 nor more than 60 days prior to the applicable redemption date. If notice of such a redemption shall have been given (A) in connection with a refinancing of Equipment Notes with respect to an Aircraft, such notice may be revoked not later than three days prior to the proposed redemption date and (B) in connection with the anticipated termination of a Lease as described above, such notice may be revoked, and shall be deemed revoked, in the event the Lease does not in fact terminate. In addition, the redemption date may be postponed for up to 10 Business Days. (Indentures, Section 2.12)

     If, with respect to a Leased Aircraft, (x) one or more Lease Events of Default shall have occurred and are continuing, (y) in the event of a bankruptcy proceeding involving Atlas, (i) during the Section 1110 Period, the trustee in such proceeding or Atlas does not assume or agree to perform its obligations under the related Lease or (ii) at any time after assuming or agreeing to perform such obligations, such trustee or Atlas ceases to perform such obligations such that the stay period applicable under the U.S. Bankruptcy Code comes to an end or (z) the Equipment Notes with respect to such Leased Aircraft have been accelerated or the Leased Aircraft Trustee with respect to such Equipment Notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, then in each case all, but not less than all, of the Equipment Notes issued with respect to such Leased Aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of purchase, but without any premium (provided that a Make-Whole Premium shall be payable if such

Equipment Notes are to be purchased pursuant to clause (x) when a Lease Event of Default shall have occurred and been continuing for less than 180 days). (Leased Aircraft Indentures, Section 2.13) Atlas as owner of the Owned Aircraft has no comparable right under the Owned Aircraft Indentures to purchase Equipment Notes under such circumstances.

     "Make-Whole Premium" means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination.

     For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

     "Average Life Date" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

SECURITY

  Leased Aircraft

     The Equipment Notes issued with respect to each Leased Aircraft will be secured by:

     - an assignment by the related Owner Trustee to the related Leased Aircraft Trustee of such Owner Trustee's rights, except for certain rights, under the Lease with respect to the related Leased Aircraft, including the right to receive payments of rent thereunder;

     - a mortgage to such Leased Aircraft Trustee of such Aircraft, subject to the rights of Atlas under such Lease; and

     - an assignment to such Leased Aircraft Trustee of certain of such Owner Trustee's rights under the purchase agreement between Atlas and the Leased Aircraft manufacturer.

     Unless and until an Indenture Event of Default with respect to a Leased Aircraft has occurred and is continuing, the Leased Aircraft Trustee may not exercise the rights of the Owner Trustee under the related Lease, except the Owner Trustee's right to receive payments of rent due thereunder. The assignment by the Owner Trustee to the Leased Aircraft Trustee of its rights under the related Lease will exclude certain rights of such Owner Trustee and the related Owner Participant, including the rights of the Owner Trustee and the Owner Participant with respect to indemnification by Atlas for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under public liability insurance maintained by Atlas under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant under such Lease and certain reimbursement payments made by Atlas to such Owner Trustee. (Leased Aircraft Indenture, Granting Clause) The Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft or Leases (except in certain cases, if any, where the related Owner Participant and Atlas shall agree to cross-collateralization). Accordingly, any excess proceeds from the exercise of remedies with respect to the Equipment Notes relating to an Aircraft will not be available to cover any shortfall with respect to any other Aircraft.

  Owned Aircraft

     The Equipment Notes issued with respect to each Owned Aircraft will be secured by:

     - a mortgage to the Owned Aircraft Trustee of such Aircraft; and

     - an assignment to the Owned Aircraft Trustee of certain of Atlas' rights under its purchase agreement with the Aircraft manufacturer.

  Cash

     Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft or, in the case of a Leased Aircraft, termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of the related Owner Trustee in the case of the Leased Aircraft or Atlas in the case of the Owned Aircraft, in investments described in the related Indenture. (Leased Aircraft Indentures, Section 5.09; Owned Aircraft Indentures,
Section 6.06)

LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

     The following table sets forth illustrative loan to Aircraft value ratios for the Equipment Notes issued in respect of a Leased Aircraft as of each January 2 Regular Distribution Date occurring after the scheduled date of original issuance of such Equipment Notes, assuming that Series A, Series B, and Series C Equipment Notes in the maximum principal amount are issued in respect of such Aircraft. This example was utilized by Atlas in preparing the Assumed Amortization Schedule, although the amortization schedule for the Series A, Series B and Series C Equipment Notes issued with respect to an Aircraft may vary from such assumed schedule so long as it complies with the Mandatory Economic Terms. Accordingly, the schedule set forth below may not be applicable in the case of any particular Leased Aircraft or in the case of any Owned Aircraft. See "Description of the Certificates -- Pool Factors." The LTV was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

     The following table is based on the assumption (the "Depreciation Assumption") that the value of the Aircraft set forth opposite the initial Regular Distribution Date included in the table depreciates by 3% of the initial appraised value per year for the first 20 years after the year of delivery of such Aircraft and by 4% of the initial appraised value per year thereafter. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the table are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the table should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

                                                           INDICATIVE LEASED AIRCRAFT
                                                 ----------------------------------------------
                                                                   B747-400F
                                                 ----------------------------------------------
                                                                        ASSUMED
                                                   EQUIPMENT NOTE       AIRCRAFT      LOAN TO
DATE                                             OUTSTANDING BALANCE     VALUE      VALUE RATIO
----                                             -------------------   ----------   -----------
                                                     (MILLIONS)        (MILLIONS)
January 2, 2001................................        $94.10            $154.84       60.8%
January 2, 2002................................         91.21             150.06       60.8
January 2, 2003................................         86.94             145.27       59.8
January 2, 2004................................         82.25             140.48       58.5
January 2, 2005................................         77.10             135.69       56.8
January 2, 2006................................         71.44             130.90       54.6
January 2, 2007................................         66.07             126.11       52.4
January 2, 2008................................         61.70             121.32       50.9
January 2, 2009................................         58.33             116.53       50.1
January 2, 2010................................         55.03             111.74       49.2
January 2, 2011................................         51.19             106.95       47.9
January 2, 2012................................         47.32             102.17       46.3
January 2, 2013................................         43.37              97.38       44.5
January 2, 2014................................         38.59              92.59       41.7
January 2, 2015................................         34.29              87.80       39.1
January 2, 2016................................         32.37              83.01       39.0
January 2, 2017................................         30.51              78.22       39.0
January 2, 2018................................         19.91              73.43       27.1
January 2, 2019................................          0.05              68.64        0.1
January 2, 2020................................          0.00               0.00         NA

LIMITATION OF LIABILITY

     The Equipment Notes issued with respect to each Leased Aircraft are not direct obligations of, or guaranteed by, Atlas, any Owner Participant or the Leased Aircraft Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Leased Aircraft Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Leased Aircraft Trustees for any amounts payable under the Equipment Notes or, except as provided in each Leased Aircraft Indenture, for any liability under such Leased Aircraft Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Leased Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes issued with respect to a Leased Aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Leased Aircraft or the income and proceeds received by the related Leased Aircraft Trustee therefrom (including rent payable by Atlas under the Lease with respect to such Leased Aircraft).

     The Equipment Notes issued with respect to the Owned Aircraft will be direct obligations of Atlas.

     Except as otherwise provided in the Indentures, each Owner Trustee and each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the Equipment Notes to the Leased Aircraft Trustees or to any holder of any Equipment Note. (Owned Aircraft Indenture, Section 7.01; Leased Aircraft Indenture, Section 6.01)

INDENTURE DEFAULTS, NOTICE AND WAIVER

     Indenture Events of Default under each Indenture will include:

     - in the case of a Leased Aircraft Indenture, the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Participant that such failure shall constitute an Indenture Default);

     - the failure by the related Owner Trustee (other than as a result of a Lease Default or Lease Event of Default), in the case of a Leased Aircraft Indenture, or Atlas, in the case of an Owned Aircraft Indenture, to pay any interest or principal or premium, if any, under such Indenture or under any Equipment Note issued thereunder that continues for more than 10 Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, 10 Business Days after the relevant Owner Trustee or Owner Participant, in the case of a Leased Aircraft Indenture or Atlas, in the case of an Owned Aircraft Indenture, receives written demand from the related Loan Trustee or holder of an Equipment Note;

     - the failure by the related Owner Participant or the related Owner Trustee (in its individual capacity), in the case of a Leased Aircraft Indenture, to discharge certain liens that continue after notice and specified cure periods;

     - any representation or warranty made by the related Owner Trustee or Owner Participant, in the case of a Leased Aircraft Indenture, or Atlas, in the case of an Owned Aircraft Indenture, in such Indenture, the related Participation Agreement, or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods;

     - failure by Atlas or the related Owner Trustee or Owner Participant to perform or observe covenants or obligations for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents which continues after notice and specified cure periods and which is material and adverse to the interests of the Loan Trustee or the Note Holders;

     - the registration of the related Aircraft ceasing to be effective as a result of the Owner Participant (in the case of a Leased Aircraft) not being a citizen of the United States, as defined in the Transportation Code (subject to a cure period);

     - with respect to the Owned Aircraft, the lapse or cancellation of insurance required under the Owned Aircraft Indenture; or

     - the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant (in the case of a Leased Aircraft) or Atlas (in the case of an Owned Aircraft). (Leased Aircraft Indentures, Section 4.02; Owned Aircraft Indentures,
       Section 5.01)

     There will not be cross-default provisions in the Indentures or in the Leases (unless otherwise agreed between an Owner Participant and Atlas). Consequently, events resulting in an Indenture Event of Default under any particular Indenture may or may not result in an Indenture Event of Default occurring under any other Indenture, and a Lease Event of Default under any particular Lease may or may not constitute a Lease Event of Default under any other Lease.

     If Atlas fails to make any semiannual basic rental payment due under any Lease, within a specified period after such failure the applicable Owner Trustee may furnish to the Leased Aircraft Trustee the amount due on the Equipment Notes issued with respect to the related Leased Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Leased Aircraft Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless such Owner Trustee has previously cured three or more immediately preceding semiannual basic rental payment defaults or, in total, six or more previous semiannual basic rental payment defaults. The applicable Owner Trustee also may cure any other default by Atlas in the performance of its obligations under any Lease that can be cured with the payment of money. (Leased Aircraft Indentures, Section 4.03)

     The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Leased Aircraft Indentures, Section 4.08; Owned Aircraft Indentures, Section 5.06)

REMEDIES

     If an Indenture Event of Default occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may, subject to the applicable Owner Participant's or Owner Trustee's right to cure, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon, provided that in the event of a reorganization proceeding involving Atlas instituted under Chapter 11 of the U.S. Bankruptcy Code, if no other Lease Event of Default and no other Indenture Event of Default (other than the failure to pay the outstanding amount of the Equipment Notes which by such declaration shall have become payable) exists at any time after the consummation of such proceeding, such declaration will be automatically rescinded without any further action on the part of any holder of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest, and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Events of Default and incipient Indenture Events of Default with respect to any covenant or provision of such Indenture have been cured. (Leased Aircraft Indentures Section 4.04(b); Owned Aircraft Indentures, Section 5.02(b))

     Each Indenture provides that if an Indenture Event of Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including if, in the case of a Leased Aircraft, the corresponding Lease has been declared in default one or more of the remedies under such Lease with respect to the Aircraft subject to such Lease. If an Indenture Event of Default arises solely by reason of one or more events or circumstances which constitutes a Lease Event of Default, the related Leased Aircraft Trustee's right to exercise remedies under a Leased Aircraft Indenture is subject, with certain exceptions, to its having proceeded to exercise one or more of the dispossessory remedies under the Lease with respect to such Leased Aircraft; provided that the requirement to exercise one or more of such remedies under such Lease shall not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days or such period as may be specified in
Section 1110(a)(1)(A) of the U.S. Bankruptcy Code, plus an additional period, if any, resulting from (i) the trustee or debtor-in-possession in such proceeding agreeing to perform obligations under such Lease with the approval of the applicable court and its continuous performance of such Lease under Section 1110(a)(1) (A-B) of the U.S. Bankruptcy Code or such Leased Aircraft Trustee's consent to an extension of such period, (ii) such Leased Aircraft Trustee's failure to give any requisite notice or (iii) Atlas' assumption of such Lease with the approval of the relevant court and its continuous performance of the Lease as so assumed. See "-- The Leases and Certain Provisions of the Owned Aircraft Indentures -- Events of Default Under the Leases." Such remedies may be exercised by the related Leased Aircraft Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture and subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of Atlas under the Lease with respect to such Aircraft; provided that no exercise of any remedies by the related Leased Aircraft Trustee may affect the rights of Atlas under any Lease unless a Lease Event of Default has occurred and is continuing. (Leased Aircraft Indentures, Section 4.04; Leases, Section 15) The Owned Aircraft Indentures will not contain such limitations on the Owned Aircraft Trustee's ability to exercise remedies upon an Indenture Event of Default under an Owned Aircraft Indenture.

     If a bankruptcy proceeding involving Atlas under the U.S. Bankruptcy Code occurs, all of the rights of the Owner Trustee as lessor under a particular Lease will be exercised by the Owner Trustee in accordance with the terms thereof unless (i) during the Section 1110 Period the trustee in such proceeding or Atlas does not assume or agree to perform its obligations under such Lease,
(ii) at any time after assuming or agreeing to perform such obligations, such trustee or Atlas ceases to perform such obligations or (iii) the related Loan Trustee takes action, or notifies the Owner Trustee that such Loan Trustee intends to take action, to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy in accordance with the Leased Aircraft Indenture in connection with any continuing non-bankruptcy Indenture Event of Default. The Owner Trustee's exercise of such rights shall be subject to certain limitations and may not, in any event, reduce the amount or change the time of any payment in respect of the Equipment Notes or adversely affect the validity or enforceability of the lien under the related Leased Aircraft Indenture.

     If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

     Section 1110 of the U.S. Bankruptcy Code ("Section 1110") provides in relevant part that the right of lessors, conditional vendors and holders of security interests with respect to "Equipment" (as defined in Section 1110) to take possession of such Equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by:

     - the automatic stay provision of the U.S. Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period;

     - the provision of the U.S. Bankruptcy Code allowing the trustee in reorganization to use property of the debtor during the reorganization period;

     - Section 1129 of the U.S. Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases); and

     - any power of the bankruptcy court to enjoin a repossession.

     Section 1110 provides in relevant part, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings (unless specifically permitted by the bankruptcy court) and may not be exercised at all if, within such 60-day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the trustee in reorganization agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor).

     "Equipment" is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in Section 40102 of Title 49 of the U.S. Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

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     It is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to Atlas, Cahill Gordon & Reindel, provide its opinion to the Trustees that (x) if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under the Lease for such Aircraft, and the Leased Aircraft Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the related Leased Aircraft Indenture, will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Aircraft or (y) if such Aircraft is an Owned Aircraft, the Owned Aircraft Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Owned Aircraft, in each case, assuming that Atlas is a "citizen of the United States" as defined in
Section 40102 of Title 49 of the U.S. Code holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and assuming that the Aircraft and Engines constitute "equipment" as defined in Section 1110. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "-- Indenture Defaults, Notice and Waiver."

     The opinion of Cahill Gordon & Reindel will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See "-- The Leases and Certain Provisions of the Owned Aircraft Indentures -- Events of Loss." The opinion of Cahill Gordon & Reindel will also not address the availability of Section 1110 with respect to any possible sublessee of a Leased Aircraft subleased by Atlas or to any possible lessee of an Owned Aircraft if it is leased by Atlas.

     The U.S. District Court for the District of Colorado in 1998 issued opinions arising from the bankruptcy proceedings of Western Pacific Airlines, Inc. relating to Section 1110. The decisions held that, once an airline debtor reaffirms its obligations and cures its defaults under an aircraft lease within the prescribed period in accordance with Section 1110, the lessor under such lease is not entitled to repossess the aircraft under Section 1110 if the airline subsequently defaults under such lease. (An appeal of these decisions to the United States Court of Appeals for the Tenth Circuit was dismissed as moot on July 7, 1999.) The opinion of Cahill Gordon & Reindel will state that, in such firm's opinion, the District Court cases were incorrectly decided, since they are contrary to the plain language of Section 1110 that requires the cure of any default (other than certain defaults relating to the bankruptcy proceedings) and are not limited to defaults occurring at the commencement of the bankruptcy proceeding. Moreover, such opinion of Cahill Gordon & Reindel will state that, in such firm's opinion, such District Court cases are contrary to the clear intent of Congress in enacting Section 1110, since they would substantially eliminate the benefit of Section 1110 by giving no effect to rights of repossession under Section 1110 after the initial reaffirmance and cure.

     As a result of these decisions and the fact that Atlas is headquartered in Colorado, Standard & Poor's placed Atlas' 1998 EETCs, 1999 EETCs and 2000 EETCs on credit watch with negative implications while affirming its corporate credit rating on Atlas' unsecured debt. Standard & Poor's has placed the Certificates offered hereby on credit watch for the same reason. Standard & Poor's has stated that if remedial legislation which favorably resolves the Section 1110 uncertainty becomes law, or if the issue is favorably resolved in a court decision, ratings on the pass through trust certificates would be affirmed. Standard & Poor's has also stated that once Atlas moves its headquarters from Colorado to New York State, they expect to affirm and remove the ratings from credit watch.

     If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)

     In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Leased Aircraft is owned by the related

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

Owner Trustee in trust, such Leased Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes might be interrupted and the ability of the related Leased Aircraft Trustee to exercise its remedies under the related Leased Aircraft Indenture might be restricted, although such Leased Aircraft Trustee would retain its status as a secured creditor in respect of the related Lease and the related Leased Aircraft.

MODIFICATION OF INDENTURES AND LEASES

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and any related Lease, Participation Agreement or Trust Agreement may not be amended or modified, except to the extent indicated below.

     Subject to certain limitations, certain provisions of any Leased Aircraft Indenture, and of the Lease, the Participation Agreement, and the Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of any holders of the Equipment Notes outstanding under such Indenture. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related Owner Trustee of the related Leased Aircraft at the end of the term of such Lease (except to the extent that such amendment would affect the rights or exercise of remedies under the Lease) and (ii) the renewal of such Lease and the option of Atlas at the end of the term of such Lease to purchase the related Leased Aircraft so long as the same would not adversely affect the Note Holders. (Leased Aircraft Indentures, Section 9.01(a)) In addition, any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder, provided that such change does not adversely affect the interests of any such holder. (Leased Aircraft Indentures, Section 9.01(c); Owned Aircraft Indentures,
Section 10.01)

     Without the consent of each Liquidity Provider and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Leased Aircraft Indentures, Section 9.01(b); Owned Aircraft Indentures, Section 10.01(a))

INDEMNIFICATION

     Atlas will be required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. Atlas will be required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Leased Aircraft.

THE LEASES AND CERTAIN PROVISIONS OF THE OWNED AIRCRAFT INDENTURES

     Each Leased Aircraft will be leased to Atlas by the relevant Owner Trustee under the relevant lease agreement (each, a "Lease"). Each Owned Aircraft will be owned by Atlas.

  Lease Term Rentals and Payments

     Each Leased Aircraft will be leased separately by the relevant Owner Trustee to Atlas for a term commencing on the date on which the Aircraft is acquired by the Owner Trustee and expiring on a date not earlier than the latest maturity date of the relevant Equipment Notes, unless terminated prior to the originally scheduled expiration date as permitted by the applicable Lease. The semiannual basic rent
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payment under each Lease is payable by Atlas on each related Lease Payment Date
(or, if such day is not a Business Day, on the next Business Day), and will be assigned by the Owner Trustee under the corresponding Leased Aircraft Indenture to provide the funds necessary to make scheduled payments of principal and interest due from the Owner Trustee on the Equipment Notes issued under such Indenture. In certain cases, the semiannual basic rent payments under the Leases may be adjusted, but each Lease provides that under no circumstances will rent payments by Atlas be less than the scheduled payments on the related Equipment Notes. Any balance of each such semiannual basic rent payment under each Lease, after payment of amounts due on the Equipment Notes issued under the Indenture corresponding to such Lease, will be paid over to the Owner Trustee. (Leases, Section 3; Leased Aircraft Indentures, Section 3.01)

     "Lease Payment Date" means, with respect to each Lease, January 2 or July 2 during the term of such Lease, the commencement date of such Lease or any other date agreed between Atlas and the Owner Participant that occurs after the latest maturity date of the Equipment Notes issued in connection with the acquisition of the Aircraft to which such Lease relates.

     Semiannual payments of interest on the Equipment Notes issued by Atlas under an Owned Aircraft Indenture are payable January 2 and July 2 of each year, commencing on July 2, 2000. Semiannual payments of principal under the Equipment Notes issued by Atlas under an Owned Aircraft Indenture are payable on January 2 and July 2 in certain years, commencing on January 2, 2001.

  Net Lease; Maintenance

     Under the terms of each Lease, Atlas' obligations in respect of each Leased Aircraft will be those of a lessee under a "net lease." Accordingly, Atlas is obligated under each Lease, among other things and at its expense, to keep each Aircraft duly registered and insured, to pay all costs of operating the Aircraft and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good operating condition as when delivered to Atlas, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times. (Leases, Sections 7.1, 8.1 and 11.1 and Annexes C and D) The Owned Aircraft Indentures impose comparable registration, insurance, maintenance, service and repair obligations on Atlas with respect to the Owned Aircraft. (Owned Aircraft Indentures, Sections 4.02 and 4.06)

  Possession, Sublease and Transfer

     Each Aircraft may be operated by Atlas or, subject to certain restrictions, by certain other persons. Normal interchange and pooling agreements customary in the commercial airline industry with respect to any Engine are permitted. Subleases, in the case of the Leased Aircraft, and leases, in the case of Owned Aircraft, are also permitted to U.S. air carriers, U.S. aircraft manufacturers, foreign air carriers and foreign aircraft manufacturers that have their principal executive office in certain specified countries, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize (in the case of the Leased Aircraft) Owner Trustee's title to, and the Loan Trustee's security interest in respect of, the applicable Aircraft. In addition, a sublessee may not be subject to insolvency or similar proceedings at the commencement of such sublease or lease. (Leases, Section 7; Owned Aircraft Indentures, Section 4.02) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the "Convention"). It is uncertain to what extent the relevant Loan Trustee's security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention. Moreover, in the case of an Indenture Event of Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

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

  Registration

     Atlas is required to keep each Aircraft duly registered under the Transportation Code with the FAA, except (in the case of the Leased Aircraft) if the relevant Owner Trustee or the relevant Owner Participant fails to meet the applicable citizenship requirements, and to record each Lease (in the case of the Leased Aircraft) and Indenture and certain other documents under the Transportation Code. (Leases, Section 7; Owned Aircraft Indentures, Section 4.02(e)) Such recordation of the Indenture and other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

     So long as no Lease Event of Default exists, Atlas has the right to register the Leased Aircraft subject to such Lease in a country other than the United States at its own expense in connection with a permitted sublease of the Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that the lien of the applicable Indenture continue as a first priority security interest in the applicable Aircraft. (Leases, Section 7.1.2; Participation Agreements, Section 7.6.11) The Owned Aircraft Indentures contain comparable provisions with respect to the registration of the Owned Aircraft in connection with a permitted lease of the Owned Aircraft. (Owned Aircraft Indentures, Section 4.02(e))

  Liens

     Atlas is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the related Equipment Notes, Atlas, and, with respect to a Leased Aircraft, the Owner Participant and Owner Trustee arising under the applicable Indenture, the Lease (in the case of the Leased Aircraft) or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; and (iv) any other lien as to which Atlas has provided a bond or other security adequate in the reasonable opinion of the Owner Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of any Participant therein or impair the lien of the relevant Indenture. (Leases, Section 6; Owned Aircraft Indentures, Section 4.01)

  Replacement of Parts, Alterations

     Atlas is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. Atlas or any permitted sublessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility or useful life of the related Aircraft or Engine or invalidate the Aircraft's airworthiness certificate. (Leases, Section 8.1 and Annex C; Owned Aircraft Indentures, Section 4.04(d))

  Insurance

     Atlas is required to maintain, at its expense (or at the expense of a permitted lessee, in the case of the Owned Aircraft, or a permitted sublessee, in the case of the Leased Aircraft), all-risk aircraft hull

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insurance covering each Aircraft, at all times in an amount not less than the stipulated loss value of such Aircraft (which will exceed the aggregate outstanding principal amount of the Equipment Notes relating to such Aircraft, together with accrued interest thereon). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $7.5 million, to be adjusted for inflation, per occurrence such proceeds up to the stipulated loss value of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to $7.5 million, to be adjusted for inflation, per occurrence such proceeds will be payable directly to Atlas so long as an Indenture Event of Default does not exist with respect to the Owned Aircraft or (in the case of the Leased Aircraft) the Owner Trustee has not notified the insurance underwriters that a Lease Event of Default exists. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Leases, Sections 11 and Annex D; Owned Aircraft Indentures, Section 4.06)

     In addition, Atlas is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted lessee, in the case of the Owned Aircraft, or a permitted sublessee, in the case of the Leased Aircraft), including without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper's liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Atlas of the same type and operating on similar routes as such Aircraft. (Leases, Section 11.1 and Annex D; Owned Aircraft Indentures, Section 4.06)

     Atlas is also required to maintain war-risk, hijacking or allied perils insurance if it (or any permitted sublessee or lessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if Atlas (or any permitted sublessee or lessee) maintains such insurance with respect to other aircraft operated on the same routes or areas on or in which the Aircraft is operated. (Leases, Annex D; Owned Aircraft Indentures, Section 4.06)

     Atlas may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the largest replacement value of any single aircraft in Atlas' fleet or 1 1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which Atlas carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among other major U.S. air cargo carriers is a higher level of self-insurance, in which case Atlas may self-insure the Aircraft to such higher level. In addition, Atlas may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. air cargo carriers. (Leases, Section 11.1 and Annex D; Owned Aircraft Indentures, Section
4.06 and Annex B)

     In respect of each Aircraft, Atlas is required to name as additional insured parties the relevant Loan Trustee and holders of the Equipment Notes and (in the case of the Leased Aircraft) the relevant Owner Participant and Owner Trustee, in its individual capacity and as owner of such Aircraft, and the Liquidity Provider under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of Atlas, any permitted sublessee or any other person. (Leases, Annex D; Owned Aircraft Indentures, Section 4.06 and Annex B)

  Lease Termination

     Atlas may terminate any Lease on any Lease Payment Date occurring after the fifth anniversary of the date on which such Lease commenced, if it makes a good faith determination that the Leased Aircraft subject to such Lease is economically obsolete or surplus to its requirements or if it is to be disposed pursuant to a program of fleet renewal. Atlas is required to give notice of its intention to exercise its right

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of termination described in this paragraph at least 90 days prior to the proposed date of termination, which notice may be withdrawn up to 10 Business Days prior to such proposed date; provided that Atlas may with respect to such Lease give only five such termination notices. In such a situation, unless the Owner Trustee elects to retain title to such Aircraft, Atlas is required to use commercially reasonable efforts to sell such Aircraft as an agent for such Owner Trustee. The Owner Trustee will sell such Aircraft to the highest cash bidder on the date of termination specified in Atlas' notice or on any other date within 10 Business Days of such date of termination agreed with the applicable lessor. If such sale occurs, the Equipment Notes related thereto are required to be prepaid. If the net proceeds to be received from such sale are less than the termination value for such Aircraft (which is set forth in a schedule to each Lease), Atlas is required to pay to the applicable Owner Trustee an amount equal to the excess, if any, of the applicable termination value for such Aircraft over such net proceeds. Upon payment of termination value for such Aircraft and an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts, the lien of the relevant Indenture will be released, the relevant Lease will terminate, and the obligation of Atlas thereafter to make scheduled rent payments under such Lease will cease. (Leases, Section 9; Leased Aircraft Indentures, Section 2.10(b))

     The Owner Trustee has the option to retain title to the Leased Aircraft if Atlas has given a notice of termination under the Lease. In such event, such Owner Trustee will pay to the applicable Loan Trustee an amount sufficient to prepay the outstanding Equipment Notes issued with respect to such Aircraft (including the Make-Whole Premiums), in which case the lien of the relevant Indenture will be released, the relevant Lease will terminate and the obligation of Atlas thereafter to make scheduled rent payments under such Lease will cease. (Leases, Section 9; Leased Aircraft Indentures, Sections 2.06 and 2.10(b))

  Events of Loss

     If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, Atlas must elect within 60 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. If Atlas elects to make payment with respect to such Event of Loss, then such payment shall be made on or before the earlier of
(i) the Business Day next following the 180th day after the date of occurrence of such Event of Loss, and (ii) the Business Day specified as the payment date in an irrevocable notice delivered by Atlas not less than 20 days prior to such payment date. The amount of such payment shall include the outstanding principal amount of the Equipment Notes (in the case of an Owned Aircraft) or the stipulated loss value of such Aircraft (in the case of a Leased Aircraft), together with certain additional amounts, but shall exclude any Make-Whole Premium. If Atlas elects to replace such Airframe and any such Engines, Atlas must, within 180 days after the date of occurrence of such Event of Loss, substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe or Airframe and Engines that suffered such Event of Loss. Notwithstanding the foregoing, if an Indenture Event of Default or failure to pay principal or interest under the Owned Aircraft Indenture has occurred and is continuing or certain bankruptcy defaults have occurred and are continuing, Atlas shall be required to make payment with respect to such Event of Loss. (Leases, Sections 10.1.1 and 10.1.2; Leased Aircraft Indentures, Section 2.10(a); Owned Aircraft Indentures, Section 2.10 and 4.05(a))

     If Atlas elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall, in the case of the Leased Aircraft, convey to the related Owner Trustee title to an airframe (or airframe and one or more engines, as the case may be) or, in the case of an Owned Aircraft, subject such an airframe (or airframe and one or more engines) to the lien of the Owned Aircraft Indenture, and such replacement airframe or airframe and engines must be the same model as the Airframe or Airframe and Engines to be replaced or an improved model, with a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Lease or Owned Aircraft Indenture, as the case may be. Atlas is also required to provide to the relevant Loan Trustee and (in the case of a Leased Aircraft) the relevant Owner Trustee and Owner Participant reasonably acceptable

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opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Owner Trustee and Leased Aircraft Trustee (as assignee of lessor's rights and interests under the Lease), in the case of a Leased Aircraft, or the Owned Aircraft Trustee, in the case of an Owned Aircraft, will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Leases, Sections 10.1.3 and 10.3; Owned Aircraft Indentures, Section 4.05(c))

     If Atlas elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft (in the case of an Owned Aircraft) or the stipulated loss value for such Aircraft (in the case of a Leased Aircraft), together with all additional amounts then due and unpaid with respect to such Aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such Equipment Notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such Equipment Notes (but without any Make-Whole Premium), the lien of the Indenture and (in the case of a Leased Aircraft) the Lease relating to such Aircraft shall terminate with respect to such Aircraft, the obligation of Atlas thereafter to make the scheduled rent payments (in the case of a Leased Aircraft) or interest and principal payments (in the case of an Owned Aircraft) with respect thereto shall cease and the related Owner Trustee shall transfer all of its right, title and interest in and to the related Aircraft to Atlas. The stipulated loss value and other payments made under the Leases or the Owned Aircraft Indenture, as the case may be, by Atlas shall be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the Equipment Notes issued with respect to such Aircraft will be distributed by such Loan Trustee to the applicable Owner Trustee or to Atlas, as the case may be. (Leases, Section 10.1.2; Leased Aircraft Indentures, Sections
2.06 and 3.02; Owned Aircraft Indentures, Section 4.05(a)(ii))

     If an Event of Loss occurs with respect to an Engine alone, Atlas will be required to replace such Engine within 90 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, or an improved model, suitable for installation and use on the Airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Lease or the Owned Aircraft Indenture, as the case may be. (Leases, Section 10.2; Owned Aircraft Indenture,
Section 4.04(e))

     An "Event of Loss" with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:

     - the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use;

     - the actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss;

     - any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more;

     - any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than a U.S. government entity or an entity of the country of registration of the relevant Aircraft) for a period exceeding 180 consecutive days or, if earlier, at the end of the term of such Lease (in the case of a Leased Aircraft) or the final maturity of the Equipment Notes (in the case of an Owned Aircraft);

     - in the case of any Leased Aircraft, any seizure, condemnation, confiscation, taking or requisition of use of such property by any U.S. government entity (or governmental entity of the country of registration of the relevant Aircraft) that continues until the 30th day after the last day of the term of the relevant Lease (unless the Owner Trustee shall have elected not to treat such event as an Event of Loss);

     - as a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of Atlas' business of air cargo transportation is prohibited for 180 consecutive days, unless Atlas, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by Atlas, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Atlas' entire U.S. registered fleet of similar property and Atlas, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by Atlas, but in any event if such use shall have been prohibited for a period of three years or, in the case of a Leased Aircraft, such use shall be prohibited at the expiration of the term of the relevant Lease; or

     - with respect to any Engine, any divestiture of title to such Engine shall be treated as an Event of Loss. (Leases, Section 7.2.6 and Annex A; Owned Aircraft Indentures, Annex A)

  Renewal and Purchase Options

     At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, Atlas will have the option to renew such Lease for additional limited periods (each a "Renewal Term"). Each Renewal Term shall be for not less than three months and not more than 2 years, as determined by Atlas. Rent payments during the first Renewal Term shall equal the lesser of fair market rental and a fixed rate rental as specified in the Lease. Rent payments during subsequent Renewal Terms shall equal fair market rental (Leases, Section 17.2).

     In addition, Atlas will have the right (i) at the end of the term of each Lease, (ii) at the end of each Renewal Term, (iii) on specified dates prior to the end of the term of each Lease and (iv) upon certain tax events, to purchase the Aircraft from the applicable Owner Trustee and assume as direct obligations of Atlas, the Equipment Notes with respect to such Aircraft. In such case, the Leased Aircraft Indenture relating to such Equipment Notes will be amended and restated to be substantially the same as an Owned Aircraft Indenture. Such assumption may occur only if, Atlas has (i) indemnified the then existing beneficial owners of Certificates against any incremental U.S. federal income taxes that may be imposed on them as a direct consequence of such assumption (including any taxes that may be imposed as a result of the payment of such indemnification) and (ii) if such an opinion can be given, provided an opinion of counsel to the effect that holders of such Equipment Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such assumption and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred. See "Certain U.S. Federal Income Tax
Consequences -- Taxation of Certificateholders Generally" for a discussion of certain tax consequences of such purchase and assumption under current regulations.

  Events of Default Under the Leases

     Lease Events of Default under each Lease include among other things:

     - failure by Atlas to make any payment of basic rent, renewal rent, stipulated loss value or termination value under such Lease within 10 Business Days after the same shall have become due, or failure by Atlas to pay any other amount due under such Lease or under any other related operative document (other than excluded payments (as defined in the Lease)) within 10 Business

       Days from and after the date of any written notice from the Owner Trustee or Loan Trustee of the failure to make such payment when due;

     - failure by Atlas to make any excluded payment (as defined in the Lease) within 10 Business Days after written notice that such failure constitutes a Lease Event of Default is given by the relevant Owner Participant to Atlas and the relevant Loan Trustee;

     - failure by Atlas to carry and maintain insurance on and in respect of the Aircraft, Airframe and Engines, in accordance with the provisions of such Lease;

     - failure by Atlas to perform or observe in any material respect any other covenant or agreement to be performed or observed by it under such Lease or the related Participation Agreement or any other related operative document (other than the related tax indemnity agreement between Atlas and the Owner Participant), and such failure shall continue unremedied for a period of 30 days after written notice of such failure by the applicable Owner Trustee or Loan Trustee unless such failure is capable of being corrected and Atlas shall be diligently proceeding to correct such failure, in which case there shall be no Lease Event of Default unless and until such failure shall continue unremedied for a period of 180 days after the receipt of such notice;

     - any representation or warranty made by Atlas in such Lease or the related Participation Agreement or in any other related operative document (other than in the related tax indemnity agreement between Atlas and the Owner Participant) shall prove to have been untrue or inaccurate in any material respect at the time made, such representation or warranty is material at the time in question and the same shall remain uncured (to the extent of the adverse impact thereof) for more than 30 days after the date of written notice thereof to Atlas; and

     - the occurrence of certain voluntary events of bankruptcy, reorganization or insolvency of Atlas or the occurrence of involuntary events of bankruptcy, reorganization or insolvency which shall continue undismissed, unvacated or unstayed for a period of 90 days. (Leases, Section 14)

     Indenture Events of Default under the Owned Aircraft Indentures are discussed above under "-- Indenture Defaults, Notice and Waiver."

  Remedies Exercisable upon Events of Default Under the Leases

     If a Lease Event of Default has occurred and is continuing, the applicable Owner Trustee may (or, so long as the Indenture shall be in effect, the applicable Loan Trustee may, subject to the terms of the Indenture) exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. These remedies include the right to repossess and use or operate such Aircraft, to rescind or terminate such Lease, to sell or re-lease such Aircraft free and clear of Atlas' rights, except as set forth in the Lease, and retain the proceeds, and to require Atlas to pay, as liquidated damages any due and unpaid basic rent plus an amount equal to, at such Owner Trustee's (or, subject to the terms of the relevant Leased Aircraft Indenture, the Leased Aircraft Trustee's) option, either (i) the excess of the present value of all unpaid rent during the remainder of the term of such Lease over the present value of the fair market rental value of such Aircraft for the remainder of the term of such Lease or, (ii) the excess of the stipulated loss value of such Aircraft over the fair market sales value of such Aircraft or, if such Aircraft has been sold, the net sales proceeds from the sale of such Aircraft. (Leases, Section 15; Leased Aircraft Indentures, Section 4.04) If the Loan Trustee has validly terminated such Lease, the Loan Trustee may not sell or lease or otherwise afford the use of such Aircraft to Atlas or any of its affiliates. (Leased Aircraft Indentures, Sections 4.03 and 4.04(a))

     Remedies under the Owned Aircraft Indentures are discussed above under "Description of the Equipment Notes -- Remedies."

  Transfer of Owner Participant Interests

     Subject to certain restrictions, each Owner Participant may transfer all or any part of its interest in the related Leased Aircraft. (Participation Agreements, Section 10.1.1)

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary describes the material U.S. federal income tax consequences to Certificateholders of the exchange of the Old Certificates for the New Certificates pursuant to the Exchange Offer. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates that are citizens or residents of the United States, corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein, estates the income of which is subject to U.S. federal income taxation regardless of its source, and trusts that meet the following two tests:
(a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust that will hold the Certificates as capital assets. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to exchange the Old Certificates for the New Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

     The exchange of the Old Certificates for the New Certificates pursuant to the Exchange Offer will not be a taxable event for U.S. federal income tax purposes. The receipt of New Certificates in the exchange will be treated as a continuation of the original investment in the Old Certificates. As a result, no gain or loss will be recognized by a holder of the Old Certificates upon receipt of the New Certificates. A holder's tax basis in the New Certificates received pursuant to the Exchange Offer will be the same as the holder's tax basis in the Old Certificates exchanged therefor. A holder's holding period for the New Certificates received pursuant to the Exchange Offer will include its holding period for the Old Certificates exchanged therefor.

     The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Certificate holders should note that no rulings have been sought from the U.S. Internal Revenue Service (the "IRS") with respect to the tax consequences described above, and no assurance can be given that the IRS will not take contrary positions.

     The foregoing summary of U.S. federal tax consequences is for general information only and is not tax advice. CERTIFICATEHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF EXCHANGING THE OLD CERTIFICATES FOR THE NEW CERTIFICATES AND THE OWNERSHIP AND DISPOSITION OF THE NEW CERTIFICATES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain requirements on employee benefit plans subject to Title I of ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to

Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a New Certificate, the Plan's assets will include both the New Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by employee benefit plans (including Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

     The fiduciary of a Plan that proposes to acquire and hold any New Certificates should consider, among other things, whether such acquisition and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, and (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Atlas and its affiliates, the Owner Participants, the Underwriters, the Trustees, the Escrow Agent, the Depositary, the Owner Trustees and the Liquidity Provider. In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if New Certificates are acquired by a Plan and Certificates of another Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of such other Class of Certificates of its right to purchase another Class of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold New Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the New Certificates.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before acquiring any New Certificates.

     Any Plan fiduciary which proposes to cause a Plan to acquire any New Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code to such an investment, and to confirm that such acquisition and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

     In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class A Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to certain of the Initial Purchasers which are substantially the same as the administrative exemption issued to Morgan Stanley & Co. Incorporated, Prohibited Transaction Exemption 90-24 (55 Fed. Reg. 20,548 (1990)), as amended (the "Underwriter Exemption"). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including equipment notes secured by leases) and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

     The Underwriter Exemption sets a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of Class A Certificates to be eligible for exemptive relief thereunder. In particular, the acquisition of Class A Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the Certificates must not be subordinated to the rights and interests evidenced by other Certificates of the same trust estate; the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's or Duff & Phelps; and the investing Plan must be (and by its acquisition or acceptance of a Certificate or an interest therein, would be deemed to have represented that it is) an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     In addition, the trust corpus generally must be invested in qualifying receivables, such as the Equipment Notes, but may not in general include a pre-funding account (except for a limited amount of pre-funding which is invested in qualifying receivables within a limited period of time following the closing not to exceed three months).

     With respect to the investment restrictions set forth in the Underwriter Exemption, an investment in a Certificate will evidence both an interest in the respective Trust as well as an interest in the Deposits held in escrow by an Escrow Agent for the benefit of the Certificateholder. Under the terms of the Escrow Agreement, the proceeds from the offering of the Old Certificates of each Class were paid over by the Initial Purchasers to the Depositary on behalf of the Escrow Agent (for the benefit of such Certificateholders as the holders of the Escrow Receipts) and do not constitute property of the Trusts. Under the terms of each Escrow Agreement, the Escrow Agent is irrevocably instructed to enter into the Deposit Agreements with the Depositary and to effect withdrawals upon the receipt of appropriate notice from the relevant Trustee so as to enable such Trustee to purchase the identified Equipment Notes on the terms and conditions set forth in the Note Purchase Agreement. Interest on the Deposits relating to each Trust will be paid to the Certificateholders of such Trust as Receiptholders through a Paying Agent appointed by the Escrow Agent. Pending satisfaction of such conditions and withdrawal of such Deposits, the Escrow Agent's rights with respect to the Deposits will remain plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code.

     There can be no assurance that the Department of Labor would agree that the Underwriter Exemption will be applicable to Class A Certificates in these circumstances. In particular, the Department of Labor might assert that the escrow arrangement is tantamount to an impermissible pre-funding rendering the Underwriter Exemption inapplicable. In addition, even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class A Certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the Class A Certificates or the assets of the Class A Trust. In particular, it appears that the Underwriter Exemption would not apply to the purchase by Certificateholders of another Class of Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. Therefore, the fiduciary of a Plan considering the purchase of a Class A Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other exemptions that may be applicable.

     The Underwriter Exemption does not apply to the Class B or Class C Certificates.

     Each person who acquires or accepts a New Certificate or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase such New Certificate or an interest therein or (ii) the purchase and holding of such New Certificate or interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

     Each Plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on Plans under ERISA) should consult with its legal advisor concerning an investment in any of the New Certificates.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired as a result of market-making activities or other trading activities. Atlas has agreed that for a period of one hundred eighty (180) days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     Atlas will not receive any proceeds from any sale of New Certificates by broker-dealers. New Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time on one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Certificates. Any broker-dealer that resells New Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of one hundred eighty (180) days after the Expiration Date, Atlas will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Atlas has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Certificates (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Certificates is being passed upon for Atlas by Cahill Gordon & Reindel, New York, New York. Cahill Gordon & Reindel will rely on the opinion of Morris, James, Hitchens & Williams LLP, counsel for Wilmington Trust Company, as Trustee, as to matters of Delaware law relating to the authorization, execution and delivery of the New Certificates under the Pass Through Trust Agreements.

                                    EXPERTS

     The consolidated financial statements of the Company incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said report.

     The references to AvS, MBA and SH&E and to their respective appraisal reports, each dated as of December 21, 1999, January 4, 2000 and January 4, 2000, respectively, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                          APPENDIX A -- INDEX OF TERMS

                                                              PAGE
                                                              -----
ACMI Contracts..............................................     26
"actually voted"............................................     38
Adjusted Expected Distributions.............................     54
Administration Expenses.....................................     54
Aggregate LTV Collateral Amount.............................     55
Aircraft....................................................      8
Aircraft Operative Agreements...............................     40
Appraised Current Market Value..............................     55
Appraisers..................................................     56
Assumed Aircraft Value......................................     61
Assumed Amortization Schedule...............................     31
Assumed Appraised Value.....................................     39
Atlas.......................................................      1
Average Life Date...........................................     60
AvS.........................................................     56
Base Rate...................................................     49
Basic Agreement.............................................     27
Boeing......................................................     26
Boeing Purchase Agreement...................................     26
Book-Entry Confirmation.....................................     22
Book-Entry Transfer Facility................................     22
Branch......................................................     44
Business Day................................................     30
Cash Collateral Account.....................................     47
Certificate Account.........................................     30
Certificateholder...........................................     28
Certificates................................................      1
Class.......................................................     27
Class A Certificates........................................      1
Class A Trust...............................................     27
Class A Trustee.............................................     16
Class B Certificates........................................      1
Class B Trust...............................................     27
Class B Trustee.............................................     16
Class C Certificates........................................      1
Class C Trust...............................................     27
Class C Trustee.............................................     16
Class D Certificates........................................     42
Class D Trust...............................................     42
Class D Trustee.............................................     53
Class Exemptions............................................     76
Code........................................................     37
Company.....................................................      1
Controlling Party...........................................     47
Convention..................................................     68
Current Distribution Date...................................     53
Current Pool Balance........................................     55

                                                              PAGE
                                                              -----
default.....................................................     34
Definitive Certificates.....................................     43
Delivery Period.............................................     57
Delivery Period Termination Date............................     57
Deposit.....................................................     44
Deposit Agreements..........................................     44
Depositary..................................................     44
Depreciation Assumption.....................................     61
disqualified persons........................................     76
Distribution Date...........................................     28
Downgrade Drawing...........................................     47
DTC.........................................................      3
DTC Participants............................................     42
Duff & Phelps...............................................     13
Eligible Institution........................................     22
Equipment...................................................     65
Equipment Notes.............................................     57
ERISA.......................................................     75
ERISA Plans.................................................     75
Escrow Agent................................................     45
Escrow Agreements...........................................     45
Escrow Receipts.............................................     45
Event of Loss...............................................     71
Exchange Act................................................     ii
Exchange Agent..............................................      2
Exchange Offer..............................................     19
Expected Distributions......................................     53
Expiration Date.............................................      2
FAA.........................................................     26
Final Distributions.........................................     52
Final Drawing...............................................     48
Final Maturity Date.........................................     29
Global Certificates.........................................      3
holder......................................................     22
Indenture Event of Default..................................     33
Indentures..................................................     39
indirect participants.......................................     42
Initial Purchasers..........................................      1
Intercreditor Agreement.....................................     51
Interest Drawings...........................................     45
IRS.........................................................     75
Issuance Date...............................................     19
Lease.......................................................     67
Lease Event of Default......................................     33
Lease Payment Date..........................................     68
Leased Aircraft.............................................     39
Leased Aircraft Indenture...................................     39
Leased Aircraft Trustee.....................................     58
Letter of Transmittal.......................................      2
LIBOR.......................................................     49
Liquidity Event of Default..................................     50

                                                              PAGE
                                                              -----
Liquidity Expenses..........................................     53
Liquidity Facility..........................................     45
Liquidity Obligations.......................................     53
Liquidity Provider..........................................     45
Loan Trustees...............................................     58
LTV Appraisal...............................................     55
LTV Collateral Amount.......................................     55
LTV Ratio...................................................     55
LTVs........................................................      6
Make-Whole Premium..........................................     60
Mandatory Document Terms....................................     41
Mandatory Economic Terms....................................     39
Maximum Available Commitment................................     46
MBA.........................................................     56
Minimum Sale Price..........................................     52
Moody's.....................................................     11
MSDW........................................................      8
MSCS........................................................      8
New Certificates............................................      1
New Escrow Receipt..........................................     45
Non-Extension Drawing.......................................     48
Non-Performing Equipment Notes..............................     54
Note Holders................................................     40
Note Purchase Agreement.....................................     39
NYSE........................................................     24
Old Certificates............................................      1
Old Escrow Receipt..........................................     45
Owned Aircraft..............................................     39
Owned Aircraft Indenture....................................     39
Owned Aircraft Trustee......................................     58
Owner Participant...........................................     57
Owner Trustee...............................................     58
Participation Agreement.....................................     39
parties in interest.........................................     76
Pass Through Trust Agreements...............................     27
Paying Agent................................................     45
Paying Agent Account........................................     30
Performing Equipment Note...................................     46
Placement Agreement.........................................     19
Plan Asset Regulation.......................................     76
Plans.......................................................     76
Pool Balance................................................     31
Pool Factor.................................................     31
PTC Event of Default........................................     35
PTCE........................................................     76
Rating Agencies.............................................     11
Receiptholder...............................................     45
Record Dates................................................      8
Registration Event..........................................     20
Registration Rights Agreement...............................     19
Registration Statement......................................     ii

                                                              PAGE
                                                              -----
Regular Distribution Dates..................................     29
Remaining Weighted Average Life.............................     60
Renewal Term................................................     73
Replacement Facility........................................     47
Required Amount.............................................     45
Scheduled Payments..........................................     29
SEC.........................................................  Cover
Section 1110................................................     65
Section 1110 Period.........................................     47
Securities Act..............................................     ii
Series A Equipment Notes....................................     57
Series B Equipment Notes....................................     57
Series C Equipment Notes....................................     57
Series D Equipment Notes....................................     57
SH&E........................................................     56
Shelf Registration Statement................................     20
Special Distribution Date...................................     30
Special Payment.............................................     29
Special Payments Account....................................     30
Standard & Poor's...........................................     11
Stated Interest Rate........................................     45
Subordination Agent.........................................     51
Termination Notice..........................................     50
Threshold Rating............................................     47
Transportation Code.........................................     36
Treasury Yield..............................................     60
Triggering Event............................................     28
Trust Agreements............................................     57
Trust Indenture Act.........................................     37
Trust Property..............................................     27
Trustee.....................................................     27
Trusts......................................................     27
Trust Supplement............................................     27
Underwriter Exemption.......................................     77
WestLB......................................................      8

                        APPENDIX B -- APPRAISAL LETTERS

                                                               December 21, 1999

Mr. Fred deLeeuw
Director, Corporate Finance
Atlas Air, Inc.
538 Commons Drive
Golden, Colorado 80401

Dear Mr. deLeeuw:

     AvSOLUTIONS is pleased to provide this opinion on the base value, as of December 1999, of two Boeing 747-400F aircraft (the aircraft). The Boeing 747-400F aircraft are powered by General Electric CF6-80C2B5F engines. The two aircraft will be delivered new to Atlas Air, Inc. during the third quarter of 2000. A listing of the aircraft is provided as attachment 1 of this document.

     Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE

     Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

CURRENT FAIR MARKET VALUE

     According to the International Society of Transport Aircraft Trading's (ISTAT) definition of Fair Market Value (FMV), to which AvSOLUTIONS subscribes, the quoted FMV is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash equivalent consideration, and given an adequate amount of time for effective market exposure to prospective buyers, which AvSOLUTIONS considers to be ten to eighteen months.

        10687 Gaskins Way, Suite 200, Manassas, Virginia 20109-2371, USA
                   Telephone: 703-330-0461  Fax: 703-330-0581
                          Email: avsol@avsolutions.com

APPRAISAL METHODOLOGY

     The method employed by AvSOLUTIONS to appraise the current and future values of aircraft and the associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

     To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then postulated and compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

     The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

     The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

     The variability of the data used by AvSOLUTIONS to determine the current and future market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.

LIMITING CONDITIONS AND ASSUMPTIONS

     In order to conduct this valuation, AvSOLUTIONS is solely relying on information as supplied by Atlas Air, Inc., and from data within AvSOLUTIONS' own database. In determining the base value of the subject Boeing 747-400F aircraft, the following assumptions have been researched and determined.

          1. AvSOLUTIONS has not inspected these aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

          2. The aircraft will be delivered new to Atlas Air, Inc. during the third quarter of 2000.

          3. The aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) part 121.

          4. All mandatory inspections and Airworthiness Directives have been complied with.

          5. The aircraft have no damage history.

          6. The aircraft are in good condition.

          7. AvSOLUTIONS considers the economic useful life of these aircraft to be at least 37 years.

     Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base values of each aircraft are as listed in attachment 1.

                           STATEMENT OF INDEPENDENCE

     This appraisal report represents the opinion of AvSOLUTIONS, and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the subject aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client's express consent.

     AvSOLUTIONS hereby states that this valuation report has been independently prepared and fairly represents the subject aircraft and AvSOLUTIONS' opinion of their values. AvSOLUTIONS further states that it has no present or contemplated future interest or association with the subject aircraft.

                                            Signed,

                                            /s/ BRYANT LYNCH
                                            Bryant Lynch
                                            Manager, Commercial Appraisals

                                ATLAS AIR, INC.

                      BOEING 747-400F AIRCRAFT BASE VALUES

                              As of December, 1999

-----------------------------------------------------------------------------------------------
          Engine Type                     CF6-80C2B5F                     CF6-80C2B5F
-----------------------------------------------------------------------------------------------
  Aircraft Registration                     N409MC                          N412MC
-----------------------------------------------------------------------------------------------
  Serial Number                              30558                           30559
-----------------------------------------------------------------------------------------------
  Delivery Date                            July 2000                      August 2000
-----------------------------------------------------------------------------------------------
  MTOGW (Estimated)                       875,000 lbs                     875,000 lbs
-----------------------------------------------------------------------------------------------
  BASE VALUE                             $164,600,000                    $164,600,000
-----------------------------------------------------------------------------------------------

                                  ATTACHMENT 1

                              MORTEN BEYER & AGNEW

                            AVIATION CONSULTING FIRM

                                APPRAISAL OF TWO
                           BOEING B747-400F AIRCRAFT
                          SERIAL NUMBERS 30558 & 30559

                                 PREPARED FOR:

                                ATLAS AIR, INC.

                                JANUARY 4, 2000

          Washington, D.C.                            London
        8180 Greensboro Drive                  Lahinch 62, Lashmere
             Suite 1000                              Copthorne
       McLean, Virginia 22102                       West Sussex
         Phone +703 847 6598                   Phone +44 1342 716248
          Fax +703 847 1911                     Fax +44 1342 718967

I. INTRODUCTION AND EXECUTIVE SUMMARY

     MORTEN BEYER & AGNEW (MBA) has been retained by Atlas Air, Inc. to determine the Current Base Value (CBV) of (2) Boeing 747-400 Freighter aircraft, delivered new. The aircraft are further identified in Section II of this report.

     In performing this valuation we did not inspect the aircraft or their historical maintenance documentation, and we relied solely on information provided to us by Atlas Air. Based on the information set forth further in this report, it is our opinion that the CBV of the total value of aircraft in this portfolio is $322,870,000 with their respective individual values noted in
Section IV.

     MBA uses the definition of certain terms, such as CMV and Base Value (BV), as promulgated by the International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, appraisers, brokers, and others who have a vested interest in the commercial aviation industry.

     ISTAT defines CMV as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Market Value (MV) assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

     The ISTAT definition of Base Value (BV) has, essentially, the same elements of MV except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.

II. AIRCRAFT

--------------------------------------------------------------------------------------------------------
 Boeing 747-400 Freighter
--------------------------------------------------------------------------------------------------------
 Serial Number                                             30558                  30559
--------------------------------------------------------------------------------------------------------
 Registration                                              N409MC                 N412MC
--------------------------------------------------------------------------------------------------------
 Delivery Date                                             7/2000                 8/2000
--------------------------------------------------------------------------------------------------------
 Engine Type                                               CF6-80C2B5F            CF6-80C2B5F
--------------------------------------------------------------------------------------------------------
 MTOW (lbs.)                                               875,000                875,000
--------------------------------------------------------------------------------------------------------

V. COVENANTS

     This report has been prepared for the exclusive use of Atlas Air and shall not be provided to other parties by MBA without the express consent of Atlas Air.

     MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

     This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by Atlas Air or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                            PREPARED BY:

                                            /s/ BRYSON P. MONTELEONE
                                            Bryson P. Monteleone
                                            Director -- Operations

                                            REVIEWED BY:

                                            /s/ MORTEN S. BEYER
                                            Morten S. Beyer
                                            Chairman and CEO
                                            ISTAT Certified Appraiser Fellow

January 4, 2000
Ref# 99408

January 4, 2000

Fred L. deLeeuw
Director -- Corporate Finance
Atlas Air, Inc.
538 Commons Drive
Golden, CO 80401

Re: Value Opinion of Two Boeing 747-400 Freighters

Dear Mr. deLeeuw:

     Simat, Helliesen & Eichner, Inc ("SH&E") was asked by Atlas Air (the "Client") to determine the Base Value ("BV") of two Boeing 747-400 Freighter aircraft operated by Atlas Air (the "Subject Aircraft"). The specifications for the Subject Aircraft are referenced herein.

     SH&E has determined the aggregate Base Value of the Subject Aircraft to be US$306.7 million.

                      SUBJECT AIRCRAFT BASE VALUES ($MIL)

     AIRCRAFT TYPE   ENGINE TYPE   SERIAL #   DELIVERY DATE   BASE VALUE
     -------------   -----------   --------   -------------   ----------
1      747-400F      CF6-80C2B5F    30558     July 2000         $153.2
2      747-400F      CF6-80C2B5F    30559     August 2000       $153.5
                                              Total             $306.7

AIRCRAFT DESCRIPTION

     The Boeing 747 was launched in 1966 and first entered passenger service with Pan Am in January 1970. At an overall length of 231 ft. and 380-passenger capacity, the 747-100 was the largest commercial aircraft available and revolutionized the commercial air travel industry.

     In 1971 Boeing launched the 747-200, realizing that the 747-100 lacked sufficient range to serve the Pacific on a nonstop basis without incurring a significant payload penalty. While similar in appearance to the 747-100, the 747-200 incorporated increased fuel capacity and more powerful engines with increased fuel efficiency. The Maximum Gross Takeoff Weight ("MTOW") was initially increased from 730,000 pounds to 775,000 pounds and later to 833,000 pounds. The range was increased to 7,000 nautical miles and, apart from the 747, the only other aircraft that approach this range capability are 777s, MD-11s and A340s.

     In 1980, Boeing offered the Stretched Upper Deck ("SUD") modification for the new 747-100 and the existing 747-200 aircraft, bridging the standard 747-200 with the 747-300. The SUD modification involved extending the upper deck area by 23 ft and removing the circular stairway, thereby increasing passenger capacity by approximately 44 seats. The 747-200 SUD and the 747-300 are nearly identical, with the exception of minor doorway and window modifications.

     Boeing began development of the 747-400 in May of 1985 and Northwest Airlines took delivery of its first 747-400 aircraft on January 26, 1989. Compared to previous derivatives, the 747-400 represents a major improvement over its predecessors through its enhanced technology, economic efficiencies and performance.

     Externally, the 747-400 looks similar to its -300 predecessor, sharing the -300's Stretched Upper Deck. The most noticeable modifications are the 6-ft winglets that enhance aerodynamic performance and fuel efficiency. Boeing also upgraded the cockpit with digital avionics and eliminated the flight engineer position in the cockpit. The 747-400 cabin is identical in size to the 747-300 with a 416-passenger capacity in a standard configuration. With an increased fuel capacity of 383,800 pounds and a MTOW of 875,000 pounds, the 747-400 has long distance range capability of approximately 7,400 nautical miles, which is most closely matched by the Airbus A340.

     The 747-400F is the freighter version of the 747-400. The aircraft the same with a shorter upper deck than the passenger version. It has the same MTOW as the passenger variant, but with a shorter range of 4,400 nm. The maximum landing weight and maximum zero-fuel weight are both greater for the 747-400F with a maximum payload of 249,125 lb. A modification of the 747-400F to a passenger version is being studied by Boeing and is labeled 747-200X. The aircraft can hold 30 96" by 125" pallets in its upper deck and 32 LD-1 containers in its lower deck. Currently there is no aircraft that completes with the 747-400F given its payload/range capabilities.

     Foreseeing a requirement for increased range and capacity, Boeing was developing a new 747 series, numbered -500X and -600X, that would have carried 550 passengers increased the maximum range to approximately 8,700 nm. However, Boeing suspended development of this series in 1997 citing limited customer demand. Airbus, on the other hand, has publicly stated that it will continue development of the A3XX, an aircraft type with similar passenger and range capabilities and recently began soliciting firm orders from potential launch customers.

     As of October 1999, 35 747-400Fs were operated by six airlines worldwide and a further 74 are on order.

SUBJECT AIRCRAFT SPECIFICATIONS

-------------------------------------------------------------------------------------
  Engines                                        4 CF6-80C2B5F
-------------------------------------------------------------------------------------
  Maximum Takeoff Weight                         875,000 lbs
-------------------------------------------------------------------------------------
  Maximum Payload                                284,870 lbs
-------------------------------------------------------------------------------------
  Maximum Range                                  4,400 nm (5,120 m)
-------------------------------------------------------------------------------------
  Total Cargo/Volume                             27,467 cubic feet
-------------------------------------------------------------------------------------
  Main-deck 96- by 125 in Pallets                30 Pallets- 21,347 cubic feet
-------------------------------------------------------------------------------------
  Lower-hold LD-1 containers                     32 containers- 5600 cubic feet
-------------------------------------------------------------------------------------
  Bulk Cargo Volume                              520 cubic feet
-------------------------------------------------------------------------------------

SH&E VALUATION METHODOLOGY

     SH&E's appraisal's are performed according to the International Society of Transport Aircraft Trading ("ISTAT") principles of appraisal practice and code of ethics.

     The SH&E valuation approach starts by determining a half-life value. The term 'half-life' represents an aircraft whose major components, the airframe, engines, landing gear and APU have used 50 percent of the time between scheduled or expected overhauls. If appropriate, this initial appraisal can then be adjusted, positively or negatively for each individual unit to reflect the aircraft's maintenance status relative to the next overhaul. In most cases, the Base Value of an aircraft assumes its physical condition is average for an aircraft of its type and age, and its maintenance times status is at half-life, or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be. SH&E half-life values are determined on an annual basis by reviewing recent past sales, aircraft availability trends, technological aspects, environmental constraints and maintenance requirements.

     In the case of new aircraft, the above half-life values are automatically adjusted upwards to reflect the fact that the aircraft has the full span of maintenance overhaul intervals available. Consequently, SH&E's initial depreciation of new aircraft is considerably greater than for a used aircraft, thereby accounting for both the change in its maintenance status and its intrinsic depreciation.

BASE VALUE DEFINITION

     The Base Value ("BV") is the appraiser's opinion of the underlying economic value of an asset in an open, unrestricted and stable market environment with a reasonable balance of supply and demand, and also assumes full considerations of its "highest and best use". An asset's BV is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

     Since BV pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Since BV is related to long-term market trends, the BV definition is normally applied to analyses of historical values and projections of residual values and lease rates.

ASSUMPTIONS

     SH&E used information supplied by the Client together with in-house data accumulated through other recent studies of aircraft transactions. SH&E assumed that the Subject Aircraft will meet all of the specifications and performance standards for standard 747-400F series aircraft.

     SH&E's opinions are based upon historical relationships and expectations that it believes are reasonable. Some of the underlying assumptions, including those described above are detailed explicitly or implicitly elsewhere in this report, and may not materialize because of unanticipated events and circumstances. SH&E's opinions could, and would, vary materially, should any of the above assumptions prove to be inaccurate.

QUALIFICATIONS

     Founded in 1963 and with offices in New York, Boston, Washington, London and Amsterdam, SH&E is the world's largest consulting firm specializing in commercial aviation. Its staff of over 90 personnel encompasses expertise in all disciplines of the industry and the firm has provided appraisal, consulting, strategic planning and technical services to airlines, leasing companies, government agencies, airframe and engine manufacturers, and financial institutions.

     A related service that SH&E offers its clients is Asset Management. Over the last few years, SH&E has been the principal Asset Manager responsible for the recovery and subsequent re-marketing of a number of individual aircraft and some significant portfolios. In addition, we have been the advisors and re-marketing agents to Bank of New York, NationsCredit, NationsBank, Greyrock Capital, Potomac, Concorde, Integrated Resources and the First Fidelity Trust. In the course of those and other similar assignments we have sold, leased or parted-out over 150 aircraft, a like number of engines and approximately $30 million worth of spare parts.

     In addition to the above aircraft valuations, SH&E annually values in excess of $1 billion worth of aircraft spare parts and spare engines. We have developed a statistically based methodology for the appraisal of spare parts that provides accurate valuations with known confidence levels. SH&E has also valued a number of portfolios of ground equipment, the valuations of which have been assisted by our recent acquisition, on behalf of a client, of sufficient ground equipment for the start-up of an eight aircraft airline.

     This active participation in the market place provides SH&E with practical and first hand knowledge of aircraft values and lease rates. SH&E annually appraises aviation equipment worth over $10 billion. The major U.S. bond rating agencies have used SH&E's Residual Value model to validate their own depreciation schedules.

LIMITATIONS

     The opinions expressed herein are not given as an inducement or endorsement for any financial transaction. Although they are prepared for the exclusive use of the addressee, the addressee may provide this report to third parties without SH&E's written consent.

     SH&E accepts no responsibility for damages, if any, that may result from decisions made or actions taken by third parties that may be based upon this report. In accepting this report the Client agrees to indemnify and hold SH&E harmless against all losses, claims and costs arising as a result of this report except when attributable to SH&E's negligence or willful misconduct.

     This report reflects SH&E's expert opinion and best judgment based upon the information available to it at the time of its preparation. SH&E does not have, and does not expect to have, any financial interest in the appraised property.

                                          Yours sincerely,

                                          /s/ CLIVE G. MEDLAND
                                          Clive G. Medland, FRAeS
                                          Vice President
                                          Senior Appraiser
                                          International Society of Transport
                                          Aircraft Trading

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law and the Restated Certificate of Incorporation of Atlas Air, Inc. (the "Charter") provide for indemnification of directors and officers for liabilities and expenses incurred in defending actions brought against them in such capacities. The Company's Charter provides that the Company shall indemnify directors of the Company to the maximum extent now or hereafter permitted by law, and officers, employees and agents of the Company to the extent required by law and may, as authorized hereafter by the Board of Directors, provide further indemnification to officers, employees and agents of the Company to the maximum extent now or hereafter permitted by law. The Company maintains directors' and officers' liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
              +3.2       -- Restated Certificate of Incorporation of the Company.
           ++++3.3       -- Amended and Restated By-Laws of the Company.
               4.1       -- Form of 8.707% Atlas Air Pass Through Certificates Series
                            2000-1A (included in Exhibit 4.5).
               4.2       -- Form of 9.057% Atlas Air Pass Through Certificates Series
                            2000-1B (included in Exhibit 4.6).
               4.3       -- Form of 9.702% Atlas Air Pass Through Certificates Series
                            2000-1C (included in Exhibit 4.7).
               4.4       -- Pass Through Trust Agreement, dated as of January 28,
                            2000, between Wilmington Trust Company, as Trustee, and
                            Atlas Air, Inc.
               4.5       -- Trust Supplement No. 2000-1A, dated January 28, 2000,
                            between Wilmington Trust Company, as Trustee, and Atlas
                            Air, Inc. to Pass Through Trust Agreement, dated as of
                            January 28, 2000.
               4.6       -- Trust Supplement No. 2000-1B, dated January 28, 2000,
                            between Wilmington Trust Company, as Trustee, and Atlas
                            Air, Inc. to Pass Through Trust Agreement dated as of
                            January 28, 2000.
               4.7       -- Trust Supplement No. 2000-1C, dated January 28, 2000,
                            between Wilmington Trust Company, as Trustee, and Atlas
                            Air, Inc. to Pass Through Trust Agreement dated as of
                            January 28, 2000.
               4.8       -- Revolving Credit Agreement (2000-1A), dated as of January
                            28, 2000, between Wilmington Trust Company, not in its
                            individual capacity but solely as Subordination Agent, as
                            Borrower, and Westdeutsche Landesbank Girozentrale, as
                            Liquidity Provider.
               4.9       -- Revolving Credit Agreement (2000-1B), dated as of January
                            28, 2000, between Wilmington Trust Company, not in its
                            individual capacity but solely as Subordination Agent, as
                            Borrower, and Morgan Stanley Capital Services Inc., as
                            Liquidity Provider.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
               4.10      -- Revolving Credit Agreement (2000-1C), dated as of January
                            28, 2000, between Wilmington Trust Company, not in its
                            individual capacity but solely as Subordination Agent, as
                            Borrower, and Morgan Stanley Capital Services Inc., as
                            Liquidity Provider.
               4.11      -- Escrow and Paying Agent Agreement (Class A) dated as of
                            January 28, 2000 among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, Deutsche Bank Securities Inc. and Salomon
                            Smith Barney Inc., as Placement Agents, Wilmington Trust
                            Company, as Trustee, and Wilmington Trust Company as
                            Paying Agent.
               4.12      -- Escrow and Paying Agent Agreement (Class B) dated as of
                            January 28, 2000 among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, Deutsche Bank Securities Inc. and Salomon
                            Smith Barney Inc., as Placement Agents, Wilmington Trust
                            Company, as Trustee, and Wilmington Trust Company as
                            Paying Agent.
               4.13      -- Escrow and Paying Agent Agreement (Class C) dated as of
                            January 28, 2000 among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, Deutsche Bank Securities Inc. and Salomon
                            Smith Barney Inc., as Placement Agents, Wilmington Trust
                            Company, as Trustee, and Wilmington Trust Company as
                            Paying Agent.
               4.14      -- Deposit Agreement (Class A), dated as of January 28,
                            2000, between First Security Bank, National Association,
                            as Escrow Agent, and Westdeutsche Landesbank
                            Gironzentrale, as Depositary.
               4.15      -- Deposit Agreement (Class B), dated as of January 28,
                            2000, between First Security Bank, National Association,
                            as Escrow Agent, and Westdeutsche Landesbank
                            Gironzentrale, as Depositary.
               4.16      -- Deposit Agreement (Class C), dated as of January 28,
                            2000, between First Security Bank, National Association,
                            as Escrow Agent, and Westdeutsche Landesbank
                            Gironzentrale, as Depositary.
               4.17      -- Registration Rights Agreement dated January 28, 2000
                            among Atlas Air, Inc., Wilmington Trust Company, as
                            Trustee, and Morgan Stanley & Co. Incorporated, Deutsche
                            Bank Securities Inc. and Salomon Smith Barney Inc., as
                            Placement Agents.
               4.18      -- Intercreditor Agreement, dated as of January 28, 2000,
                            among Wilmington Trust Company, as Trustee, Westdeutsche
                            Landesbank Girozentrale, as Class A Liquidity Provider,
                            Morgan Stanley Capital Services, Inc., as Class B
                            Liquidity Provider and Class C Liquidity Provider, and
                            Wilmington Trust Company, as Subordination Agent and
                            Trustee.
               4.19      -- Note Purchase Agreement, dated as of January 28, 2000,
                            among Atlas Air, Inc., Wilmington Trust Company, as
                            Trustee, Wilmington Trust Company, as Subordination
                            Agent, First Security Bank, National Association, as
                            Escrow Agent, and Wilmington Trust Company, as Paying
                            Agent.
               4.20      -- Form of Leased Aircraft Participation Agreement
                            (Participation Agreement among Atlas Air, Inc., Lessee,
                                           , Owner Participant, First Security Bank,
                            National Association, Owner Trustee, and Wilmington Trust
                            Company, Mortgagee and Loan Participant) (Exhibit A-1 to
                            Note Purchase Agreement).
               4.21      -- Form of Lease (Lease Agreement between First Security
                            Bank, National Association, Lessor, and Atlas Air, Inc.,
                            Lessee) (Exhibit A-2 to Note Purchase Agreement).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
               4.22      -- Form of Leased Aircraft Indenture (Trust Indenture and
                            Mortgage between First Security Bank, National
                            Association, Owner Trustee, and Wilmington Trust Company,
                            Mortgagee) (Exhibit A-3 to Note Purchase Agreement).
               4.23      -- Form of Leased Aircraft Trust Agreement (Trust Agreement
                            between                and First Security Bank, National
                            Association) (Exhibit A-5 to Note Purchase Agreement).
               4.24      -- Form of Owned Aircraft Participation Agreement
                            (Participation Agreement between Atlas Air, Inc., Owner,
                            and Wilmington Trust Company, as Mortgagee, Subordination
                            Agent and Trustee) (Exhibit C-1 to Note Purchase
                            Agreement).
               4.25      -- Form of Owned Aircraft Indenture (Trust Indenture and
                            Mortgage between Atlas Air, Inc., Owner, and Wilmington
                            Trust Company, as Mortgagee) (Exhibit C-2 to Note
                            Purchase Agreement).
               5.1       -- Opinion of Cahill Gordon & Reindel as to the legality of the New Certificates being registered hereby.
             +10.14      -- Boeing 747 Maintenance Agreement dated January 1, 1995, between the Company and KLM Royal Dutch Airlines, as
                            amended.
             +10.15      -- Atlas Air, Inc. 1995 Long Term Incentive and Stock Award
                            Plan.
             +10.16      -- Atlas Air, Inc. Employee Stock Purchase Plan.
          ++++10.17      -- Atlas Air, Inc. Profit Sharing Plan.
             +10.18      -- Atlas Air, Inc. Retirement Plan.
            ++10.19      -- Employment Agreement between the Company and Michael A.
                            Chowdry.
              10.20      -- Employment Agreement between the Company and Richard H.
                            Shuyler.
            ++10.23      -- Employment Agreement between the Company and James T.
                            Matheny.
             +10.26      -- Maintenance Agreement between the Company and Hong Kong
                            Aircraft Engineering Company Limited dated April 12,
                            1995, for the performance of certain maintenance events.
           ***10.53      -- Secured Loan Agreement by and between the Company and
                            Finova Capital Corporation dated April 11, 1996.
      ***/****10.55      -- Engine Maintenance Agreement between the Company and
                            General Electric Company dated June 6, 1996.
            **10.56      -- Employment Agreement dated as of May 1, 1997 between the
                            Company and Stanley G. Wraight.
              10.58      -- Fourth Amended and Restated Credit Agreement among the
                            Company, the Lenders listed therein, Goldman Sachs Credit
                            Partners L.P. (as Syndication Agent) and Bankers Trust
                            Company (as Administrative Agent) dated April 25, 2000.
            **10.59      -- Credit Agreement among Atlas Freighter Leasing, Inc., the
                            Lenders listed therein and Bankers Trust Company, as
                            agent, dated May 29, 1997.
            **10.60      -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N516MC.
            **10.61      -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N508MC.
            **10.62      -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N507MC.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
            **10.63      -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N509MC.
            **10.64      -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N808MC.
            **10.65      -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N505MC.
            **10.66      -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N808MC.
            **10.67      -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N507MC.
            **10.68      -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N509MC.
            **10.69      -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N505MC.
            **10.70      -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N508MC.
            **10.71      -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N516MC.
            **10.72      -- Form of Indenture, dated August 13, 1997, between the
                            Company and State Street Bank and Trust Company, as
                            Trustee, relating to the 10 3/4% Senior Notes (with form
                            of Note attached as exhibit thereto).
            **10.75      -- Credit Agreement among Atlas Freighter Leasing II, Inc., the Lenders listed therein, Bankers Trust Company (as
                            Administrative Agent) and Goldman Sachs Credit Partners
                            L.P. (as Syndication Agent) dated September 5, 1997.
            **10.76      -- Lease Agreement dated September 5, 1997 between Atlas
                            Freighter Leasing II, Inc., as lessor, and the Company,
                            as lessee, relating to B747-200 aircraft, U.S.
                            Registration No. N527MC and Spare Engine Nos. 517538,
                            517539 and 455167.
            **10.77      -- Lease Agreement dated September 5, 1997 between Atlas
                            Freighter Leasing II, Inc., as lessor, and the Company,
                            as lessee, relating to B747-200 aircraft, U.S.
                            Registration No. N523MC and Spare Engine Nos. 530168 and
                            517530.
            **10.78      -- Lease Agreement dated September 5, 1997 between Atlas
                            Freighter Leasing II, Inc., as lessor, and the Company,
                            as lessee, relating to B747-200 aircraft, U.S.
                            Registration No. N524MC and Spare Engine Nos. 517790 and
                            517602.
            **10.79      -- Lease Agreement dated September 5, 1997 between Atlas
                            Freighter Leasing II, Inc., as lessor, and the Company,
                            as lessee, relating to B747-200 aircraft, U.S.
                            Registration No. N526MC and Spare Engine Nos. 517544 and
                            517547.
            **10.80      -- Security Agreement and Chattel Mortgage dated September
                            5, 1997 between Atlas Freighter Leasing II, Inc., the
                            Company and Bankers Trust Company, as Agent, relating to
                            B747-200 aircraft, U.S. Registration No. N523MC and Spare
                            Engine Nos. 530168 and 517530.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
             *10.81      -- Security Agreement and Chattel Mortgage dated September
                            5, 1997 between Atlas Freighter Leasing II, Inc., the
                            Company and Bankers Trust Company, as Agent, relating to
                            B747-200 aircraft, U.S. Registration No. N524MC and Spare
                            Engine Nos. 517790 and 517602.
            **10.82      -- Security Agreement and Chattel Mortgage dated September
                            5, 1997 between Atlas Freighter Leasing II, Inc., the
                            Company and Bankers Trust Company, as Agent, relating to
                            B747-200 aircraft, U.S. Registration No. N526MC and Spare
                            Engine Nos. 517544 and 517547.
            **10.84      -- Security Agreement and Chattel Mortgage dated September
                            5, 1997 between Atlas Freighter Leasing II, Inc., the
                            Company and Bankers Trust Company, as Agent, relating to
                            B747-200 aircraft, U.S. Registration No. N527MC and Spare
                            Engine Nos. 517538, 517539 and 455167.
            **10.85      -- First Amendment to Lease Agreement among Atlas Freighter
                            Leasing, Inc. and Bankers Trust Company, as agent, dated
                            September 5, 1997
       **/****10.86      -- Purchase Agreement Number 2021 between The Boeing Company and the Company dated June 6, 1997.
            **10.87      -- Aircraft General Terms Agreement between The Boeing
                            Company and the Company dated June 6, 1997.
            ++10.90      -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1A-0.
            ++10.91      -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1A-S.
            ++10.92      -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1B-0.
            ++10.93      -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1B-S.
            ++10.94      -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1C-0.
            ++10.95      -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1C-S.
            ++10.96      -- Deposit Agreement (Class A), dated as of February 9,
                            1998, between First Security Bank, National Association,
                            as Escrow Agent, and ABN AMRO Bank N.V., acting through
                            its Chicago Branch, as Depositary.
            ++10.97      -- Deposit Agreement (Class B), dated as of February 9,
                            1998, between First Security Bank, National Association,
                            as Escrow Agent, and ABN AMRO Bank N.V., acting through
                            its Chicago Branch, as Depositary.
            ++10.98      -- Deposit Agreement (Class C), dated as of February 9,
                            1998, between First Security Bank, National Association,
                            as Escrow Agent, and ABN AMRO Bank N.V., acting through
                            its Chicago Branch, as Depositary.
            ++10.99      -- Indemnity Agreement, dated as of February 9, 1998,
                            between ABN AMRO Bank N.V., acting through its Chicago
                            Branch, as Depositary, and the Company.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
            ++10.100     -- Escrow and Paying Agent Agreement (Class A), dated as of
                            February 9, 1998, among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, BT Alex. Brown Incorporated, Donaldson,
                            Lufkin & Jenrette Securities Corporation and Goldman,
                            Sachs & Co., as Placement Agents, Wilmington Trust
                            Company, not in its individual capacity, but solely as
                            Pass Through Trustee, and Wilmington Trust Company, as
                            Paying Agent.
            ++10.101     -- Escrow and Paying Agent Agreement (Class B), dated as of
                            February 9, 1998, among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, BT Alex. Brown Incorporated, Donaldson,
                            Lufkin & Jenrette Securities Corporation and Goldman,
                            Sachs & Co., as Placement Agents, Wilmington Trust
                            Company, not in its individual capacity, but solely as
                            Pass Through Trustee, and Wilmington Trust Company, as
                            Paying Agent.
            ++10.102     -- Escrow and Paying Agent Agreement (Class C), dated as of
                            February 9, 1998, among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, BT Alex. Brown Incorporated, Donaldson,
                            Lufkin & Jenrette Securities Corporation and Goldman,
                            Sachs & Co., as Placement Agents, Wilmington Trust
                            Company, not in its individual capacity, but solely as
                            Pass Through Trustee, and Wilmington Trust Company, as
                            Paying Agent.
            ++10.103     -- Revolving Credit Agreement (1998-1A), dated as of
                            February 9, 1998, between Wilmington Trust Company, not
                            in its individual capacity but solely as Subordination
                            Agent, as Borrower, and ABN AMRO Bank N.V., acting
                            through its Chicago Branch as Liquidity Provider.
            ++10.104     -- Revolving Credit Agreement (1998-1B), dated as of
                            February 9, 1998, between Wilmington Trust Company, not
                            in its individual capacity but solely as Subordination
                            Agent, as Borrower, and Morgan Stanley Capital Services,
                            Inc., as Liquidity Provider.
            ++10.105     -- Revolving Credit Agreement (1998-1C), dated as of
                            February 9, 1998, between Wilmington Trust Company, not
                            in its individual capacity but solely as Subordination
                            Agent, as Borrower, and Morgan Stanley Capital Services,
                            Inc., as Liquidity Provider.
            ++10.106     -- Guarantee, dated as of February 9, 1998, from Morgan
                            Stanley, Dean Witter, Discover & Co. to Atlas Air, Inc.
                            Pass Through Trust 1998-B relating to Class B Liquidity
                            Facility.
            ++10.107     -- Guarantee, dated as of February 9, 1998, from Morgan
                            Stanley, Dean Witter, Discover & Co. to Atlas Air, Inc.
                            Pass Through Trust 1998-C relating to Class C Liquidity
                            Facility.
            ++10.108     -- Intercreditor Agreement, dated as of February 9, 1998,
                            among Wilmington Trust Company, not in its individual
                            capacity but solely as Trustee, ABN AMRO Bank N.V.,
                            acting through its Chicago Branch, as Class A Liquidity
                            Provider, Morgan Stanley Capital Services, Inc., as Class
                            B Liquidity Provider and Class C Liquidity Provider, and
                            Wilmington Trust Company.
            ++10.109     -- Note Purchase Agreement, dated as of February 9, 1998,
                            among the Company, Wilmington Trust Company and First
                            Security Bank, National Association.
         *****10.111     -- Form of Indenture, dated April 9, 1998, between the
                            Company and State Street Bank and Trust company, as
                            Trustee, relating to the 9 1/4% Senior Notes (with form
                            of Note attached as exhibit thereto).
    ****/*****10.114     -- Engine Maintenance Agreement between the Company and GE
                            Engine Services, Inc.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
    ****/*****10.115     -- Engine Maintenance Agreement between the Company and GE
                            Engine Services, Inc.
    ****/*****10.116     -- General Terms Agreement between the Company and General
                            Electric Company dated June 6, 1997.
        ******10.117     -- Form of Indenture, dated November 18, 1998, between the
                            Company and State Street Bank and Trust Company, as
                            Trustee, relating to the 9 3/8% Senior Notes (with form
                            of Note attached as exhibit thereto).
        ++++++10.118     -- Employment Agreement dated June 22, 1998, between the
                            Company and Thomas G. Scott.
           +++10.119     -- Underwriting Agreement, dated April 5, 1999, among Atlas
                            Air, Inc., Morgan Stanley & Co. Incorporated, BT Alex.
                            Brown Incorporated, ING Baring Furman Selz LLC and CIBC
                            Oppenheimer Corp.
           +++10.120     -- Revolving Credit Agreement (1999-1A-1), dated as of April
                            13, 1999, between Wilmington Trust Company, as
                            Subordination Agent, and ABN AMRO Bank N.V., Chicago
                            Branch, as Liquidity Provider.
           +++10.121     -- Revolving Credit Agreement (1999-1A-2), dated as of April
                            13, 1999, between Wilmington Trust Company, as
                            Subordination Agent, and ABN AMRO Bank N.V., Chicago
                            Branch, as Liquidity Provider.
           +++10.122     -- Revolving Credit Agreement (1999-1B), dated as of April
                            13, 1999, between Wilmington Trust Company, as
                            Subordination Agent, and Morgan Stanley Capital Services,
                            Inc., as Liquidity Provider.
           +++10.123     -- Revolving Credit Agreement (1999-1C), dated as of April
                            13 1999, between Wilmington Trust Company, as
                            Subordination Agent, and Morgan Stanley Capital Services,
                            Inc., as Liquidity Provider.
           +++10.124     -- Guarantee, dated April 13, 1999, by Morgan Stanley Dean
                            Witter & Co. relating to Revolving Credit Agreement
                            (1999-1B).
           +++10.125     -- Guarantee, dated April 13, 1999, by Morgan Stanley Dean
                            Witter & Co. relating to Revolving Credit Agreement
                            (1999-1C).
           +++10.126     -- Pass Through Trust Agreement, dated as of April 1, 1999, between Wilmington Trust Company, as Trustee, and Atlas
                            Air, Inc.
           +++10.127     -- Trust Supplement No. 1999-1A-1, dated April 13, 1999,
                            between Wilmington Trust Company, as Trustee, and Atlas
                            Air, Inc. to Pass Through Trust Agreement, dated as of
                            April 1, 1999.
           +++10.128     -- Trust Supplement No. 1999-1A-2, dated April 13, 1999,
                            between Wilmington Trust Company, as Trustee, and Atlas
                            Air, Inc. to Pass Through Trust Agreement, dated as of
                            April 1, 1999.
           +++10.129     -- Trust Supplement No. 1999-1B, dated April 13, 1999,
                            between Wilmington Trust Company, as Trustee, and Atlas
                            Air, Inc. to Pass Through Trust Agreement, dated as of
                            April 1, 1999.
           +++10.130     -- Trust Supplement No. 1999-1C, dated April 13, 1999,
                            between Wilmington Trust Company, as Trustee, and Atlas
                            Air, Inc. to Pass Through Trust Agreement, dated as of
                            April 1, 1999.
           +++10.131     -- Intercreditor Agreement, dated as of April 13, 1999,
                            among Wilmington Trust Company, as Trustee, ABN AMRO Bank
                            N.V., Chicago Branch, as Class A-1 Liquidity Provider and
                            Class A-2 Liquidity Provider, Morgan Stanley Capital
                            Services, Inc., as Class B Liquidity Provider and Class C
                            Liquidity Provider, and Wilmington Trust Company, as
                            Subordination Agent and Trustee.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           +++10.132     -- Deposit Agreement (Class A-1), dated as of April 13,
                            1999, between First Security Bank, National Association,
                            as Escrow Agent, and Credit Suisse First Boston, New York
                            Branch, as Depositary.
           +++10.133     -- Deposit Agreement (Class A-2), dated as of April 13,
                            1999, between First Security Bank, National Association,
                            as Escrow Agent, and Credit Suisse First Boston, New
                            York, as Depositary.
           +++10.134     -- Deposit Agreement (Class B), dated as of April 13, 1999, between First Security Bank, National Association, as
                            Escrow Agent, and Credit Suisse First Boston, New York
                            Branch, as Depositary.
           +++10.135     -- Deposit Agreement (Class C), dated as of April 13, 1999, between First Security Bank, National Association, as
                            Escrow Agent, and Credit Suisse First Boston, New York
                            Branch, as Depositary.
           +++10.136     -- Escrow and Paying Agent Agreement (Class A-1), dated as of April 13, 1999, among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, BT Alex. Brown Incorporated, ING Baring
                            Furman Selz LLC and CIBC Oppenheimer Corp., as
                            Underwriters, Wilmington Trust Company, as Trustee, and
                            Wilmington Trust Company, as Paying Agent.
           +++10.137     -- Escrow and Paying Agent Agreement (Class A-2), dated as of April 13, 1999, among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, BT Alex. Brown Incorporated, ING Baring
                            Furman Selz LLC and CIBC Oppenheimer Corp., as
                            Underwriters, Wilmington Trust Company, as Trustee, and
                            Wilmington Trust Company, as Paying Agent.
           +++10.138     -- Escrow and Paying Agent Agreement (Class A-B), dated as of April 13, 1999, among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, BT Alex. Brown Incorporated, ING Baring
                            Furman Selz LLC and CIBC Oppenheimer Corp., as
                            Underwriters, Wilmington Trust Company, as Trustee, and
                            Wilmington Trust Company, as Paying Agent.
           +++10.139     -- Escrow and Paying Agent Agreement (Class A-C), dated as of April 13, 1999, among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, BT Alex. Brown Incorporated, ING Baring
                            Furman Selz LLC and CIBC Oppenheimer Corp., as
                            Underwriters, Wilmington Trust Company, as Trustee, and
                            Wilmington Trust Company, as Paying Agent.
           +++10.140     -- Note Purchase Agreement, dated as of April 13, 1999,
                            among Atlas Air Inc., Wilmington Trust Company, as
                            Trustee, Wilmington Trust Company, as Subordination
                            Agent, First Security Bank, National Association, as
                            Escrow Agent, and Wilmington Trust Company, as Paying
                            Agent.
           +++10.141     -- Form of Leased Aircraft Participation Agreement
                            (Participation Agreement among Atlas Air, Inc., Lessee,
                                      , Owner Participant, First Security Bank,
                            National Association, Owner Trustee, and Wilmington Trust
                            Company, Mortgagee and Loan Participant) (Exhibit A-1 to
                            Note Purchase Agreement).
           +++10.142     -- Form of Lease (Lease Agreement between First Security
                            Bank, National Association, Lessor, and Atlas Air, Inc.,
                            Lessee) (Exhibit A-2 to Note Purchase Agreement).
           +++10.143     -- Form of Leased Aircraft Indenture (Trust Indenture and
                            Mortgage between First Security Bank, National
                            Association, Owner Trustee, and Wilmington Trust Company,
                            Mortgagee) (Exhibit A-3 to Note Purchase Agreement).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           +++10.144     -- Form of Leased Aircraft Trust Agreement (Trust Agreement
                            between           and First Security Bank, National
                            Association) (Exhibit A-5 to Note Purchase Agreement).
           +++10.145     -- Form of Owned Aircraft Participation Agreement
                            (Participation Agreement between Atlas Air, Inc., Owner,
                            and Wilmington Trust Company, as Mortgagee, Subordination
                            Agent and Trustee) (Exhibit C-1 to Note Purchase
                            Agreement).
           +++10.146     -- Form of Owned Aircraft Indenture (Trust Indenture and
                            Mortgage between Atlas Air, Inc., Owner, and Wilmington
                            Trust Company, as Mortgagee) (Exhibit C-2 to Note
                            Purchase Agreement).
           +++10.147     -- 7.20% Atlas Air Pass Through Certificate 1999-1A-1,
                            Certificate No. A-1-1.
           +++10.148     -- 7.20% Atlas Air Pass Through Certificate 1999-1A-1,
                            Certificate No. A-1-2.
           +++10.149     -- 6.88% Atlas Air Pass Through Certificate 1999-1A-2,
                            Certificate No. A-2-1.
           +++10.150     -- 7.63% Atlas Air Pass Through Certificate 1999-1B-1,
                            Certificate No. B-1.
           +++10.151     -- 8.77% Atlas Air Pass Through Certificate 1999-1C-1,
                            Certificate No. C-1.
          ++++10.152     -- Agreement of Lease between Texaco, Inc., Landlord, and
                            the Company, Tenant, 2000 Westchester Avenue, White
                            Plains, New York 10650 dated November 9, 1999.
          ++++10.153     -- Atlas Air, Inc. Annual Incentive Compensation Plan.
          ++++10.154     -- Atlas Air, Inc. Long-Term Incentive Plan.
          ++++10.155     -- Amendments to the Atlas Air, Inc. 1995 Long Term
                            Incentive and Stock Award Plan. (The Atlas Air, Inc. 1995
                            Long Term Incentive and Stock Award Plan is filed as
                            Exhibit 10.15, which is incorporated by reference in this
                            Report.)
            ++21.1       -- Subsidiaries of the Registrant.
              23.1       -- Consent of Arthur Andersen LLP.
              23.2       -- Consent of Cahill Gordon & Reindel (included in Exhibit
                            5.1).
              24.1       -- Powers of Attorney (set forth on the signature page of
                            the Registration Statement).
              25.1       -- Statement of Eligibility of Wilmington Trust Company for
                            the 2000-1A Pass Through Certificates, on Form T-1.
              25.2       -- Statement of Eligibility of Wilmington Trust Company for
                            the 2000-1B Pass Through Certificates, on Form T-1.
              25.3       -- Statement of Eligibility of Wilmington Trust Company for
                            the 2000-1C Pass Through Certificates, on Form T-1.
              99.1       -- Form of Letter of Transmittal.
              99.2       -- Form of Notice of Guaranteed Delivery.
              99.3       -- Form of Letter to Brokers, Dealers Commercial Banks,
                            Trust Companies and Other Nominees.
              99.4       -- Form of Letter to Clients.

---------------

++++ Incorporated by reference to the exhibits to the Company's Annual Report for 1999 on Form 10-K.

+++ Incorporated by reference to the exhibits to the Company's Current Report on Form 8-K dated April 13, 1999.

++ Incorporated by reference to the exhibits to the Company's Annual Report for 1997 on Form 10-K.

+ Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (No. 33-90304).

++ Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (No. 33-97892).

++++ Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-4 (No. 333-51819).

++++++ Incorporated by reference to the exhibits to the Company's Annual Report for 1998 on Form 10-K.

* Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (No. 333-2810).

** Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-4 (No. 333-36305).

*** Incorporated by reference to the exhibits to the Company's Annual Report for 1996 on Form 10-K.

**** Portions of this document, for which the Company has been granted confidential treatment, have been redacted and filed separately with the Securities and Exchange Commission.

***** Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-4 (No. 333-56391).

****** Incorporated by reference to the exhibits to the Company's Registration
       Statement on Form S-4 (No. 333-72211).

     (b) Schedules.

     All schedules are omitted as the required information is presented in the Registrant's consolidated financial statements or related notes or such schedules are not applicable.

ITEM 22. UNDERTAKINGS.

          (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of the amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado on the 4th day of May, 2000.

                                            ATLAS AIR, INC.

                                            By:   /s/ RICHARD H. SHUYLER
                                              ----------------------------------
                                                Name: Richard H. Shuyler
                                                Title: Executive Vice
                                                       President --
                                                       Strategic Planning,
                                                       Treasurer
                                                       and Director

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints Michael A. Chowdry and Richard H. Shuyler, and each of them singly, such person's true and lawful attorneys, each with full power of substitution to sign for such person and in such person's name and capacity as indicated below, any and all amendments to this Registration Statement, including post-effective amendments thereto, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

               /s/ MICHAEL A. CHOWDRY                  Chairman of the Board, Chief       May 4, 2000
-----------------------------------------------------    Executive Officer, President
                 Michael A. Chowdry                      and Director

               /s/ RICHARD H. SHUYLER                  Executive Vice President --        May 4, 2000
-----------------------------------------------------    Strategic Planning, Treasurer
                 Richard H. Shuyler                      and Director

                  /s/ BERL BERNHARD                    Director                           May 4, 2000
-----------------------------------------------------
                    Berl Bernhard

              /s/ LAWRENCE W. CLARKSON                 Director                           May 4, 2000
-----------------------------------------------------
                Lawrence W. Clarkson

                  /s/ DAVID K.P. LI                    Director                           May 4, 2000
-----------------------------------------------------
                    David K.P. Li

               /s/ DAVID T. MCLAUGHLIN                 Director                           May 4, 2000
-----------------------------------------------------
                 David T. McLaughlin

                   /s/ BRIAN ROWE                      Director                           May 4, 2000
-----------------------------------------------------
                     Brian Rowe

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
              +3.2       -- Restated Certificate of Incorporation of the Company.
           ++++3.3       -- Amended and Restated By-Laws of the Company.
               4.1       -- Form of 8.707% Atlas Air Pass Through Certificates Series
                            2000-1A (included in Exhibit 4.5).
               4.2       -- Form of 9.057% Atlas Air Pass Through Certificates Series
                            2000-1B (included in Exhibit 4.6).
               4.3       -- Form of 9.702% Atlas Air Pass Through Certificates Series
                            2000-1C (included in Exhibit 4.7).
               4.4       -- Pass Through Trust Agreement, dated as of January 28,
                            2000, between Wilmington Trust Company, as Trustee, and
                            Atlas Air, Inc.
               4.5       -- Trust Supplement No. 2000-1A, dated January 28, 2000,
                            between Wilmington Trust Company, as Trustee, and Atlas
                            Air, Inc. to Pass Through Trust Agreement, dated as of
                            January 28, 2000.
               4.6       -- Trust Supplement No. 2000-1B, dated January 28, 2000,
                            between Wilmington Trust Company, as Trustee, and Atlas
                            Air, Inc. to Pass Through Trust Agreement dated as of
                            January 28, 2000.
               4.7       -- Trust Supplement No. 2000-1C, dated January 28, 2000,
                            between Wilmington Trust Company, as Trustee, and Atlas
                            Air, Inc. to Pass Through Trust Agreement dated as of
                            January 28, 2000.
               4.8       -- Revolving Credit Agreement (2000-1A), dated as of January
                            28, 2000, between Wilmington Trust Company, not in its
                            individual capacity but solely as Subordination Agent, as
                            Borrower, and Westdeutsche Landesbank Girozentrale, as
                            Liquidity Provider.
               4.9       -- Revolving Credit Agreement (2000-1B), dated as of January
                            28, 2000, between Wilmington Trust Company, not in its
                            individual capacity but solely as Subordination Agent, as
                            Borrower, and Morgan Stanley Capital Services Inc., as
                            Liquidity Provider.
               4.10      -- Revolving Credit Agreement (2000-1C), dated as of January
                            28, 2000, between Wilmington Trust Company, not in its
                            individual capacity but solely as Subordination Agent, as
                            Borrower, and Morgan Stanley Capital Services Inc., as
                            Liquidity Provider.
               4.11      -- Escrow and Paying Agent Agreement (Class A) dated as of
                            January 28, 2000 among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, Deutsche Bank Securities Inc. and Salomon
                            Smith Barney Inc., as Placement Agents, Wilmington Trust
                            Company, as Trustee, and Wilmington Trust Company as
                            Paying Agent.
               4.12      -- Escrow and Paying Agent Agreement (Class B) dated as of
                            January 28, 2000 among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, Deutsche Bank Securities Inc. and Salomon
                            Smith Barney Inc., as Placement Agents, Wilmington Trust
                            Company, as Trustee, and Wilmington Trust Company as
                            Paying Agent.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
               4.13      -- Escrow and Paying Agent Agreement (Class C) dated as of
                            January 28, 2000 among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, Deutsche Bank Securities Inc. and Salomon
                            Smith Barney Inc., as Placement Agents, Wilmington Trust
                            Company, as Trustee, and Wilmington Trust Company as
                            Paying Agent.
               4.14      -- Deposit Agreement (Class A), dated as of January 28,
                            2000, between First Security Bank, National Association,
                            as Escrow Agent, and Westdeutsche Landesbank
                            Gironzentrale, as Depositary.
               4.15      -- Deposit Agreement (Class B), dated as of January 28,
                            2000, between First Security Bank, National Association,
                            as Escrow Agent, and Westdeutsche Landesbank
                            Gironzentrale, as Depositary.
               4.16      -- Deposit Agreement (Class C), dated as of January 28,
                            2000, between First Security Bank, National Association,
                            as Escrow Agent, and Westdeutsche Landesbank
                            Gironzentrale, as Depositary.
               4.17      -- Registration Rights Agreement dated January 28, 2000
                            among Atlas Air, Inc., Wilmington Trust Company, as
                            Trustee, and Morgan Stanley & Co. Incorporated, Deutsche
                            Bank Securities Inc. and Salomon Smith Barney Inc., as
                            Placement Agents.
               4.18      -- Intercreditor Agreement, dated as of January 28, 2000,
                            among Wilmington Trust Company, as Trustee, Westdeutsche
                            Landesbank Girozentrale, as Class A Liquidity Provider,
                            Morgan Stanley Capital Services, Inc., as Class B
                            Liquidity Provider and Class C Liquidity Provider, and
                            Wilmington Trust Company, as Subordination Agent and
                            Trustee.
               4.19      -- Note Purchase Agreement, dated as of January 28, 2000,
                            among Atlas Air, Inc., Wilmington Trust Company, as
                            Trustee, Wilmington Trust Company, as Subordination
                            Agent, First Security Bank, National Association, as
                            Escrow Agent, and Wilmington Trust Company, as Paying
                            Agent.
               4.20      -- Form of Leased Aircraft Participation Agreement
                            (Participation Agreement among Atlas Air, Inc., Lessee,
                                           , Owner Participant, First Security Bank,
                            National Association, Owner Trustee, and Wilmington Trust
                            Company, Mortgagee and Loan Participant) (Exhibit A-1 to
                            Note Purchase Agreement).
               4.21      -- Form of Lease (Lease Agreement between First Security
                            Bank, National Association, Lessor, and Atlas Air, Inc.,
                            Lessee) (Exhibit A-2 to Note Purchase Agreement).
               4.22      -- Form of Leased Aircraft Indenture (Trust Indenture and
                            Mortgage between First Security Bank, National
                            Association, Owner Trustee, and Wilmington Trust Company,
                            Mortgagee) (Exhibit A-3 to Note Purchase Agreement).
               4.23      -- Form of Leased Aircraft Trust Agreement (Trust Agreement
                            between                and First Security Bank, National
                            Association) (Exhibit A-5 to Note Purchase Agreement).
               4.24      -- Form of Owned Aircraft Participation Agreement
                            (Participation Agreement between Atlas Air, Inc., Owner,
                            and Wilmington Trust Company, as Mortgagee, Subordination
                            Agent and Trustee) (Exhibit C-1 to Note Purchase
                            Agreement).
               4.25      -- Form of Owned Aircraft Indenture (Trust Indenture and
                            Mortgage between Atlas Air, Inc., Owner, and Wilmington
                            Trust Company, as Mortgagee) (Exhibit C-2 to Note
                            Purchase Agreement).

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
               5.1       -- Opinion of Cahill Gordon & Reindel as to the legality of the New Certificates being registered hereby.
             +10.14      -- Boeing 747 Maintenance Agreement dated January 1, 1995, between the Company and KLM Royal Dutch Airlines, as
                            amended.
             +10.15      -- Atlas Air, Inc. 1995 Long Term Incentive and Stock Award
                            Plan.
             +10.16      -- Atlas Air, Inc. Employee Stock Purchase Plan.
          ++++10.17      -- Atlas Air, Inc. Profit Sharing Plan.
             +10.18      -- Atlas Air, Inc. Retirement Plan.
            ++10.19      -- Employment Agreement between the Company and Michael A.
                            Chowdry.
              10.20      -- Employment Agreement between the Company and Richard H.
                            Shuyler.
            ++10.23      -- Employment Agreement between the Company and James T.
                            Matheny.
             +10.26      -- Maintenance Agreement between the Company and Hong Kong
                            Aircraft Engineering Company Limited dated April 12,
                            1995, for the performance of certain maintenance events.
           ***10.53      -- Secured Loan Agreement by and between the Company and
                            Finova Capital Corporation dated April 11, 1996.
      ***/****10.55      -- Engine Maintenance Agreement between the Company and
                            General Electric Company dated June 6, 1996.
            **10.56      -- Employment Agreement dated as of May 1, 1997 between the
                            Company and Stanley G. Wraight.
              10.58      -- Fourth Amended and Restated Credit Agreement among the
                            Company, the Lenders listed therein, Goldman Sachs Credit
                            Partners L.P. (as Syndication Agent) and Bankers Trust
                            Company (as Administrative Agent) dated April 25, 2000.
            **10.59      -- Credit Agreement among Atlas Freighter Leasing, Inc., the
                            Lenders listed therein and Bankers Trust Company, as
                            agent, dated May 29, 1997.
            **10.60      -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N516MC.
            **10.61      -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N508MC.
            **10.62      -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N507MC.
            **10.63      -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N509MC.
            **10.64      -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N808MC.
            **10.65      -- Lease Agreement between Atlas Freighter Leasing, Inc., as lessor, and the Company, as lessee, relating to B747-200
                            aircraft. U.S. Registration No. N505MC.
            **10.66      -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N808MC.
            **10.67      -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N507MC.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
            **10.68      -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N509MC.
            **10.69      -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N505MC.
            **10.70      -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N508MC.
            **10.71      -- Security Agreement and Chattel Mortgage between the
                            Company, Atlas Freighter Leasing, Inc. and Bankers Trust
                            Company, as agent, relating to B747-200 aircraft. U.S.
                            Registration No. N516MC.
            **10.72      -- Form of Indenture, dated August 13, 1997, between the
                            Company and State Street Bank and Trust Company, as
                            Trustee, relating to the 10 3/4% Senior Notes (with form
                            of Note attached as exhibit thereto).
            **10.75      -- Credit Agreement among Atlas Freighter Leasing II, Inc., the Lenders listed therein, Bankers Trust Company (as
                            Administrative Agent) and Goldman Sachs Credit Partners
                            L.P. (as Syndication Agent) dated September 5, 1997.
            **10.76      -- Lease Agreement dated September 5, 1997 between Atlas
                            Freighter Leasing II, Inc., as lessor, and the Company,
                            as lessee, relating to B747-200 aircraft, U.S.
                            Registration No. N527MC and Spare Engine Nos. 517538,
                            517539 and 455167.
            **10.77      -- Lease Agreement dated September 5, 1997 between Atlas
                            Freighter Leasing II, Inc., as lessor, and the Company,
                            as lessee, relating to B747-200 aircraft, U.S.
                            Registration No. N523MC and Spare Engine Nos. 530168 and
                            517530.
            **10.78      -- Lease Agreement dated September 5, 1997 between Atlas
                            Freighter Leasing II, Inc., as lessor, and the Company,
                            as lessee, relating to B747-200 aircraft, U.S.
                            Registration No. N524MC and Spare Engine Nos. 517790 and
                            517602.
            **10.79      -- Lease Agreement dated September 5, 1997 between Atlas
                            Freighter Leasing II, Inc., as lessor, and the Company,
                            as lessee, relating to B747-200 aircraft, U.S.
                            Registration No. N526MC and Spare Engine Nos. 517544 and
                            517547.
            **10.80      -- Security Agreement and Chattel Mortgage dated September
                            5, 1997 between Atlas Freighter Leasing II, Inc., the
                            Company and Bankers Trust Company, as Agent, relating to
                            B747-200 aircraft, U.S. Registration No. N523MC and Spare
                            Engine Nos. 530168 and 517530.
             *10.81      -- Security Agreement and Chattel Mortgage dated September
                            5, 1997 between Atlas Freighter Leasing II, Inc., the
                            Company and Bankers Trust Company, as Agent, relating to
                            B747-200 aircraft, U.S. Registration No. N524MC and Spare
                            Engine Nos. 517790 and 517602.
            **10.82      -- Security Agreement and Chattel Mortgage dated September
                            5, 1997 between Atlas Freighter Leasing II, Inc., the
                            Company and Bankers Trust Company, as Agent, relating to
                            B747-200 aircraft, U.S. Registration No. N526MC and Spare
                            Engine Nos. 517544 and 517547.
            **10.84      -- Security Agreement and Chattel Mortgage dated September
                            5, 1997 between Atlas Freighter Leasing II, Inc., the
                            Company and Bankers Trust Company, as Agent, relating to
                            B747-200 aircraft, U.S. Registration No. N527MC and Spare
                            Engine Nos. 517538, 517539 and 455167.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
            **10.85      -- First Amendment to Lease Agreement among Atlas Freighter
                            Leasing, Inc. and Bankers Trust Company, as agent, dated
                            September 5, 1997
       **/****10.86      -- Purchase Agreement Number 2021 between The Boeing Company and the Company dated June 6, 1997.
            **10.87      -- Aircraft General Terms Agreement between The Boeing
                            Company and the Company dated June 6, 1997.
            ++10.90      -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1A-0.
            ++10.91      -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1A-S.
            ++10.92      -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1B-0.
            ++10.93      -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1B-S.
            ++10.94      -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1C-0.
            ++10.95      -- Pass Through Trust Agreement, dated as of February 9,
                            1998, between the Company and Wilmington Trust Company,
                            as Trustee, relating to the Atlas Air Pass Through Trust
                            1998-1C-S.
            ++10.96      -- Deposit Agreement (Class A), dated as of February 9,
                            1998, between First Security Bank, National Association,
                            as Escrow Agent, and ABN AMRO Bank N.V., acting through
                            its Chicago Branch, as Depositary.
            ++10.97      -- Deposit Agreement (Class B), dated as of February 9,
                            1998, between First Security Bank, National Association,
                            as Escrow Agent, and ABN AMRO Bank N.V., acting through
                            its Chicago Branch, as Depositary.
            ++10.98      -- Deposit Agreement (Class C), dated as of February 9,
                            1998, between First Security Bank, National Association,
                            as Escrow Agent, and ABN AMRO Bank N.V., acting through
                            its Chicago Branch, as Depositary.
            ++10.99      -- Indemnity Agreement, dated as of February 9, 1998,
                            between ABN AMRO Bank N.V., acting through its Chicago
                            Branch, as Depositary, and the Company.
            ++10.100     -- Escrow and Paying Agent Agreement (Class A), dated as of
                            February 9, 1998, among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, BT Alex. Brown Incorporated, Donaldson,
                            Lufkin & Jenrette Securities Corporation and Goldman,
                            Sachs & Co., as Placement Agents, Wilmington Trust
                            Company, not in its individual capacity, but solely as
                            Pass Through Trustee, and Wilmington Trust Company, as
                            Paying Agent.
            ++10.101     -- Escrow and Paying Agent Agreement (Class B), dated as of
                            February 9, 1998, among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, BT Alex. Brown Incorporated, Donaldson,
                            Lufkin & Jenrette Securities Corporation and Goldman,
                            Sachs & Co., as Placement Agents, Wilmington Trust
                            Company, not in its individual capacity, but solely as
                            Pass Through Trustee, and Wilmington Trust Company, as
                            Paying Agent.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
            ++10.102     -- Escrow and Paying Agent Agreement (Class C), dated as of
                            February 9, 1998, among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, BT Alex. Brown Incorporated, Donaldson,
                            Lufkin & Jenrette Securities Corporation and Goldman,
                            Sachs & Co., as Placement Agents, Wilmington Trust
                            Company, not in its individual capacity, but solely as
                            Pass Through Trustee, and Wilmington Trust Company, as
                            Paying Agent.
            ++10.103     -- Revolving Credit Agreement (1998-1A), dated as of
                            February 9, 1998, between Wilmington Trust Company, not
                            in its individual capacity but solely as Subordination
                            Agent, as Borrower, and ABN AMRO Bank N.V., acting
                            through its Chicago Branch as Liquidity Provider.
            ++10.104     -- Revolving Credit Agreement (1998-1B), dated as of
                            February 9, 1998, between Wilmington Trust Company, not
                            in its individual capacity but solely as Subordination
                            Agent, as Borrower, and Morgan Stanley Capital Services,
                            Inc., as Liquidity Provider.
            ++10.105     -- Revolving Credit Agreement (1998-1C), dated as of
                            February 9, 1998, between Wilmington Trust Company, not
                            in its individual capacity but solely as Subordination
                            Agent, as Borrower, and Morgan Stanley Capital Services,
                            Inc., as Liquidity Provider.
            ++10.106     -- Guarantee, dated as of February 9, 1998, from Morgan
                            Stanley, Dean Witter, Discover & Co. to Atlas Air, Inc.
                            Pass Through Trust 1998-B relating to Class B Liquidity
                            Facility.
            ++10.107     -- Guarantee, dated as of February 9, 1998, from Morgan
                            Stanley, Dean Witter, Discover & Co. to Atlas Air, Inc.
                            Pass Through Trust 1998-C relating to Class C Liquidity
                            Facility.
            ++10.108     -- Intercreditor Agreement, dated as of February 9, 1998,
                            among Wilmington Trust Company, not in its individual
                            capacity but solely as Trustee, ABN AMRO Bank N.V.,
                            acting through its Chicago Branch, as Class A Liquidity
                            Provider, Morgan Stanley Capital Services, Inc., as Class
                            B Liquidity Provider and Class C Liquidity Provider, and
                            Wilmington Trust Company.
            ++10.109     -- Note Purchase Agreement, dated as of February 9, 1998,
                            among the Company, Wilmington Trust Company and First
                            Security Bank, National Association.
         *****10.111     -- Form of Indenture, dated April 9, 1998, between the
                            Company and State Street Bank and Trust company, as
                            Trustee, relating to the 9 1/4% Senior Notes (with form
                            of Note attached as exhibit thereto).
    ****/*****10.114     -- Engine Maintenance Agreement between the Company and GE
                            Engine Services, Inc.
    ****/*****10.115     -- Engine Maintenance Agreement between the Company and GE
                            Engine Services, Inc.
    ****/*****10.116     -- General Terms Agreement between the Company and General
                            Electric Company dated June 6, 1997.
        ******10.117     -- Form of Indenture, dated November 18, 1998, between the
                            Company and State Street Bank and Trust Company, as
                            Trustee, relating to the 9 3/8% Senior Notes (with form
                            of Note attached as exhibit thereto).
        ++++++10.118     -- Employment Agreement dated June 22, 1998, between the
                            Company and Thomas G. Scott.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           +++10.119     -- Underwriting Agreement, dated April 5, 1999, among Atlas
                            Air, Inc., Morgan Stanley & Co. Incorporated, BT Alex.
                            Brown Incorporated, ING Baring Furman Selz LLC and CIBC
                            Oppenheimer Corp.
           +++10.120     -- Revolving Credit Agreement (1999-1A-1), dated as of April
                            13, 1999, between Wilmington Trust Company, as
                            Subordination Agent, and ABN AMRO Bank N.V., Chicago
                            Branch, as Liquidity Provider.
           +++10.121     -- Revolving Credit Agreement (1999-1A-2), dated as of April
                            13, 1999, between Wilmington Trust Company, as
                            Subordination Agent, and ABN AMRO Bank N.V., Chicago
                            Branch, as Liquidity Provider.
           +++10.122     -- Revolving Credit Agreement (1999-1B), dated as of April
                            13, 1999, between Wilmington Trust Company, as
                            Subordination Agent, and Morgan Stanley Capital Services,
                            Inc., as Liquidity Provider.
           +++10.123     -- Revolving Credit Agreement (1999-1C), dated as of April
                            13 1999, between Wilmington Trust Company, as
                            Subordination Agent, and Morgan Stanley Capital Services,
                            Inc., as Liquidity Provider.
           +++10.124     -- Guarantee, dated April 13, 1999, by Morgan Stanley Dean
                            Witter & Co. relating to Revolving Credit Agreement
                            (1999-1B).
           +++10.125     -- Guarantee, dated April 13, 1999, by Morgan Stanley Dean
                            Witter & Co. relating to Revolving Credit Agreement
                            (1999-1C).
           +++10.126     -- Pass Through Trust Agreement, dated as of April 1, 1999, between Wilmington Trust Company, as Trustee, and Atlas
                            Air, Inc.
           +++10.127     -- Trust Supplement No. 1999-1A-1, dated April 13, 1999,
                            between Wilmington Trust Company, as Trustee, and Atlas
                            Air, Inc. to Pass Through Trust Agreement, dated as of
                            April 1, 1999.
           +++10.128     -- Trust Supplement No. 1999-1A-2, dated April 13, 1999,
                            between Wilmington Trust Company, as Trustee, and Atlas
                            Air, Inc. to Pass Through Trust Agreement, dated as of
                            April 1, 1999.
           +++10.129     -- Trust Supplement No. 1999-1B, dated April 13, 1999,
                            between Wilmington Trust Company, as Trustee, and Atlas
                            Air, Inc. to Pass Through Trust Agreement, dated as of
                            April 1, 1999.
           +++10.130     -- Trust Supplement No. 1999-1C, dated April 13, 1999,
                            between Wilmington Trust Company, as Trustee, and Atlas
                            Air, Inc. to Pass Through Trust Agreement, dated as of
                            April 1, 1999.
           +++10.131     -- Intercreditor Agreement, dated as of April 13, 1999,
                            among Wilmington Trust Company, as Trustee, ABN AMRO Bank
                            N.V., Chicago Branch, as Class A-1 Liquidity Provider and
                            Class A-2 Liquidity Provider, Morgan Stanley Capital
                            Services, Inc., as Class B Liquidity Provider and Class C
                            Liquidity Provider, and Wilmington Trust Company, as
                            Subordination Agent and Trustee.
           +++10.132     -- Deposit Agreement (Class A-1), dated as of April 13,
                            1999, between First Security Bank, National Association,
                            as Escrow Agent, and Credit Suisse First Boston, New York
                            Branch, as Depositary.
           +++10.133     -- Deposit Agreement (Class A-2), dated as of April 13,
                            1999, between First Security Bank, National Association,
                            as Escrow Agent, and Credit Suisse First Boston, New
                            York, as Depositary.
           +++10.134     -- Deposit Agreement (Class B), dated as of April 13, 1999, between First Security Bank, National Association, as
                            Escrow Agent, and Credit Suisse First Boston, New York
                            Branch, as Depositary.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           +++10.135     -- Deposit Agreement (Class C), dated as of April 13, 1999, between First Security Bank, National Association, as
                            Escrow Agent, and Credit Suisse First Boston, New York
                            Branch, as Depositary.
           +++10.136     -- Escrow and Paying Agent Agreement (Class A-1), dated as of April 13, 1999, among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, BT Alex. Brown Incorporated, ING Baring
                            Furman Selz LLC and CIBC Oppenheimer Corp., as
                            Underwriters, Wilmington Trust Company, as Trustee, and
                            Wilmington Trust Company, as Paying Agent.
           +++10.137     -- Escrow and Paying Agent Agreement (Class A-2), dated as of April 13, 1999, among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, BT Alex. Brown Incorporated, ING Baring
                            Furman Selz LLC and CIBC Oppenheimer Corp., as
                            Underwriters, Wilmington Trust Company, as Trustee, and
                            Wilmington Trust Company, as Paying Agent.
           +++10.138     -- Escrow and Paying Agent Agreement (Class A-B), dated as of April 13, 1999, among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, BT Alex. Brown Incorporated, ING Baring
                            Furman Selz LLC and CIBC Oppenheimer Corp., as
                            Underwriters, Wilmington Trust Company, as Trustee, and
                            Wilmington Trust Company, as Paying Agent.
           +++10.139     -- Escrow and Paying Agent Agreement (Class A-C), dated as of April 13, 1999, among First Security Bank, National
                            Association, as Escrow Agent, Morgan Stanley & Co.
                            Incorporated, BT Alex. Brown Incorporated, ING Baring
                            Furman Selz LLC and CIBC Oppenheimer Corp., as
                            Underwriters, Wilmington Trust Company, as Trustee, and
                            Wilmington Trust Company, as Paying Agent.
           +++10.140     -- Note Purchase Agreement, dated as of April 13, 1999,
                            among Atlas Air Inc., Wilmington Trust Company, as
                            Trustee, Wilmington Trust Company, as Subordination
                            Agent, First Security Bank, National Association, as
                            Escrow Agent, and Wilmington Trust Company, as Paying
                            Agent.
           +++10.141     -- Form of Leased Aircraft Participation Agreement
                            (Participation Agreement among Atlas Air, Inc., Lessee,
                                      , Owner Participant, First Security Bank,
                            National Association, Owner Trustee, and Wilmington Trust
                            Company, Mortgagee and Loan Participant) (Exhibit A-1 to
                            Note Purchase Agreement).
           +++10.142     -- Form of Lease (Lease Agreement between First Security
                            Bank, National Association, Lessor, and Atlas Air, Inc.,
                            Lessee) (Exhibit A-2 to Note Purchase Agreement).
           +++10.143     -- Form of Leased Aircraft Indenture (Trust Indenture and
                            Mortgage between First Security Bank, National
                            Association, Owner Trustee, and Wilmington Trust Company,
                            Mortgagee) (Exhibit A-3 to Note Purchase Agreement).
           +++10.144     -- Form of Leased Aircraft Trust Agreement (Trust Agreement
                            between           and First Security Bank, National
                            Association) (Exhibit A-5 to Note Purchase Agreement).
           +++10.145     -- Form of Owned Aircraft Participation Agreement
                            (Participation Agreement between Atlas Air, Inc., Owner,
                            and Wilmington Trust Company, as Mortgagee, Subordination
                            Agent and Trustee) (Exhibit C-1 to Note Purchase
                            Agreement).
           +++10.146     -- Form of Owned Aircraft Indenture (Trust Indenture and
                            Mortgage between Atlas Air, Inc., Owner, and Wilmington
                            Trust Company, as Mortgagee) (Exhibit C-2 to Note
                            Purchase Agreement).
           +++10.147     -- 7.20% Atlas Air Pass Through Certificate 1999-1A-1,
                            Certificate No. A-1-1.

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           +++10.148     -- 7.20% Atlas Air Pass Through Certificate 1999-1A-1,
                            Certificate No. A-1-2.
           +++10.149     -- 6.88% Atlas Air Pass Through Certificate 1999-1A-2,
                            Certificate No. A-2-1.
           +++10.150     -- 7.63% Atlas Air Pass Through Certificate 1999-1B-1,
                            Certificate No. B-1.
           +++10.151     -- 8.77% Atlas Air Pass Through Certificate 1999-1C-1,
                            Certificate No. C-1.
          ++++10.152     -- Agreement of Lease between Texaco, Inc., Landlord, and
                            the Company, Tenant, 2000 Westchester Avenue, White
                            Plains, New York 10650 dated November 9, 1999.
          ++++10.153     -- Atlas Air, Inc. Annual Incentive Compensation Plan.
          ++++10.154     -- Atlas Air, Inc. Long-Term Incentive Plan.
          ++++10.155     -- Amendments to the Atlas Air, Inc. 1995 Long Term
                            Incentive and Stock Award Plan. (The Atlas Air, Inc. 1995
                            Long Term Incentive and Stock Award Plan is filed as
                            Exhibit 10.15, which is incorporated by reference in this
                            Report.)
            ++21.1       -- Subsidiaries of the Registrant.
              23.1       -- Consent of Arthur Andersen LLP.
              23.2       -- Consent of Cahill Gordon & Reindel (included in Exhibit
                            5.1).
              24.1       -- Powers of Attorney (set forth on the signature page of
                            the Registration Statement).
              25.1       -- Statement of Eligibility of Wilmington Trust Company for
                            the 2000-1A Pass Through Certificates, on Form T-1.
              25.2       -- Statement of Eligibility of Wilmington Trust Company for
                            the 2000-1B Pass Through Certificates, on Form T-1.
              25.3       -- Statement of Eligibility of Wilmington Trust Company for
                            the 2000-1C Pass Through Certificates, on Form T-1.
              99.1       -- Form of Letter of Transmittal.
              99.2       -- Form of Notice of Guaranteed Delivery.
              99.3       -- Form of Letter to Brokers, Dealers Commercial Banks,
                            Trust Companies and Other Nominees.
              99.4       -- Form of Letter to Clients.

---------------

++++ Incorporated by reference to the exhibits to the Company's Annual Report for 1999 on Form 10-K.

+++ Incorporated by reference to the exhibits to the Company's Current Report on Form 8-K dated April 13, 1999.

++ Incorporated by reference to the exhibits to the Company's Annual Report for 1997 on Form 10-K.

+ Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (No. 33-90304).

++ Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (No. 33-97892).

++++ Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-4 (No. 333-51819).

++++++ Incorporated by reference to the exhibits to the Company's Annual Report for 1998 on Form 10-K.

* Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-1 (No. 333-2810).

** Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-4 (No. 333-36305).

*** Incorporated by reference to the exhibits to the Company's Annual Report for 1996 on Form 10-K.

**** Portions of this document, for which the Company has been granted confidential treatment, have been redacted and filed separately with the Securities and Exchange Commission.

***** Incorporated by reference to the exhibits to the Company's Registration Statement on Form S-4 (No. 333-56391).

****** Incorporated by reference to the exhibits to the Company's Registration
       Statement on Form S-4 (No. 333-72211).